UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

O-I GLASS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐ ☐	Fee paid previously with preliminary materials. Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(I) and 0-1 I.

O-I

2024
Notice of Annual Meeting & Proxy Statement

A Global Leader in Glass Packaging

Founded in 1903 in Ohio by Michael J. Owens, inventor of the automatic bottle-making machine, we're proud to be one of the world's leading producers of the most sustainable packaging: the glass container. We partner with the world's leading food and beverage companies to transform four basic ingredients into masterfully designed, sustainable and healthy glass packaging. We're dedicated to helping brands tell their stories, through glass, to build long-lasting bonds with consumers while shaping a healthier, happier, and more sustainable world.

36 billion

glass containers manufactured in 2023

~23,000

employees across 68 plants in 19 countries

>3,800

patents / applications worldwide

Note: Based on 2023 data.

A MESSAGE FROM OUR
PRESIDENT & CHIEF EXECUTIVE OFFICER

To my Fellow Share Owners:

You are cordially invited to virtually attend the Annual Meeting (the “Annual Meeting”) of the share owners of O-I Glass, Inc. (the “Company” or “O-I” or “we”) for the purpose of considering and voting upon the matters referenced on the following pages.

OUR 2023 PERFORMANCE

The Company continued to take bold steps in 2023 to advance its transformation, enhance its business fundamentals, and achieve key strategic objectives. Despite ongoing challenges in the global economic environment, the Company had strong operating performance in 2023 and is well positioned to generate strong financial results as both sales and production volumes recover.

Some notable accomplishments include:

●	Achievement of strong net price (net of cost inflation) and the benefit of the Company’s margin expansion initiatives, which helped mitigate the impact of softer demand; the margin expansion initiatives exceeded the Company’s target with the strongest results in that program’s seven-year history.
●	Solid progress on the Company’s capital expansion program, completing the first round of new capacity additions in Canada and Colombia, on time and on budget.
●	Development efforts for MAGMA and ULTRA continued, and the Company’s first MAGMA Greenfield project in Bowling Green, KY, is on track to be commissioned in mid-2024.
●	The Company’s updated ESG roadmap continues to be integrated into its strategy and long-term capital allocation plan, as it advances glass as the most sustainable packaging solution.
●	Continued to strengthen the Company’s balance sheet to its best position in nearly a decade.

In aggregate, the Company is proud of the progress it has made, and I firmly believe our best days are ahead of us.

OUR PEOPLE

The Company is committed to a culture of respect and integrity and believes it achieves improved decision making and outcomes when it has a workforce reflecting the diversity of the world in which it operates. The Company has built a foundation to incorporate diversity and inclusion throughout its operations. As part of the Company’s journey to elevate performance, one of its goals is to create an environment where employees can bring their whole selves to work, to share new ideas and innovate, and in turn, enhance their overall experience and overall well-being.

The Company has approximately 23,000 employees and has 68 plants spread across 19 countries. The Company’s success and performance are directly related to the collective success and performance of every employee. The skills, experience and industry knowledge of its employees significantly benefit the Company’s operations and performance.

The Company’s vision for creating an excellent employee experience is built upon its values, behaviors, and people system. For the Company, its values and behaviors are the foundation for bringing its vision and goals to life. The Company’s core values of safety, well-being, diversity, equity and inclusion, passion, accountability, and agility drive its behaviors. Led by its people’s knowledge and ambition, the Company is innovating to meet its customers’ ever-evolving needs to help build their brands and become valued partners. To facilitate talent attraction and retention, the Company works to provide a safe, inclusive, diverse, motivating and collaborative work environment with opportunities for its employees to grow and develop in their careers, supported by strong compensation, benefits and health and wellness programs, and by programs that build connections between its employees and their communities.

OUR COMMITMENT TO A SUSTAINABLE FUTURE

We believe glass is the most sustainable packaging option, however our quest encompasses much more than just making brand-building glass packaging. The O-I journey is also about how our people bring innovative, brand-building solutions. As such, the Company has built a strong, resilient organization designed to thrive long into the future. O-I is not only reimagining and reinventing the business model for glass packaging but also using transformative concepts to heighten our sustainability ambitions.

Finally, as previously announced, I plan to retire as President and CEO at the Annual Meeting. It has been a privilege to serve as O-I’s CEO for the past eight years and to work alongside such a talented team for the entirety of my career. I am delighted with the selection of Gordon J. Hardie to succeed me as CEO. I have worked closely with Gordon from our time together on the O-I Board, and I believe he is the ideal leader to take O-I to the next level. The team has made significant progress on our transformational journey and are well-positioned to meet the evolving requirements of the packaging market and capitalize on emerging trends. Indeed, I am extremely proud of what we have built together as we advance new standards in sustainable glass manufacturing. O-I has a bright future, and I believe that breakthrough innovations like our MAGMA technology are just the beginning.

President and CEO March 31, 2021 Perrysburg, Ohio
Thank you for your continued support, ANDRES LOPEZ President and CEO April 5, 2024 Perrysburg, Ohio

NOTICE OF 2024
ANNUAL MEETING OF SHARE OWNERS

DATE: Wednesday, May 15, 2024 AT 9:00 AM (ET) WEBCAST: www.virtualshareholder meeting.com/OI2024

Meeting Agenda

You are cordially invited to virtually attend the Annual Meeting (the “Annual Meeting”) of the share owners of O-I Glass, Inc. (the “Company”) for the purpose of considering and voting upon the following matters:

		BOARD’S VOTING RECOMMENDATION	MORE INFORMATION
	PROPOSAL 1: The election of 10 directors, each to serve for a term of one year	FOR each	Page 12
	PROPOSAL 2: The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024	FOR	Page 81
	PROPOSAL 3: An advisory vote to approve named executive officer compensation for 2023 (“Say on Pay”)	FOR	Page 82

Your Vote Is Important

Share owners as of the close of business on March 18, 2024 (the “record date”) are entitled to notice of, and to vote at, the Annual Meeting. During the Annual Meeting, share owners will also be able to submit questions electronically and examine the list of stockholders entitled to vote at the Annual Meeting.

VOTE IN PERSON Follow the instructions contained in this Proxy Statement to virtually attend the Annual Meeting and vote your shares during the Annual Meeting.	VOTE BY INTERNET Visit www.proxyvote.com with the control number found on the proxy card.	VOTE BY PHONE Call the toll-free number (for residents of the U.S. and Canada) listed on the proxy card. Be sure to have the control number available.	VOTE BY MAIL Complete and sign the enclosed proxy card and return it in the enclosed envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
By the Board of Directors, DARROW A. ABRAHAMS Corporate Secretary April 5, 2024 Perrysburg, Ohio

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHARE OWNERS TO BE HELD ON MAY 15, 2024

The Notice of Annual Meeting and Proxy Statement and the Company’s 2023 Annual Report to share owners are available at www.proxyvote.com. You will need your assigned control number to vote your shares. Your control number can be found on your proxy card.

Proxy Statement Summary

PROXY STATEMENT SUMMARY

This summary highlights certain information contained elsewhere in this proxy statement. This is only a summary, so please refer to the full Proxy Statement and 2023 Annual Report to share owners before you vote.

ANNUAL MEETING LOGISTICS

WHEN Wednesday, May 15, 2024	WHERE Online only at: www.virtualshareholdermeeting.com/OI2024	RECORD DATE March 18, 2024

Voting guide

PROPOSAL	Election of 10 Directors (see pages 12-17)	OUR BOARD RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE
1

The Board of Directors recommends that you vote FOR each director nominee. These individuals bring a range of relevant experiences and overall diversity of perspectives that is essential to good governance and leadership of our Company.

PROPOSAL	Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2024 (see page 81)	OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL
2

The Board of Directors recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024. We believe Ernst & Young LLP has sufficient knowledge and experience to provide our Company with a wide range of accounting services that are on par with the best offered in the industry.

PROPOSAL	Advisory Vote to Approve the Company’s Named Executive Officer Compensation (“Say on Pay”) (see pages 82-83)	OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL
3

The Board of Directors recommends that you vote FOR this “Say on Pay” advisory proposal because our compensation program attracts top talent commensurate with our peers and reinforces our “Pay for Performance” philosophy.

O-I GLASS, INC. 2024 PROXY STATEMENT	1

Proxy Statement Summary

OUR COMMITMENT TO A SUSTAINABLE FUTURE

O-I SUSTAINABILITY GOALS

We are in continuous pursuit of 10 sustainability goals driven from a global leadership level. Our goals are purposefully ambitious and aspirational because it’s what drives innovation and transformation. We see the fundamental role that businesses have in collectively achieving the 17 United Nations Sustainable Development Goals (“SDGs”) and therefore, we have aligned our goals to the SDGs we believe are most relevant to our business. We believe empowering our people under a broader sustainability umbrella with a more global reach will enhance our efforts to make progress toward our sustainability goals and SDG alignment. Our baseline is 2017 unless otherwise noted.

	Increase recycled content to 50% average by 2030. O-I is taking a tailored approach to increase recycled content rates across its enterprise network as rates vary significantly by geography.		Reduce the amount of natural resources used and reduce the generation of waste by reusing and recycling as we drive towards a Zero Waste organization.
50% RECYCLED CONTENT		ZERO WASTE

	As part of our journey toward zero injuries, we are committed to a 50% improvement of our Total Recordable Incident Rate (“TRIR”) by 2030.		We are committed to reducing our global water usage 25% by 2030, prioritizing operations in higher risk areas.
50% IMPROVEMENT		25% WATER REDUCTION

	Renewable energy is a pillar in our strategy to lower carbon emissions. Our goal is to reach 40% renewable electricity use and a reduction of total energy consumption by 9% by 2030.		Reinvent and re-imagine glassmaking– where the circularity of glass meets the potential of our MAGMA melting technology, low-carbon alternative fuels, and light-weighted glass packaging.
40% RENEWABLES		R&D TRANSFORMATION

We see tremendous opportunity to positively impact the planet and communities where we operate. We will collaborate with customers, NGOs, suppliers and local leaders to make glass recycling available in 100% of our locations.

Approved SBTi target to reduce GHG emissions 25% by 2030 (interim target of 10% by 2025).
SOCIAL IMPACT		25% GHG REDUCTION

At O-I, we are better when we reflect the diverse world we serve, feel welcome, and have equal access to opportunities. We are focused on increasing all aspects of diversity, equity and inclusion across our team.

Achieve sustainability balance, together, by aligning our supply chain with our 2030 sustainability vision and goals.
DIVERSITY EQUITY & INCLUSION		SUPPLY CHAIN SUSTAINABILITY

O-I GLASS, INC. 2024 PROXY STATEMENT	2

Proxy Statement Summary

Our 2023 Sustainability Report Update shows the progress we’re making and outlines our roadmap and goals. Join us as we continue our transformation in 2024.

Advancements in Sustainability Reporting

As O-I continues our sustainability transformation, significant acknowledgments highlight our progress. O-I was recognized by Sustainalytics for managing our ESG risks with a “low risk” score. Sustainalytics is a provider of analytical environmental, social, and governance research, rating, and data to institutional investors and companies.

O-I currently holds a gold medal sustainability rating by EcoVadis, a trusted provider of business sustainability ratings, intelligence, and collaborative performance improvements for tools for global supply chains. Additionally, O-I maintained B scores in both Climate Change and Water Security categories through CDP.

Our vision at O-I for a sustainable future is here, today. Our sustainability ambitions for today and tomorrow are grounded in the same resiliency created by our foundational commitment to innovation and transformation of our products, processes, and relationships with our stakeholders. This recognition is an acknowledgment of achieving balance across this ecosystem and will be a driving force for creating an organization designed for the long term modeled on this evolving balance.

Neither our 2022 Sustainability Report, 2023 Sustainability Report Update, nor any other information contained on our website is incorporated by reference into this proxy statement or any other O-I filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

O-I GLASS, INC. 2024 PROXY STATEMENT	3

Proxy Statement Summary

OUR executive compensation highlights

The O-I Glass Compensation and Talent Development Committee is committed to working with the Board of Directors (the “Board”) and management to design compensation plans that motivate the Company’s executives and support business objectives that create share owner value without taking excessive risks. Incentive program payout levels and the associated stock price movement are consistent with a historical trend of being closely aligned with the returns earned by its investors relative to those of the S&P 500 or its pay benchmarking companies as more clearly seen in the realizable pay and performance analysis covered beginning on page 35, demonstrating the strong alignment of pay for performance. Our approach to compensation of our named executive officers received overwhelmingly strong support at last year’s advisory Say on Pay vote, with over 97% of votes cast voting in favor of the proposal. These results were aligned with the support received in 2022 with over 96% of votes cast voting in favor.

As a result of this demonstrated alignment of the compensation programs with share owners’ interests, the Compensation and Talent Development Committee maintained most elements of its 2022 short-term incentive (“STI”) and long-term incentive (“LTI”) programs for the 2023 performance cycle. For the 2023 STI program, the Compensation and Talent Development Committee changed the adjusted free cash flow (“aFCF”) measure to FCF (“FCF”), which includes all cash payments for property, plant and equipment. In addition, the Compensation and Talent Development Committee eliminated the enterprise strategic objectives measure (weighted 10%), and increased the weight applied to the Earnings Before Interest and Taxes (“EBIT”) measure (from 70% to 80%), while maintaining the weight applied to the FCF measure (20%). The Compensation and Talent Development Committee had added enterprise strategic objectives as a new measurement area for the 2021 STI program in an effort to amplify attention and incentivize the significant cultural change management needed to achieve two of its key strategic initiatives: Global Capabilities and Performance Acceleration Gross Benefit Run Rate and Smart Spend. The reduction to the weight placed on this measure in 2022 and elimination of the measure in 2023 signified the progress made by the Company over this timeframe.

O-I GLASS, INC. 2024 PROXY STATEMENT	4

Proxy Statement Summary

The Compensation and Talent Development Committee believes that its STI and LTI programs for 2023 (taking into account the changes made to our STI program in 2023) support the Company’s business objectives and aligns with share owners’ interests.

Further, it is the Company’s philosophy that a significant portion of the target compensation opportunity provided to the Company’s named executive officers identified in the Compensation Discussion and Analysis below (“NEOs”) be “variable” or “at risk” based on Company performance and/or the price of the Company’s stock. Based on compensation packages in effect on December 31, 2023, the CEO had 88% of his target total direct compensation “at risk” and the other NEOs had an average of approximately 68% of their target total direct compensation “at risk.”

O-I GLASS, INC. 2024 PROXY STATEMENT	5

Proxy Statement Summary

OUR CORPORATE GOVERNANCE HIGHLIGHTS

The Company’s executive compensation programs are designed to reflect appropriate governance practices aligned with the needs of the business. Below is a summary of compensation practices the Company has adopted to drive performance and to align with share owner interests, followed by a list of practices the Company does not subscribe to because the Company does not believe they would serve its share owners’ long-term interests.

OUR COMPENSATION AND GOVERNANCE BEST PRACTICES

WHAT WE DO/HAVE

➢
Aligned Pay and Performance
➢
Appropriately Demanding Incentive Goals
➢
Incentive Metrics Aligned with Value Creation Strategy: higher earnings (EBIT and earnings per share), greater FCF, capital efficiency (return on invested capital) and stock price (equity awards and relative total shareholder return modifier)
➢
Target Market Median Pay Levels based on pay data of peers and other industrial companies of similar revenue size
➢
Balanced Compensation Structure: fixed vs. variable; annual vs. long term; cash vs. stock; service vs. performance-based awards
➢
Majority (60% of target value) of LTI award delivered in performance-based awards vs. solely service-based equity
➢
One-year minimum vesting requirement for equity awards (subject to limited exceptions)
➢
Protective Non-Compete and Non-Solicitation Covenants Applicable to LTI Awards
➢
Common Annual Equity Award Date (March 7)

➢
Stock Ownership and Retention Guidelines
➢
Anti-Hedging and Prohibition of Pledging Policy
➢
Double Trigger (i.e., a change in control and an involuntary termination) Requirement for Equity Vesting
➢
Policy for Recovery of Erroneously Awarded Compensation (“Clawback Policy”) in accordance with SEC rules and NYSE listing standards
➢
Annual Independent Risk Assessment of Compensation Programs
➢
Annual “Say on Pay” Vote
➢
Independent Compensation and Talent Development Committee
➢
Annual Review of Independence of Committee’s Advisors
➢
Limit on the annual value of combined cash and equity awards granted to non-employee directors

WHAT WE DO NOT DO/HAVE

➢
Uncapped annual or long-term performance incentives
➢
Use the same financial metric(s) in the annual and long-term incentive plans
➢
Pay Dividends or Dividend Equivalents on Unvested LTI awards
➢
Rely on Stock Options to deliver long-term incentive opportunities
➢
Permit Repricing of Underwater Stock Options Without Share Owner Approval
➢
Liberal Share Recycling

➢
Excessive Perquisites or Tax Gross-ups for Perquisites: See “Other Benefits” for details
➢
Excise Tax Gross-Ups upon Change in Control
➢
Single Trigger Change in Control Severance Payments
➢
Multi-Year Employment Contracts
➢
Include design elements in our incentive plans that encourage excessive risk taking

O-I GLASS, INC. 2024 PROXY STATEMENT	6

Proxy Statement Summary

AN OVERVIEW OF OUR DIRECTOR NOMINEES

The following table sets forth the name, age, tenure and independence of each of our nominees for director and indicates the committees of the Board of Directors on which each nominee currently serves, as applicable.

				Committees
Director and Principal Occupation	Age	Director Since	Independent	Audit	Compensation & Talent Development	Nominating/ Corporate Governance
Samuel R. Chapin Former Executive Vice Chairman of Bank of America Merrill Lynch	66	2020	●	●
David V. Clark, II Former President and Chief Executive Officer of Cereal Partners Worldwide S.A.	55	2022	●		●
Eric J. Foss Former Chairman, President and Chief Executive Officer of Aramark	65	-	●
Gordon J. Hardie Incoming President and CEO of O-I	60	2015
John Humphrey Former Executive Vice President and Chief Financial Officer of Roper Technologies, Inc.	58	2018	●	C
Alan J. Murray Former Managing Board Member for North America for Heidelberg Cement AG	70	2015	●	●		C
Hari N. Nair Chief Executive Officer of Anitar Investments LLC	64	2013	●	●	C
Cheri Phyfer Executive Vice President and Group President at Fortune Brands Innovations, Inc.	52	-	●
Catherine I. Slater Former Senior Vice President, Global Cellulose Fibers and IP Asia at the International Paper Company	60	2020	●		●
Carol A. Williams Former Special Advisor to the Chief Executive Officer at Dow Chemical Company	66	2014	●		●	●
Number of Meetings in 2023:	Full Board: 7			11	7	7

C = Committee Chair ● = Committee Member

O-I GLASS, INC. 2024 PROXY STATEMENT	7

Proxy Statement Summary

SKILLS AND ATTRIBUTES OF OUR DIRECTOR nominees

The matrix below summarizes certain key experiences, qualifications and attributes that our director nominees bring to the Board to enable effective oversight. This matrix is intended to provide a summary of our director nominees’ qualifications and is not a complete list of each director nominee’s strengths or contributions to the Board. Additional details are set forth throughout this proxy statement.

	Samuel R. Chapin	David V. Clark, II	Eric J. Foss	Gordon J. Hardie	John Humphrey	Alan J. Murray	Hari N. Nair	Cheri Phyfer	Catherine I. Slater	Carol A. Williams
Qualifications & Experience
Manufacturing Operations		●	●	●	●	●	●		●	●
Public Company Management	●	●	●	●	●	●	●	●	●	●
Global Business	●	●	●	●	●	●	●	●	●	●
Corporate Governance	●	●	●	●	●	●	●	●	●	●
Financial	●	●	●	●	●	●	●	●	●	●
Marketing/Sales	●	●	●	●		●	●	●	●	●
Risk Management	●	●	●	●	●	●	●	●	●	●
Engineering		●		●	●		●		●	●
Cybersecurity/Data Privacy		●	●	●	●			●	●	●
ESG and Climate Risk		●	●	●	●			●	●	●
Demographic Background
Tenure (Years)	4	2	0	9	6	9	11	0	4	10
Age (Years)	66	55	65	60	58	70	64	52	60	66
Gender (Male/Female)	M	M	M	M	M	M	M	F	F	F
Race/Ethnicity
Self-Identified Race or Ethnic Diversity							●
Not Racially or Ethnically Diverse	●	●	●	●	●	●		●	●	●

O-I GLASS, INC. 2024 PROXY STATEMENT	8

Proxy Statement Summary

OUR PEOPLE

Human Rights

As part of our holistic approach to sustainability, we strive to maintain a safe workplace, build sustainable communities, and provide effective, accountable, and transparent governance. Our written Global Code of Business Conduct and Ethics (“Code of Conduct”), policies, and procedures form the foundation for our human rights protection.

Our Code of Conduct applies to all employees worldwide regardless of their role or seniority, and our suppliers. The Code of Conduct requires compliance with all laws intended to protect human rights from violations such as child labor, forced labor, physical punishment or abuse, or human trafficking. The Code of Conduct also dictates compliance with employment laws in every country in which the Company operates, such as the freedom of individual employees to join, or refrain from joining, legally authorized associations or organizations, and to engage in collective bargaining. The Company uses this to educate and hold our employees responsible to act lawfully and in an ethical manner.

The Company recognizes human rights definitions and works to observe their protection under the United Nations’ Universal Declaration of Human Rights, the International Labor Organization (“ILO”) Declaration on Fundamental Principles and Rights at Work and its follow-up. The Company’s goals and activities surrounding human rights link with our commitment to relevant UN SDGs. Based on ILO’s fundamental conventions and declarations, the Company has screened for human rights risks that could be posed in our operations, including the supply chain. The latest Global Estimates reports have identified areas of the world where risks are higher. We are resolved to consider these risks with the utmost seriousness and invest our efforts in encouraging our value chain, including suppliers, to uphold our high standards of ethics and compliance.

Diversity, Equity and Inclusion

At O-I, we are better when we reflect the diverse world we serve, we all feel welcome and have equal access to opportunities. We are focused on increasing all aspects of diversity, equity, and inclusion across our team.

...we define diversity as what we have...we see inclusion as what we do... and equity as having equal access.

We define diversity as what we have. The collective mixture of differences and similarities includes individual and organizational characteristics, values, beliefs, experiences, backgrounds, preferences, and behaviors. These are both visible and invisible. We see inclusion as what we do. Intentionally creating a work environment in which all individuals feel welcome to bring their whole selves to work and are treated fairly and respectfully. Finally, we define equity as having equal access to opportunities and resources. Each of these elements is imperative to allow our people to contribute fully to the organization’s success.

We use our Diversity, Equity and Inclusion (“DE&I”) Roadmap to provide a path for continued momentum towards an even stronger culture. Our roadmap has included executing on an enterprise-wide global strategy that features increased

O-I GLASS, INC. 2024 PROXY STATEMENT	9

Proxy Statement Summary

leadership involvement and external commitments, including empowering grassroots improvement initiatives. We have provided training for our executive team that will be cascaded throughout the organization. Our goal is to continue to create awareness and shared responsibility for creating a diverse, equitable, and inclusive workplace.

While the Company believes diversity, equity and inclusion are important to its long-term value and performance, it recognizes the importance of pursuing these in legally sound manners. Diversity, equity and inclusion efforts are part of the Company’s legal compliance considerations, and the Company is committed to only considering legally compliant methods for advancing these efforts. O-I’s DE&I roadmap works towards modernizing our values and behaviors to build a strong culture that fosters teamwork, community, and inclusivity, increases engagement, drives productivity, and supports employee retention. As the roadmap evolves, key indicators will be monitored to consider underrepresented groups, within O-I and the surrounding communities, when developing forthcoming initiatives.

The roadmap is based on seven strategic pillars, involving key stakeholders and prioritized action items. In pursuit of our DE&I vision and aspirations, we are focusing on the following initiatives for 2024 and beyond: storytelling and communication; reviewing policies and benefits to assess attractiveness and inclusivity across demographics; assessing experiences in the various stages of employment for O-I’s various types of employees; continuing conscious inclusion training and general awareness training; supporting and partnering with employee resource groups; using analytics and insights to improve DE&I performance; and planning for external recognition. O-I recently partnered with three DE&I organizations – Catalyst, the Society of Women Engineers, and Women in Manufacturing – to foster a diverse and inclusive workplace, promote gender equality, and provide valuable resources and opportunities for professional development.

O-I GLASS, INC. 2024 PROXY STATEMENT	10

Proxy Statement Summary

DE&I ROADMAP

1	Executive DE&I Council

Our Executive DE&I Council is accountable for executing the enterprise DE&I framework, setting goals and providing the appropriate support to reach our desired outcomes. The Council meets quarterly and is comprised of O-I's Global Leadership Team and members of the People & Culture Leadership Team. It continues to work to define the Company’s DE&I strategy by setting long- and short-term goals for workforce diversity that support our business strategy. Our success measures, identified by the DE&I Council, include hours of training on diversity, equity and inclusion, and gender equality. It will continue to establish and oversee programs, policies, and initiatives.

2	Employee Resource Groups (“ERGs”)

To promote a culture of DE&I, we encourage our employees to create and govern ERGs. Sponsored and supported by a member of the Council, these “grassroots-style,” employee-created groups promote discussion and understanding around shared identities, life experiences, and common interests. ERGs provide a unique environment for thought leadership, professional development, learning, networking, volunteerism, supporting recruiting, and employee retention.

3	Visibility of Demographic Metrics

O-I is committed to increasing the visibility of key demographic data. Additionally, we will monitor our performance against appropriate objectives, marketplace benchmarks, and best practices. This includes monitoring minority data and benchmarks in key regions, as well as our programs and policies for our LGBTQ colleagues. O-I actively participates in the Human Rights Campaign’s Corporate Equality Index (“CEI”), the nation’s foremost benchmarking survey and report measuring tool for corporate policies and practices related to lesbian, gay, bisexual, transgender, and queer or questioning workplace equality. With a score of 50, we have identified development opportunities to guide our efforts towards improving our performance each year.

4	Fast-Tracking an Inclusive Workplace

O-I is working to advance DE&I by enhancing our culture of inclusion. With an inclusive mindset, we can create a work environment that welcomes people to have their voices heard and to share their diverse perspectives and experiences. This culture of inclusion seeks to promote diversity and the immense value it brings to the workforce. We are intentionally engaging underrepresented groups where we have identified a gap between available talent and the current representation in our workforce. To bridge this gap, we strive to increase representation by taking steps to manage unconscious biases and considering qualifying talents regardless of demographic throughout the recruitment and hiring process and career development. We are working to create robust retention and succession plans that consider how O-I can continue to improve the inclusivity of our approach. O-I is likewise cultivating new talent, particularly for early-career individuals. This introduces new ideas and diverse perspectives into our workforce.

5	DE&I Specific Learning & Development

One of the most foundational and important ways we are working to promote diversity and bolster a culture of DE&I is by providing education. We have begun our efforts to provide conscious inclusion and DE&I awareness training for all levels of the organization. Through our internal education platform, “O-I University,” we are designing learning plans and training. Our growth and education program is grounded in the 70-20-10 model, which focuses 70% of training on collaboration leadership discussions, 20% on learning from others in the organization, and 10% on formal educational courses and training.

O-I GLASS, INC. 2024 PROXY STATEMENT	11

Proposal 1: Election of Directors

PROPOSAL 1: ELECTION OF DIRECTORS

General

The Board believes that refreshment is important to help ensure that Board composition is appropriately aligned with the Company’s evolving business and strategic needs. The Nominating/Corporate Governance Committee has reviewed the composition of the Board for a balance of tenure, skills and diversity on the Board and, pursuant to the Nominating/Corporate Governance Committee’s Policies and Procedures Regarding the Identification and Evaluation of Candidates for Director (the “Policies and Procedures”), the qualifications, performance and circumstances of each incumbent director. The Nominating/Corporate Governance Committee recommended all incumbent directors for re-election, except for Andres A. Lopez and John H. Walker. Messrs. Lopez and Walker will retire from the Board at the conclusion of the Annual Meeting and are not standing for re-election. The Board approved the Nominating/Corporate Governance Committee’s recommendations regarding the nomination of the incumbent directors and also approved the Nominating/Corporate Governance Committee’s recommendation that two new nominees, Eric J. Foss and Cheri Phyfer, stand for election. Each of the new nominees was initially recommended to the Nominating/Corporate Governance Committee by a third-party search firm.

Information on Nominees

The Board, at the recommendation of the Nominating/Corporate Governance Committee, has nominated 10 persons for election as directors to serve for a one-year term expiring at the 2025 annual meeting of share owners and until their successors have been elected. The nominees of the Board are: Samuel R. Chapin, David V. Clark, II, Eric J. Foss, Gordon J. Hardie, John Humphrey, Alan J. Murray, Hari N. Nair, Cheri Phyfer, Catherine I. Slater, and Carol A. Williams. Other than Eric J. Foss and Cheri Phyfer, each nominee is currently serving as a director of the Company. Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. If for any reason any nominee should be unavailable to serve, proxies solicited hereby may be voted for a substitute as well as for the other director nominees. The Board, however, expects all of its nominees to be available to serve.

The following is information on the persons nominated for election to the Board at the 2024 Annual Meeting:

Nominees—To be elected for terms expiring at the 2025 Annual Meeting

64 Director Since: 2020
Samuel R. Chapin Age: 66 Director Since: 2020 Committees: Audit
Mr. Chapin’s extensive executive experience leading a global business, financial reporting expertise and public company board service qualify him to serve on the Company’s Board.

Mr. Chapin retired in 2016 as Executive Vice Chairman of Bank of America Merrill Lynch, a multinational investment bank, after more than 30 years in banking. He served as Executive Vice Chairman of Bank of America Merrill Lynch from 2010 until 2016, during which time he was responsible for managing relationships with a number of the firm’s largest corporate clients. Mr. Chapin joined Merrill Lynch in 1984 as a member of the Mergers and Acquisitions group and was named a Managing Director in Investment Banking in 1993, Senior Vice President and head of Merrill Lynch’s global investment banking division in 2001 and Vice Chairman in 2003. He currently serves on the boards of PHINIA Inc. and Revvity, Inc. (formerly PerkinElmer, Inc.), chairing Revvity’s audit committee, and is also an emeritus member of the Board of Trustees at Lafayette College. Mr. Chapin previously served as a member of the board of directors of Circor International, Inc. from January 2019 to June 2023 and chaired its audit committee. Mr. Chapin holds a B.A. in economics from Lafayette College and an M.B.A. from the Wharton School at the University of Pennsylvania.

O-I GLASS, INC. 2024 PROXY STATEMENT	12

Proposal 1: Election of Directors

64 Director Since: 2020
David V. Clark, II Age: 55 Director Since: 2022 Committees: Compensation and Talent Development
Mr. Clark’s business leadership skills, extensive executive experience leading global businesses, and broad knowledge of the food and beverage industry qualify him to serve on the Company’s Board.

Mr. Clark retired in August 2023 from his role as President and Chief Executive Officer of Cereal Partners Worldwide S.A., a joint venture between General Mills, Inc. and Nestlé S.A. In this role, which he had held since 2018, he led a team of 3,800 employees across 15 manufacturing facilities worldwide. Previously, from 2001 to 2018, Mr. Clark served in roles of increasing responsibility at General Mills, including as President, Yoplait USA (2014 to 2018) and President, Haagen-Dazs Global Strategic Business Unit (2010 to 2014). He began his career at the Pillsbury Company in 1991 and remained with Pillsbury until it was acquired by General Mills in 2001. Mr. Clark currently serves on the board of directors of Nordic Naturals, Inc. Mr. Clark holds a B.S. in Business Administration from the University of Tennessee and an M.B.A. from the University of Minnesota.

64 Director Since: 2020
Eric J. Foss Age: 65

Mr. Foss’ business leadership skills, extensive executive experience leading a global business, public company board service, and broad knowledge of the food and beverage industries qualify him to serve on the Company’s Board.

Mr. Foss has a proven track record of driving growth and stakeholder value for global at scale companies, having served as Chairman, President and CEO of Aramark, a provider of food service, facility and uniform services, from 2015 until his retirement in 2019. He served as President and CEO and a member of the board of directors of Aramark beginning in 2012.

He also served as Chief Executive Officer of Pepsi Beverages Company, a global beverage manufacturer, marketer, seller and distributer and a division of PepsiCo, from 2010 until 2011. He was the Chairman, President and Chief Executive Officer of The Pepsi Bottling Group, Inc. from 2008 until 2010, President and Chief Executive Officer from 2006 until 2008 and Chief Operating Officer from 2005 until 2006. While leading Aramark and the Pepsi Bottling Group, Mr. Foss gained significant experience and a deep knowledge of strategic planning, risk management, mergers and acquisitions and capital markets, technology and financial oversight, and leading people and asset intensive businesses in a global market.

Mr. Foss currently serves on the boards of directors of The Cigna Group, Primo Water Corporation, Cineworld Group and the National Board of Directors for The Back on My Feet Foundation. He previously served on the board of directors of Diversey Holdings, Ltd., from 2020 to 2023 (prior to its acquisition by Solenis LLC) and Selina Hospitality PLC from 2022 to 2023. Mr. Foss holds a B.S. in marketing from Ball State University.

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Proposal 1: Election of Directors

Gordon J. Hardie Age: 60 Director Since: 2015
Mr. Hardie’s extensive business leadership skills, his global business experience, and broad food and spirits industry knowledge qualify him to serve on the Company’s Board.

Mr. Hardie has been selected to serve as the Company’s President and CEO, effective on the later of the conclusion of the Annual Meeting or the date Mr. Hardie is issued his work-authorized U.S. visa. Mr. Hardie retired as an executive in September 2019 having served as President, Food & Ingredients at Bunge Ltd. (NYSE: BG) (“Bunge”)—a global leader in agriculture, food and ingredients, since January 2018. Mr. Hardie previously served as Managing Director at Bunge (2011-2017), and as a member of the Executive Committee. Mr. Hardie led the global Operational Excellence program for Bunge from 2013 to 2019. In his role at Bunge, Mr. Hardie served as Chairman of the Supervisory Board of Walter Rau AG (Germany) and as Chairman of the Board of Bunge Loders Croklaan B.V. (Holland). Prior to joining Bunge, Mr. Hardie was a Managing Director at Morningside Partners, an M&A advisory firm he established in 2009. Mr. Hardie previously served in leadership positions at Goodman Fielder Ltd (ASX: GFF), including Managing Director FG Bakeries (2003-2009) and Sales & Marketing Director and Marketing & Innovation Director (2002-2003). Mr. Hardie was previously Group General Manager – Southcorp Wines Ltd (ASX: SCW) and Vice President – Asia-Pacific, Middle East and Africa at Foster’s Brewing Group Ltd (ASX: FBG). Before immigrating to Australia in 1999, Mr. Hardie was Regional Director for the Americas and Asia Pacific Regions at Pernod Ricard Irish Distillers. Mr. Hardie holds a B.A. from the University College Cork and an M.B.A. from University College Dublin Smurfit Graduate Business School and has completed the Advanced Management Program and the AVIRA CEO program at INSEAD. He has also completed the Corporate Director Certificate at Harvard Business School. In October 2023, Mr. Hardie was appointed Chair of MagrowTec Ltd., a privately held Agtech company based in Ireland. He previously served on the boards of ARYZTA AG from 2020 to October 2023, Greencore Group plc from 2020 to 2022 and Zaklady Tluszcowe Kruszwica from 2013 to 2016. Mr. Hardie is an advisor to Temasek, a global investment company. Mr. Hardie also serves on the North American Advisory Board of the Smurfit Graduate School of Business, University College Dublin.

John Humphrey Age: 58 Director Since: 2018 Committees: Audit (Chair)
Mr. Humphrey’s extensive executive experience leading a global business, financial reporting expertise and public company board service qualify him to serve on the Company’s Board.

From 2011 to May 2017, Mr. Humphrey served as Executive Vice President and Chief Financial Officer of Roper Technologies, Inc. He retired from Roper in December 2017. From 2006 to 2011, he served as Vice President and Chief Financial Officer of Roper. Prior to joining Roper, Mr. Humphrey served as Vice President and Chief Financial Officer of Honeywell Aerospace, the aviation segment of Honeywell International Inc., after serving in several financial positions with Honeywell International and its predecessor AlliedSignal Inc. Mr. Humphrey’s earlier career included six years with Detroit Diesel Corporation, a manufacturer of heavy-duty engines, in a variety of engineering and manufacturing management positions. Mr. Humphrey is a member of the board of directors for EnPro Industries, Inc. and Ingersoll Rand. Mr. Humphrey holds a B.S. in industrial engineering from Purdue University and an M.B.A. from the University of Michigan.

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Proposal 1: Election of Directors

Alan J. Murray Age: 70 Director Since: 2015 Committees: Audit, Nominating/Corporate Governance (Chair)
Mr. Murray’s extensive business leadership skills, executive and board experience, global business and financial reporting expertise qualify him to serve on the Company’s Board.

Mr. Murray retired as an executive in 2008 after serving as Managing Board Member for North America for HeidelbergCement AG, a German multinational building materials company. Mr. Murray took on this role after Heidelberg’s 2007 acquisition of Hanson PLC, where he served as Chief Executive Officer. Previously, Mr. Murray served as Chief Executive Officer of Hanson Building Materials America, where he handled a business that was 50% of Hanson’s overall operations. While at Hanson, Mr. Murray also served as Finance Director (1997-1998), Assistant Finance Director (1995-1997), Division Finance Director (1993-1995), and Divisional Financial Controller (1988-1993). Between 1978 and 1988, he held various financial roles at Chloride Group PLC and Burton Group PLC. Mr. Murray is a qualified Chartered Management Accountant and has a bachelor’s degree in Economics and Marketing from Lancaster University in the United Kingdom. Mr. Murray currently serves on the public boards of Hanson Pension Trustees Ltd. since 2003 and Ferguson PLC (formerly Wolseley PLC) since 2013 and was on the board of HeidelbergCement AG between 2010 and 2017.

Hari N. Nair Age: 64 Director Since: 2013 Committees: Audit, Compensation and Talent Development (Chair)
Mr. Nair’s extensive global manufacturing business experience, strategic planning, executive leadership skills, and financial reporting expertise qualify him to serve on the Company’s Board.

Mr. Nair serves as CEO of Anitar Investments LLC, a private investment company with holdings in the manufacturing and technology sectors. Previously, Mr. Nair served as the Chief Operating Officer of Tenneco Inc., a Fortune 500 company with revenues of $9 billion, from 2010 until his retirement in early 2015. He also was a member of the Tenneco Board of Directors from 2009 until 2015. Mr. Nair joined Tenneco in 1987 and assumed positions of increasing responsibility across various functions including strategic planning, business development, quality and operations. Mr. Nair’s early career included financial and operations positions with General Motors Corporation and the American Water Company. Mr. Nair currently serves on the boards of Musashi Seimitsu Industry, based in Japan, as Chairman of Sintercom Limited, based in India, and Tenneco Inc., a privately held Delaware corporation. He previously served on the boards of REE Automotive Ltd. from 2019 to 2023 and Delphi Technologies PLC from 2017 to 2020. Mr. Nair received a bachelor’s degree in engineering from Bradley University, a master’s in business administration from the University of Notre Dame, and he completed the Advanced Management Program at Harvard Business School.

O-I GLASS, INC. 2024 PROXY STATEMENT	15

Proposal 1: Election of Directors

64 Director Since: 2020
Cheri Phyfer Age: 52
Ms. Phyfer’s extensive business expertise and broad knowledge of manufacturing and distribution industries and markets qualify her to serve on the Company’s Board.

Ms. Phyfer serves as Executive Vice President and Group President at Fortune Brands Innovations, Inc., a leading home, security and commercial building products manufacturer. Ms. Phyfer previously served as President of Fortune Brands’ Water Innovations business segment from 2019 to 2022, and as President of Moen U.S. businesses from 2018 to 2019. Prior to joining Fortune Brands Innovations, Ms. Phyfer held multiple positions of increasing responsibility with The Sherwin-Williams Company, a paint manufacturer and distributor, including President of Consumer Group, President and General Manager of Diversified Brands, and President and General Manager of Southeastern and Southwestern, Paint Stores Groups. Ms. Phyfer currently serves on the board of directors of W.C. Bradley Co., and Rock & Roll Hall of Fame. She also serves on the Clemson University Board of Trustees. She previously served on the boards of directors of Western Forest Products, Inc. from 2019 to 2022 and the University Hospital Cleveland Medical Center from 2018 to 2022. Ms. Phyfer holds a B.S. in management, a master’s in business administration and an M.B.A. from Clemson University.

Catherine I. Slater Age: 60 Director Since: 2020 Committees: Compensation and Talent Development
Ms. Slater’s global business expertise, executive leadership skills, extensive industry experience and broad manufacturing and technical background qualify her to serve on the Company’s Board.

Ms. Slater retired as an executive in January 2021 after serving as Senior Vice President, Global Cellulose Fibers and IP Asia, at the International Paper Company. She previously served as Senior Vice President, Consumer Packaging, with responsibility for International Paper’s Coated Paperboard and Foodservice businesses. Prior to joining International Paper in 2016, Ms. Slater served in various leadership positions at the Weyerhauser Company, including Senior Vice President, Cellulose Fibers, and Senior Vice President, Engineered Products and Distribution. Ms. Slater started her career as an engineer at Procter & Gamble in 1983 and has held management positions in manufacturing, printing papers, consumer products, wood products and cellulose fiber. Ms. Slater served on the boards of United Way of the Mid-South, North Pacific Printing Papers, the American Wood Council and Washington State MESA (Math, Engineering & Science Achievement). Ms. Slater holds a B.S. in chemical engineering from the University of South Alabama and has completed executive education programs at Harvard University, the Wharton School at the University of Pennsylvania and the Foster School at the University of Washington. She has served as a guest lecturer at Owens School at Vanderbilt University.

O-I GLASS, INC. 2024 PROXY STATEMENT	16

Proposal 1: Election of Directors

Carol A. Williams Age: 66 Director Since: 2014 Committees: Compensation and Talent Development, Nominating/Corporate Governance

Ms. Williams’ extensive management expertise from manufacturing to purchasing to supply chain as well as her substantial experience in research and development qualify her to serve on the Company’s Board.

Ms. Williams retired in early 2015 after serving as a special advisor to the Chief Executive Officer at Dow Chemical Company, a diversified chemical company. Prior to her special advisor role, she served as Dow’s Executive Vice President of Manufacturing and Engineering, Supply Chain and Environmental, Health & Safety Operations. During Ms. Williams’ 34-year history at Dow, she assumed increasingly more significant management positions in R&D before becoming operations leader and then Vice President for the chloralkali assets business. She was named Senior Vice President of Basic Chemicals in 2009 and President of Chemicals & Energy in 2010. Ms. Williams has served as a board member at Olin Corporation since October 2015. She previously served as a board member at Zep, Inc. from 2012 to 2015. She holds a B.S. in chemical engineering from Carnegie Mellon University where she was selected as an Alumnae of the year in 2009. Ms. Williams received the 2010/2011 Woman of the Year Award from the National Association of Professional Women and in 2014, received the Junior Achievement Laureate award of Mid-Michigan. Ms. Williams also completed a National Association of Corporate Directors’ (NACD) course on cybersecurity.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES IDENTIFIED ABOVE.

O-I GLASS, INC. 2024 PROXY STATEMENT	17

Governance Information

GOVERNANCE INFORMATION

Board Leadership Structure

The Board decided that the roles of the Board Chair and CEO would be separated as of January 1, 2016, eliminating the role of Lead Director. Since 2021, John H. Walker has served as our Independent Board Chair (“IBC”) and, after the conclusion of the Annual Meeting, the Board shall appoint a new IBC. As previously announced, our current President and CEO, Andres A. Lopez, is retiring at the Annual Meeting, and will be succeeded by Gordon J. Hardie, effective on the later of the conclusion of the Annual Meeting or the date Mr. Hardie is issued his work-authorized U.S. visa. The Board would like to thank Mr. Lopez for his dedication and service to the Company.

The primary responsibility of the IBC is to make the Board as effective as possible in fulfilling its oversight responsibility for the Company and to ensure that the Company derives the most benefit from the experience, education and skills of individual Board members. The IBC is expected to be a leader of his/her peers by taking personal responsibility for delivering excellence in the boardroom.

In particular, the IBC helps to shape meeting agendas, ensure open communication, meaningful participation and constructive debate and ensure appropriate follow-through regarding Board conclusions and recommendations. The IBC maintains regular communications with other Board members, with the frequency and depth of communications dependent on the issues that are the current focus of the Company.

The IBC has the following responsibilities and powers, as well as other responsibilities and powers delegated to the IBC by the Board:

●	Act as a key liaison between the CEO and the other directors;
●	Work with the CEO and Secretary to set the Board agenda and determine what materials will be provided to directors in advance of Board meetings;
●	Review the Board agenda to ensure the agenda items receive adequate time for discussion and deliberation;
●	Direct management to distribute to directors materials that contribute to the Board’s understanding of the Company’s business and its oversight responsibilities;
●	Determine when the Board should meet in executive session without management present;
●	Chair executive sessions of the Board without management present, and communicate Board member feedback to the CEO; and
●	Chair meetings of the Board.

The IBC is subject to an annual performance evaluation, and the Board also, on an annual basis, confirms that the IBC can and intends to serve out his or her term. The Company’s Corporate Governance Guidelines provide the Board with the flexibility to appoint a Lead Director (instead of an Independent Board Chair) at such times as the Board considers it to be in the best interests of the Company to have in place an executive chairman of the Board. Our share owners would be notified of a combination of the chairman and CEO roles and/or the appointment of a Lead Director, promptly upon the Board’s election to do so.

As the leader of the Board, the IBC takes the lead in connection with the Board’s self-assessment process and the follow-through necessary to improve the Board’s overall oversight of the Company, including risk oversight. The IBC also assumes a leadership role in CEO succession planning and has input on the design of the Board. In addition, the IBC acts as a sounding board for the CEO, as well as other members of senior management. The Board believes the current leadership structure, as described immediately above and as further detailed in this section “Governance Information” and in “Board and Committee Membership” below, facilitates the Board’s independent and effective oversight of management.

O-I GLASS, INC. 2024 PROXY STATEMENT	18

Governance Information

Leadership Transition

On April 4, 2024, the Company announced that Gordon J. Hardie will succeed Andres A. Lopez as President and CEO of the Company, effective on the later of the conclusion of the Annual Meeting or the date Mr. Hardie is issued his work-authorized U.S. visa. Mr. Hardie’s selection as President and CEO follows a comprehensive search consistent with the Company’s long-term succession planning process. Mr. Hardie is a proven leader with extensive experience in the packaged foods and beverage industry, bringing valuable customer perspective to his new role as President and CEO. Having served on the Board for nearly nine years, Mr. Hardie also has a deep understanding of the Company’s business, operations and culture, as well as the opportunities ahead. The Board is confident that Mr. Hardie will lead the Company into its next phase of innovation and growth.

Executive Sessions

The Company’s non-employee directors meet in regularly scheduled executive sessions, both with the CEO and also without any members of management present. The purpose of these executive sessions is to promote open and candid discussion between the Board and the CEO and separately among the non-employee directors of the Board. The Board believes this approach effectively complements the Company’s Board leadership structure. The non-employee directors met seven times in executive session in 2023 without management present. As provided by the Corporate Governance Guidelines, the IBC presided at these executive sessions.

Risk Oversight

The Board recognizes that an important part of its responsibilities is to evaluate the Company’s exposure to risk and to monitor the steps management has taken to assess and control risk. The Board primarily oversees risks through committees of the Board, particularly through the Audit Committee, as discussed in the descriptions of the committees in “Board and Committee Membership” below. Matters of particular importance or concern, including any significant areas of risk faced by the Company, are considered by the entire Board. The Board engages with the Company’s internal risk management function, twice yearly, for scheduled enterprise risk management assessment and planning.

In addition to the foregoing, the Board meets with the Company’s regional leaders on a rotating and as-needed basis to review risk exposure with respect to the Company’s strategic plans and objectives in order to improve long-term organizational performance. And, in fulfilling its oversight responsibility for the Company, including risk oversight, the Board and its committees have the authority to engage and consult with financial, legal or other independent advisors at the Company’s expense.

The Board believes the leadership structure and practices, as described in this section “Governance Information” and in “Board and Committee Membership” below, facilitates the Board’s oversight of risk management, since it allows the Board, with leadership from the Independent Board Chair and working through its committees, to proactively participate in the oversight of management’s actions and risk oversight.

General Board Responsibilities

The Board has the ultimate authority for overseeing the management of the Company’s business, including risk oversight. The Board also identifies and evaluates candidates for, and ultimately appoints the Company’s officers, delegates responsibilities for the conduct of the Company’s operations to those officers, and monitors their and the Company’s performance. Certain important functions of the Board are performed by committees comprised of members of the Board, as provided below.

Board Independence

The vast majority of the then-serving members of the Board and the two new nominees are “independent” in accordance with the New York Stock Exchange listing standards. The Board has affirmatively determined that each of the following directors and nominees is an independent director of the Company under the listing standards of the New York Stock Exchange: Samuel R. Chapin, David V. Clark, II, Eric J. Foss, John Humphrey, Alan J. Murray, Hari N. Nair, Cheri Phyfer, Catherine I. Slater, John H. Walker, and Carol A. Williams. Gordon J. Hardie ceased to be independent at the time of his

O-I GLASS, INC. 2024 PROXY STATEMENT	19

Governance Information

selection by the Board as President and CEO, and Mr. Lopez, our current President and CEO, is not independent. The Board has determined that, other than Messrs. Hardie and Lopez, none of our directors or nominees has any material relationships with the Company other than their roles as directors.

Board Member Stock Ownership

The Board has established stock ownership guidelines for non-employee directors. Each non-employee director is required to own shares of the Company’s Common Stock having a value equal to five times the value of the annual cash retainer for serving as a non-employee director of the Company. New directors have four years from the date of joining the Board to attain the required stock ownership. Until the stock ownership guidelines are met, directors are required to retain 100% of the “net profit shares” acquired from grants of restricted stock or exercises of stock options. Net profit shares are those shares remaining after payment of tax obligations.

Board Meeting Attendance

In 2023, the full Board met seven times. All of the incumbent members of the Board attended more than 75% of the aggregate number of meetings of the Board and of committees of the Board of which such director was a member that were held during such director’s term of service. Attendance at Board and committee meetings during 2023 averaged over 95% for directors as a group.

The Company does not have a policy with regard to Board members’ attendance at Annual Meetings, although members of the Board are encouraged to attend. All members of the Board attended the 2023 Annual Meeting.

Corporate Governance Guidelines

A copy of the Company’s Corporate Governance Guidelines (the “Guidelines”) is available in the “Investors” section of the Company’s website (www.o-i.com). A copy is also available in print to share owners upon request, addressed to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999. The address of the Company’s website provided above or elsewhere in the Proxy Statement is not intended to function as a hyperlink, and the contents of the Company’s website are neither a part of this Proxy Statement nor incorporated by reference.

Board Nominees

The Nominating/Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board and recommending that the Board select the candidates for all directorships to be filled by the Board or by the share owners. The Nominating/Corporate Governance Committee is governed in this regard by its Policies and Procedures Regarding the Identification and Evaluation of Candidates for Director (the “Policies and Procedures”), copies of which are available in the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to share owners upon request to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

Pursuant to the Policies and Procedures, in addition to other qualifications, candidates for the Board should be individuals of the highest integrity and ethical character, who value and appreciate these qualities in others. Candidates should not have any conflicts of interest and should be able to represent fairly and equally all share owners of the Company. Candidates are also evaluated on their ability to function effectively in an oversight role and to devote adequate time to the Board and its committees.

The Policies and Procedures require the Nominating/Corporate Governance Committee to consider the contributions that a candidate can be expected to make to the collective functioning of the Board based on the totality of the candidate’s background, skills, experience and expertise and the composition of the Board at the time. The Policies and Procedures also state the Nominating/Corporate Governance Committee’s belief that diversity is an important attribute of a well-functioning Board. In addition, the Policies and Procedures, the Guidelines and the Nominating/Corporate Governance Committee’s Charter each require the Nominating/Corporate Governance Committee to take into consideration the benefits of having Board members who reflect a diversity of age, gender, ethnicity/race and country of citizenship.

The Company maintains a skills matrix, and actively monitors the skills, experience and expertise of all its individual directors with an eye towards ensuring the Board is balanced with respect to key skill sets. Given that the Company is a

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Governance Information

large, global public manufacturing company, many of the current Board members have skills and experiences from similar types of global organizations. The Board also has strong skills, experience and expertise in other areas, including finance and capital allocation, mergers and acquisitions, strategic planning and corporate governance. The Nominating/Corporate Governance Committee considers the skills, experience and expertise of Board members expected to retire or leave the Board in the near future when it identifies candidates for Board membership. The Nominating/Corporate Governance Committee also considers, in its nomination processes, the recommendations of current Board members regarding particular skills that could improve the ability of the Board to carry out its responsibilities.

Director NOMINEES’ Experience and Skills

The following chart represents the diverse range of experience and skills offered by the 10 nominees for director.

	Manufacturing Operations	Public Company Management	Global Business	Corporate Governance	Financial	Marketing/ Sales	Risk Management	Engineering	Cybersecurity/ Data Privacy	ESG and Climate Risk
Samuel R. Chapin		●	●	●	●	●	●
DAVID V. CLARK, II	●	●	●	●	●	●	●	●	●	●
ERIC J. FOSS	●	●	●	●	●	●	●		●	●
Gordon J. Hardie	●	●	●	●	●	●	●	●	●	●
John Humphrey	●	●	●	●	●		●	●	●	●
Alan J. Murray	●	●	●	●	●	●	●
Hari N. Nair	●	●	●	●	●	●	●	●
CHERI PHYFER		●	●	●	●	●	●		●	●
Catherine I. Slater	●	●	●	●	●	●	●	●	●	●
Carol A. Williams	●	●	●	●	●	●	●	●	●	●

The Nominating/Corporate Governance Committee will consider potential candidates for director who have been recommended by the Company’s directors, the CEO, other members of senior management and share owners. Outside consultants may also be employed to help identify potential candidates. Pursuant to its Policies and Procedures, the Nominating/Corporate Governance Committee conducts all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates and considers questions of independence and possible conflicts of interest. Members of the Nominating/Corporate Governance Committee discuss and evaluate possible candidates in detail, and determine which individuals to consider in more depth. Once a candidate is identified whom the Nominating/Corporate Governance Committee wants to move toward nomination, one or more members of the Nominating/Corporate Governance Committee will enter into discussions with the candidate. The procedures for the nomination of director candidates by share owners are described under the heading “2025 Annual Meeting of Share Owners.”

The performance of incumbent members of the Board is evaluated annually by the Nominating/Corporate Governance Committee. Incumbent directors who continue to satisfy the Nominating/Corporate Governance Committee’s criteria for Board membership and whom the Nominating/Corporate Governance Committee believes continue to make important contributions to the Board generally will be renominated by the Board at the end of their term.

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Governance Information

Diversity of our director nominees

As noted in “Board Nominees” above, the Board and the Nominating/Corporate Governance Committee believe that diversity is an important attribute of a well-functioning Board and understand the benefits of having Board members who reflect a diversity of age, gender, ethnicity/race and country of citizenship. The Nominating/Corporate Governance Committee is committed to including individuals from a diversity of backgrounds in the pool of candidates for future director searches. The following charts illustrate the diversity of our Board nominees.

Gender Diversity	Ethnic/Racial Diversity

Code of Business Conduct and Ethics

The Company has a Code of Conduct that is applicable to all directors, officers and employees of the Company, including the Chief Executive Officer and Chief Financial Officer. The Code of Conduct is available in the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to share owners upon request, addressed to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

Communicating with the Board

Share owners and other interested parties may contact any member (or all members) of the Board (including, without limitation, the non-employee directors as a group), the IBC, any Board committee or any Chair of any such committee. To communicate with the Board, the IBC, any individual directors or any group or committee of directors, correspondence should be addressed to the “Board of Directors,” the “IBC” or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent in care of the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999. All communications so received will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressees. In the case of communications to the Board, the IBC or any group or committee of directors, the Corporate Secretary will distribute the contents to each director who is a member of the group or committee to which the contents are addressed.

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Board and Committee Membership

BOARD AND COMMITTEE MEMBERSHIP

There are three standing committees of the Board: the Audit Committee, the Compensation and Talent Development Committee, and the Nominating/Corporate Governance Committee. Subject to applicable provisions of the Company’s By-Laws and Guidelines, the Board appoints the members of each committee and rotates members periodically consistent with the experience and expertise of individual directors.

Current Committee Membership

Directors currently serving on committees of the Board and the number of meetings held in 2023 by the committees are identified below.

		Compensation	Nominating/
		and Talent	Corporate
Name	Audit	Development	Governance
Independent Directors:
Samuel R. Chapin	●
David V. Clark, II		●
John Humphrey	C
Alan J. Murray	●		C
Hari N. Nair	●	C
Catherine I. Slater		●
John H. Walker		●
Carol A. Williams		●	●
Non-Independent Directors:
Andres A. Lopez
Gordon J. Hardie*
Number of meetings in 2023	11	7	7

C = Committee Chair ● = Committee Member

* Mr. Hardie stepped down from the Nominating/Corporate Governance Committee in 2024 and ceased to be independent at the time of his selection by the Board as President and CEO.

Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee represents and assists the Board with the oversight of: (a) the integrity of the Company’s financial statements and internal controls; (b) the Company’s compliance with legal and regulatory requirements; (c) the independent registered public accounting firm’s qualifications and independence; (d) the performance of the Company’s internal audit function and of the independent registered public accounting firm; and (e) the Company’s information security, information technology, and cybersecurity risks, controls, and procedures. In addition, the Audit Committee has responsibility for reviewing and considering the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to identify, monitor and control such exposures over the short-term, intermediate-term, and long-term. This process includes receiving reports from the Company’s Ethics and Compliance function. In addition to reporting to the Audit Committee, the Company’s Ethics and Compliance function also reports the Nominating/Corporate Governance Committee, as described below. In order to align the Company’s risk oversight function with its disclosure controls and procedures, the Company’s internal risk management function has access to and reports into the Company’s disclosure committee. The Audit Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the Audit Committee. A copy of the Audit Committee Charter is available in the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to any share owner upon request addressed to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

O-I GLASS, INC. 2024 PROXY STATEMENT	23

Board and Committee Membership

All members of the Audit Committee meet the audit committee independence requirements of the New York Stock Exchange and also satisfy the independence standards applicable to audit committees pursuant to Rule 10A-3(b)(1) under the Exchange Act. The Board has determined that Mr. Humphrey, the Chair of the Audit Committee, and Messrs. Chapin, Murray and Nair each qualify as an “audit committee financial expert” within the meaning of SEC regulations and that all of the Audit Committee members meet the financial literacy requirements of the New York Stock Exchange. No member of the Audit Committee serves on the audit committee of more than three public companies.

Compensation and Talent Development Committee

The Compensation and Talent Development Committee assists the Board with respect to compensation of the Company’s directors, officers and employees. In carrying out such responsibilities, the Compensation and Talent Development Committee administers the Company’s equity incentive plans, the Company’s annual incentive plans, the Clawback Policy, and certain other benefit plans of the Company and makes recommendations to the Board with respect to the compensation to be paid and benefits to be provided to directors, officers and employees of the Company. The Compensation and Talent Development Committee also oversees and reviews management succession planning and development for key executive positions other than the Chief Executive Officer, including ensuring the availability of qualified replacements and planning for contingencies such as the departure, death or disability of key executives so that the Company has in place an emergency succession plan that addresses both interim and longer-term leadership for the Company. The Compensation and Talent Development Committee makes recommendations to the Board with respect to the adequacy of the succession and development plans for key executive officer positions other than the Chief Executive Officer.

In addition, the Compensation and Talent Development Committee has delegated authority to the Chief Executive Officer to grant a limited number of equity awards (subject to certain limitations, and solely to individual employees who are not executive officers or directors). This delegation of authority assists the Board and Compensation and Talent Development Committee in administering their duties with respect to the grant of equity awards.

The Compensation and Talent Development Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the Compensation and Talent Development Committee. A copy of the Compensation and Talent Development Committee Charter is available in the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to any share owner upon request addressed to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

Each member of the Compensation and Talent Development Committee is an “independent director” under the New York Stock Exchange listing standards.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee assists the Board by (a) identifying and evaluating individuals qualified to become directors; (b) selecting, or recommending that the Board select, the candidates for all directorships to be filled by the Board or by the share owners; (c) developing and recommending to the Board a set of corporate governance principles contained in the Company’s Guidelines and Global Code of Business Conduct and Ethics; (d) overseeing the evaluation of the Board and management of the Company; (e) taking a leadership role in shaping the corporate governance of the Company; (f) overseeing CEO succession planning and development; (g) overseeing the Company’s efforts with regard to environmental, social and governance matters; and (h) overseeing the Company’s Ethics and Compliance function, in conjunction with other committees requested to address issues arising in this area.

The Nominating/Corporate Governance Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the Nominating/Corporate Governance Committee. A copy of the Nominating/Corporate Governance Committee Charter is available in the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to share owners upon request, addressed to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

Each member of the Nominating/Corporate Governance Committee is an “independent director” under the New York Stock Exchange listing standards.

The Nominating/Corporate Governance Committee will accept recommendations from share owners for nominees for the Board. The procedures for submitting share owner recommendations are described under the heading “2025 Annual Meeting of Share Owners.”

O-I GLASS, INC. 2024 PROXY STATEMENT	24

Director Compensation and Other Information

DIRECTOR COMPENSATION AND OTHER INFORMATION

Director Compensation

The Compensation and Talent Development Committee annually reviews the competitiveness of the pay program provided to the non-employee members of the Board to assess the need for changes. The Compensation and Talent Development Committee’s independent executive compensation consultant conducts a review which encompasses all elements of director pay: retainers, meeting fees and equity awards. The objective of this review is to ensure the program is aligned with the Company’s pay philosophy, which is intended to align with the market median for non-employee director compensation. The compensation consultant's review also includes a qualitative assessment of the Compensation and Talent Development Committee's practices regarding non-employee director pay.

In determining pay levels for the members of the Board, the Compensation and Talent Development Committee reviews competitive market data including:

●	proxy statements of companies in the peer group used to benchmark pay (shown on page 37); and
●	25 select S&P 500 companies similar in revenue size to O-I.

Following the review conducted in October 2022, the Compensation and Talent Development Committee recommended to the Board that no changes be made to the director pay program for 2023. Further, the review concluded that the non-employee director pay program did not represent a problematic pay practice.

For 2023, each non-employee director of the Company was eligible to receive an annual cash retainer of $92,500, paid in equal quarterly installments, as well as an additional annual cash retainer as follows, also paid in equal quarterly installments, for each committee in which such director participated as a member (including as Chair):

●	Audit Committee - $20,000
●	Compensation and Talent Development Committee - $15,000
●	Nominating/Corporate Governance Committee - $10,000

Chairs were also eligible to receive additional annual cash retainers paid in equal quarterly installments as follows:

●	Independent Board Chair - $150,000
●	Audit Committee Chair - $25,000
●	Compensation and Talent Development Committee Chair - $20,000
●	Nominating/Corporate Governance Committee Chair - $15,000

Each non-employee director also received, on the date immediately following the date of the Company’s annual meeting of share owners at which directors are elected (the “Date of Grant”), a grant of restricted stock units (“RSUs”) with respect to a number of shares of Common Stock having a fair market value on the Date of Grant equal to $140,000, rounded to the nearest whole share of Common Stock, pursuant to the terms of the applicable Company equity incentive plan (the “Annual Grant”). RSUs subject to an Annual Grant are granted with tandem dividend equivalents, which confer on the holder of such RSUs the right to receive dividend equivalent payments for dividends declared over the time-vesting period during which such RSUs remain outstanding. Such dividend equivalents are payable only if and when the underlying RSU vests and will generally be paid in cash upon or shortly after vesting of the underlying RSU.

O-I GLASS, INC. 2024 PROXY STATEMENT	25

Director Compensation and Other Information

The RSUs subject to the Annual Grant vest in full on the date of the Company’s next annual meeting of share owners at which directors are elected following the Date of Grant (the “Normal Vesting Date”), subject to the director’s continued service through such date, or, if earlier, upon the applicable director’s termination of service due to death, disability or retirement (after reaching age 60). In addition, upon termination of service for reasons other than death, disability, retirement, or removal for cause, the RSUs will vest pro rata based on the number of days of the applicable director’s service from the Date of Grant to the Normal Vesting Date. All RSUs would be immediately forfeited upon a non-employee director’s removal for cause. All RSUs will fully vest upon a change in control, subject to the applicable director’s continued service through such change in control. Vested RSUs are settled in shares of Common Stock within 30 days after the Normal Vesting Date, or if earlier, termination of service.

In the event a new non-employee director joins the Board on any date other than the date of the annual meeting of share owners, in addition to the Annual Grant, such new non-employee director will also receive on the date immediately following the first annual meeting of share owners at which directors are elected during such director’s tenure on the Board an additional grant of RSUs with respect to a number of shares of Common Stock having a fair market value on the date of such grant equal to the fair market value of the Annual Grant awarded to directors in the previous year, pro-rated based on the number of days of service in the period from the commencement of such director’s service on the Board to the date of such grant.

In December 2023, the Board amended and restated the O-I Glass, Inc. Directors Deferred Compensation Plan (as amended and restated, “the Directors Deferred Compensation Plan”). The Directors Deferred Compensation Plan provides an opportunity for non-employee directors to defer payment of their directors’ fees to be paid out upon a specified future date or the director’s termination of service. Deferred payments may be made in a lump sum or in annual installments over a period of two to ten years, at the election of the director. Under the Directors Deferred Compensation Plan, a non-employee director may defer receipt of all or any portion of the cash portion of the compensation described above. Deferrals may be credited into a cash account or into a Company stock unit account. Funds held in a cash account accrue interest at a rate equal to the average annual yield on domestic corporate bonds of Moody’s A-rated companies. Distributions from the Directors Deferred Compensation Plan are made in cash.

Each director is reimbursed for expenses associated with meetings of the Board or its committees.

The total compensation earned by non-employee directors in 2023 is reflected in the following table:

DIRECTOR COMPENSATION IN 2023

		Stock
	Fees Earned	Awards
	($)	($)
Name	(1)	(2)	Total ($)
Samuel R. Chapin	112,500	140,000	252,500
David V. Clark, II	107,500	140,000	247,500
Gordon J. Hardie*	102,500	140,000	242,500
John Humphrey	137,500	140,000	277,500
Alan J. Murray	137,500	140,000	277,500
Hari N. Nair	140,412	140,000	280,412
Joseph D. Rupp (3)	49,107	—	49,107
Catherine I. Slater	107,500	140,000	247,500
John H. Walker	257,500	140,000	397,500
Carol A. Williams	117,500	140,000	257,500
(1)	The cash amounts earned by each director are made up of the amounts in the table that follows these footnotes.
(2)	Amounts reflect the aggregate grant date fair value of RSUs computed in accordance with Financial Accounting Standard Board (“FASB”) ASC 718. Each of the non-employee directors, other than Mr. Rupp, held 6,683 unvested RSUs as of December 31, 2023. Mr. Rupp did not hold any unvested RSUs as of December 31, 2023.
(3)	Joseph D. Rupp’s Board service ended on May 9, 2023, the date of the Company’s 2023 annual meeting of share owners, and he did not receive an equity award in 2023.

O-I GLASS, INC. 2024 PROXY STATEMENT	26

Director Compensation and Other Information

		Annual	Annual
	Annual	Committee	Committee
	Board	Chair or IBC	Member
	Retainer	Retainer	Retainer	Total
Name	($)	($)	($)	($)
Samuel R. Chapin	92,500	—	20,000	112,500
David V. Clark, II	92,500	—	15,000	107,500
Gordon J. Hardie*	92,500	—	10,000	102,500
John Humphrey	92,500	25,000	20,000	137,500
Alan J. Murray	92,500	15,000	30,000	137,500
Hari N. Nair	92,500	12,912	35,000	140,412
Joseph D. Rupp	33,036	7,143	8,928	49,107
Catherine I. Slater	92,500	—	15,000	107,500
John H. Walker	92,500	150,000	15,000	257,500
Carol A. Williams	92,500	—	25,000	117,500

* Mr. Hardie was selected as the Company’s President and CEO, effective on the later of the conclusion of the Annual Meeting or the date Mr. Hardie is issued his work-authorized U.S. visa, and he will no longer receive compensation for services provided as a director.

Following its review conducted in October 2023, the Compensation and Talent Development Committee recommended, and the Board approved, an increase to the value of the Annual Grant by $10,000, to a total value of $150,000, effective beginning in 2024, to maintain the competitive position of the program at the median of the peer group used to benchmark pay and select S&P 500 companies similar in revenue size to O-I. No other changes were made to the director pay program for 2024. Further, the review concluded that the non-employee director pay program did not represent a problematic pay practice.

Related Person Transactions

Pursuant to written policies and procedures set forth in the Company’s Guidelines, the Company reviews relationships and transactions in which the Company and its directors and executive officers, or their immediate family members, are participants. The Board has delegated initial review of such transactions to the Nominating/Corporate Governance Committee. The Company’s Guidelines provide that the Nominating/Corporate Governance Committee will review and, if appropriate, recommend to the full Board the approval or ratification of related party transactions. Pursuant to the Guidelines, the Nominating/Corporate Governance Committee takes into account the following factors: the related person’s connection to the Company and interest in the transaction, the approximate dollar value of the transaction, the importance of the transaction to the related person and the Company, whether the transaction would impair the judgment of the director or executive officer to act in the best interests of the Company, and any other appropriate information.

Compensation and Talent Development Committee Interlocks and Insider Participation

During all or a portion of 2023, the following directors served on the Compensation and Talent Development Committee of the Board: David V. Clark II, Hari N. Nair, Joseph D. Rupp, Catherine I. Slater, John H. Walker and Carol A. Williams. No member that served on the Compensation and Talent Development Committee during all or a portion of 2023 is a current or former officer or employee of the Company or has any relationship with the Company requiring disclosure under Item 404 or Item 407(e)(4)(iii) of Regulation S-K. In addition, no executive officer of the Company served on any board of directors or compensation committee of any other entity for which any of the Company’s directors served as an executive officer at any time during 2023.

O-I GLASS, INC. 2024 PROXY STATEMENT	27

Executive Compensation

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of the compensation of the Company’s NEOs identified below, the objectives and principles underlying executive compensation programs, the Company’s recent compensation decisions, and the factors considered in making those decisions. The Company’s NEOs for 2023 were:

Name	Position
Andres A. Lopez	President and Chief Executive Officer (“CEO”) (1)
John A. Haudrich	Senior Vice President and Chief Financial Officer (“CFO”)
Darrow A. Abrahams	Senior Vice President, General Counsel and Corporate Secretary
Arnaud Aujouannet	Senior Vice President and Chief Sales and Marketing Officer
Vitaliano Torno	Senior Vice President, Global Business Operations and President O-I Europe (2)

(1)	On March 6, 2024, Mr. Lopez announced his intention to retire as President and CEO of the Company, effective at the Annual Meeting.
(2)	Mr. Torno’s title was changed from President, Business Operations and O-I Europe to Senior Vice President, Global Business Operations and President O-I Europe effective July 13, 2023; his responsibilities remained unchanged.

Executive Summary

The O-I Glass Compensation and Talent Development Committee (referred to in this “Compensation Discussion and Analysis” section as the “Committee”) is committed to working with the Board and management to design compensation plans that motivate the Company’s executives and support business objectives that create value for stakeholders without taking excessive risks. The Committee believes the alignment of the compensation programs with share owners’ interests is demonstrated by:

➢	the overwhelmingly strong support received in 2023 and 2022 for the Company’s advisory Say on Pay vote, with over 97% and over 96%, respectively, of votes cast voting in favor of the proposal,
➢	feedback from share owner outreach which demonstrated support for the Company’s executive pay program and identified no fundamental issues with the program’s design, and
➢	historical strong alignment between the program’s incentive payout levels and the returns earned by the Company’s investors relative to those of the S&P 500 or its pay benchmarking companies as more clearly seen in the realizable pay and performance analysis covered beginning on page 35.

As a result of this demonstrated alignment of the compensation programs with share owners’ interests, the Committee maintained most elements of the 2022 STI and LTI programs for the 2023 performance cycle. For the 2023 STI program, the Committee changed the aFCF measure to FCF, which includes all cash payments for property, plant and equipment. In addition, the Committee eliminated the enterprise strategic objectives measure (weighted 10%) and increased the weight applied to the EBIT measure (from 70% to 80%), while maintaining the weight applied to the FCF measure (20%). The Committee had added enterprise strategic objectives as a new measurement area for the 2021 STI program in an effort to amplify attention and incentivize the significant cultural change management needed to achieve two of its key strategic initiatives: Global Capabilities and Performance Acceleration Gross Benefit Run Rate and Smart Spend. The reduction to the weight placed on this measure in 2022 and elimination of the measure in 2023 signified the progress made by the Company over this timeframe.

The Committee believes the 2023 pay program further supports the Company’s business objectives and aligns with share owners’ interests, as demonstrated by the program’s links to the Company’s strategic plan, the difficulty of its incentive goals, and the alignment between payouts and share owners’ returns.

O-I GLASS, INC. 2024 PROXY STATEMENT	28

Executive Compensation

●
by ensuring asset stability and total systems cost management; elevating factory performance, efficiency, and profitability; leveraging automation and improving quality; cultivating concepts that extend current or create new competitive advantages; and focusing on continuous improvement across all aspects of the business;
●
by leveraging innovation and developing breakthrough technology; commercializing MAGMA; and enabling the full value chain for glass;
●
by repositioning its Environmental, Social and Governance (ESG) profile, improving its environmental performance; increasing recycling; and actively communicating and advocating for glass packaging; and
●
by elevating organizational focus; driving performance, culture, and engagement of its people; developing talent; strengthening diversity and inclusion in the workplace; and embedding flexibility to follow market needs and changes.

The Foundation: The Strategic Plan for the Company

The strategic plan for the Company serves as the foundation for its pay program. The Company’s vision is to be the most innovative, sustainable, and chosen supplier of brand-building packaging solutions. Its goal is to profitably grow the business and create value for our customers, share owners, suppliers, employees, society, and the planet. The Company will realize its vision and goal by achieving its five strategic ambitions, including:

●
To profitably grow the top line through effective innovation, marketing, and commercialization and excel at serving current customers by significantly improving the customer experience; aligning its activity with customers’ needs and market dynamics; improving quality and flexibility; elevating innovation and new product development; improving its environmental profile; advocating and marketing glass; advancing end-to-end supply chain capabilities, processes, and talent; and enabling profitable growth;
●
To be cost competitive by elevating year-over-year productivity across the business by ensuring asset stability and total systems cost management; elevating factory performance, efficiency, and profitability; leveraging automation and improving quality; cultivating concepts that extend current or create new competitive advantages; and focusing on continuous improvement across all aspects of the business;
●
To disrupt current industry dynamics by creating a new paradigm with Modular Advanced Glass Manufacturing Asset (MAGMA) by leveraging innovation and developing breakthrough technology; commercializing MAGMA; and enabling the full value chain for glass;
●
To become the most sustainable rigid packaging producer by repositioning its Environmental, Social and Governance (ESG) profile, improving its environmental performance; increasing recycling; and actively communicating and advocating for glass packaging; and
●
To be a simple, agile, diverse, inclusive, and performance-based organization energized by engaged employees by elevating organizational focus; driving performance, culture, and engagement of its people; developing talent; strengthening diversity and inclusion in the workplace; and embedding flexibility to follow market needs and changes.

The Company continues to emphasize collaboration across O-I, leveraging its knowledge and expertise, increasing accountability, and aligning incentives with the right results, with a focus on one team, one enterprise and one plan. The Company believes successful execution along these lines will lead to enhanced value for its customers, share owners, suppliers, employees, society, and the planet.

Key Accomplishments in 2023

The Company again delivered on its commitments in 2023. In addition to exceeding full-year guidance, it also achieved all of its key strategic objectives in 2023. Strong net price and the benefit from the Company’s margin expansion initiatives helped mitigate the impact of softer demand and elevated production curtailment to balance supply with lower shipments. In addition to strong operating results in 2023, the Company continued to advance its long-term strategy. The Company made solid progress on its capital expansion program, completing the first round of new capacity additions in Canada and Colombia, on time and on budget. Importantly, development efforts for MAGMA and ULTRA continued and the Company’s first MAGMA Greenfield project in Bowling Green, KY is on track to be commissioned in mid-2024. The Company’s freshly updated ESG roadmap has been fully integrated into its strategy and long-term capital allocation plan as it advances glass as the most sustainable packaging solution. Finally, the Company’s balance sheet is in its best position in nearly a decade.

Overall, the Company is pleased with the progress it made. While many of its efforts are visible, the Company also has been hard at work, creating advanced capabilities that are improving its ability to execute, both in the short term and long term, and the Company is confident its efforts will increase share owner value and ensure long-term prosperity for O-I.

O-I GLASS, INC. 2024 PROXY STATEMENT	29

Executive Compensation

Linking the Company’s Incentives to Its Plan and Share Owner Interests

As noted above, the Company’s strategic plan focuses on profitable growth through effective innovation, marketing, and commercialization and excelling at serving current customers. This is reflected in both the STI and LTI programs, wherein profit is emphasized versus revenue. Further, growth is accounted for in establishing goals that call for year-over-year continuous improvement. The Company’s strategic plan also includes being cost competitive by elevating year-over-year productivity across the business. This is reflected in both the STI and LTI programs, which emphasizes the need to control costs, including enterprise-wide strategic objectives in the STI program which were focused on the cost transformation elements of the Company’s margin expansion initiatives. One of the Company’s goals is to profitably grow the business and create value for its customers, share owners, suppliers, employees, society, and the planet. The inclusion of the relative total shareholder return (“r-TSR”) modifier in the LTI program, as well as dividend equivalents, captures this goal by incentivizing executives to create value for share owners.

For the 2023 STI program:

◾	Payouts were tied to attainment of EBIT (80% weight) and FCF (20% weight) objectives.

For the 2023 LTI program:

◾	The Company continued to deliver LTI awards in a mix of performance stock units (“PSUs”) (60% of target value) and time-based RSUs (40% of target value), with PSU performance metrics based on achievement of adjusted earnings per share (“EPS”) (50% weight) and return on invested capital (“ROIC”) (50% weight) goals. Results based on EPS and ROIC continued to be modified by the Company’s total shareholder return (“TSR”) relative to a group of comparable industrial companies to strengthen the program’s ties to share owners’ interests. Both award types have tandem awards of dividend equivalents to align them with the total returns provided to share owners and are only payable to the degree the underlying awards vest.
◾	The potential payout for the PSUs granted for the 2023-2025 period continues to be based on O-I’s achievement of EPS and ROIC goals, based on the achievement of annual improvements in EPS and ROIC. The levels of improvement for each year of the period were set in early 2023. More specifically, EPS and ROIC targets for the first year of the cycle (2023) were based on the Company’s annual operating plan for the year, which required significant improvement over the results from 2022. Performance targets for subsequent years (2024 and 2025) are based on the Company’s EPS and ROIC performance for the prior year (2023 in the case of 2024 and 2024 in the case of 2025) plus the target levels of improvement for each year as approved by the Committee in 2023. Achievement levels for each year of the period apply to one-third of the PSUs when determining the initial level of payout.
◾	Further, for additional alignment with share owners, in determining final payouts, PSUs provisionally earned for the Company’s EPS and ROIC results continue to be adjusted – either positively or negatively – based on the Company’s TSR results for the full three-year performance period relative to those companies in the Materials Sector of the S&P 1500 index as of the grant date.

As shown below, the Company’s incentive structure is highly motivational and creates share owner alignment.

O-I GLASS, INC. 2024 PROXY STATEMENT	30

Executive Compensation

Incentive Plan Results: Reflect the Company’s Performance

The Company is confident that its strategy will continue to evolve and lead to improvement in its operating and stock price performance and share owner value creation over the next few years, as evidenced by its strong performance for 2023. This is seen in the year-over-year improvement in the Company's key financial results, as well as the increase in the Company’s stock price from 2021 to 2023.

	●	● ●

Key Performance Highlights

2023 STI Program



Delivered EBIT (as defined on page 39) of $943 million, a 25% increase from prior year, which was above the target performance level for this measure.



Produced FCF (as defined on page 39) of $123 million, which was between the threshold and the target performance levels for this measure.

2021-2023 LTI PSU Program



Generated adjusted EPS (as defined on page 44) of $1.83, $2.30, and $3.09, respectively, for 2021, 2022 and 2023, excluding the effect of share buy-backs above dilution, over the three-year performance period ending December 31, 2023, generating an average annual banked payout of 177% (147.9% for 2021, 182.1% for 2022, and 200.0% for 2023) for this measure under the Company’s LTI PSU program.



Achieved ROIC (as defined on page 44) of 8.64%, 9.19%, and 10.97%, respectively, for 2021, 2022 and 2023, over the same three-year performance period, which generated an average annual banked payout of 156% (140.0% for 2021, 138.0% for 2022, and 190.3% for 2023) for this measure under the Company’s LTI PSU program.



Achieved TSR for the three-year performance period of 38%, which was at the 59th percentile of the applicable peer group and resulted in a relative TSR (“r-STR”) modifier of 1.07.

These results were reflected in the compensation actually earned and paid for 2023 and 2021-2023 under the Company’s short- and long-term incentive plans, respectively, which required management to meet challenging goals, consistent with the Board’s expectations of management and its commitments to share owners.

Based on performance against the applicable performance metrics, the Company’s NEOs earned a payout of 125.5% of the target payout level under the 2023 STI program and an overall payout of 178.0% of the target payout level in respect of PSUs for the 2021-2023 period. Management and the Committee believe these results are aligned with the underlying operating performance of the Company for the applicable performance period as well as the Company’s stock price performance relative to the stock price performance of its peers and companies in the S&P 500.

The PSU payout earned for the 2021-2023 PSU performance period is the first payout in three years, as no payout was earned for the 2020-2022, 2019-2021 and 2018-2020 performance periods, which were significantly affected by the COVID-19 pandemic.

These payout levels are consistent with the Company’s historical trend of being closely aligned with the changes in its stock price and the returns earned by its investors relative to those of the S&P 500 or its pay benchmarking companies. This is more clearly seen in the realizable pay and performance analysis covered beginning on page 35. In addition, the Company’s stock ownership guidelines and substantial executive stock ownership also created significant alignment with the share owners, as the value of those holdings reflect changes in the Company’s stock price.

O-I GLASS, INC. 2024 PROXY STATEMENT	31

Executive Compensation

No Problematic Pay Practices

The Committee regularly monitors the Company’s pay practices, which are consistent with good corporate governance and identified best practices. The Committee has established the Clawback Policy as required by the SEC rules and NYSE listing standards. Double triggers have been established for receiving any benefits associated with a change-in-control. Further, the Company does not offer tax gross-ups for any severance benefits or executive perquisites, with the exception of a tax gross-up on the annual economic value of the executive life insurance benefit for Mr. Lopez (as the Committee previously determined that it was not in the share owners’ best interest to incur the costs that would be required to eliminate this contractually-based benefit). No other NEOs are eligible for tax gross-ups.

The Company’s Stock Ownership and Retention Guidelines exclude unearned performance awards, which is consistent with stock ownership guidelines of other large companies.

The Committee prohibits its directors, officers and employees from hedging their ownership of Company securities, whether such securities are granted as compensation or held directly or indirectly. This includes, but is not limited to, trading in publicly traded options, puts, calls, or other derivative instruments related to Company securities, such as zero cost collars and forward sale contracts.

O-I GLASS, INC. 2024 PROXY STATEMENT	32

Executive Compensation

Compensation Principles

The Committee maintains executive compensation programs designed to align executive pay with share owner interests and the annual and long-term performance of the Company. The Company believes its executive compensation program strikes an appropriate balance between using responsible, measured pay practices and providing rewards that effectively attract and retain executives while motivating them to create long-term value for the share owners without taking excessive risks.

Key elements of this pay strategy include:

●
Targeting total direct compensation (overall and by element) for the NEOs to approximate market median pay levels, while also considering internal equity, and regularly evaluating pay versus market practices based on comparisons with the Company’s peer companies as well as other large industrial companies of similar size and complexity;
●
Ensuring that a majority of target compensation for each NEO is in the form of annual and long-term incentives, the latter delivered entirely in stock, based on a mix that considers market practices and feedback from share owners;
●
Analyzing annually the relationship between executive pay and Company performance to ensure alignment; and
●
Completing regular risk assessments, taking into consideration the Company’s business model, incentive plan design (including mix of incentive vehicles, balance of performance measures, target setting methodology, caps on payouts, etc.) and policies designed to reduce risk (such as share ownership and retention guidelines, Clawback Policy, and anti-hedging and prohibition of pledging policy), among other considerations, to evaluate if the Company’s compensation program promotes excessive risk taking.

Say on Pay Vote and Share Owner Outreach

97%

In 2023, over 97% of votes cast voted for the Company’s Say on Pay proposal. These results were aligned with the support received in 2022 with over 96% of votes cast voting in favor. The Committee continues to believe the Company’s executive compensation program is well aligned with both share owners’ interests, competitive market practices and the overall performance of the Company and the individual executive. Nonetheless, the Committee and management regularly review compensation programs to ensure such alignment continues and make changes as appropriate or necessary.

As the Company believes that an annual “Say on Pay” vote encourages beneficial dialogue on compensation and provides the most consistent and clear communication channel for share owner concerns about executive compensation, the Company is holding an annual advisory vote in 2024 to approve executive compensation.

The Company’s 2024 Say on Pay proposal is found on page 82. The Committee believes the Company’s executive compensation program continues to represent share owners’ interests in a responsible and reasonable fashion and warrants your support at this year’s Annual Meeting.

The Committee will continue to consider the results from this year’s and future advisory votes on executive compensation. The Company continues to actively engage major share owners (including outreach efforts to the top 15 share owners in November 2023) and proxy advisory firms, ISS and Glass Lewis, regarding executive pay and its alignment with share owner interests. The Company believes these discussions have confirmed the reasonableness and appropriateness of the executive pay program’s principles, structure and outcomes.

O-I GLASS, INC. 2024 PROXY STATEMENT	33

Executive Compensation

Compensation and Governance Practices

The Company’s executive compensation programs are designed to reflect appropriate governance practices aligned with the needs of the business. Below is a summary of compensation practices the Company has adopted to drive performance and to align with share owner interests, followed by a list of practices the Company does not subscribe to because the Company does not believe they would serve its share owners’ long-term interests.

OUR COMPENSATION AND GOVERNANCE BEST PRACTICES

WHAT THE COMPANY DOES/HAS

➢
Aligned Pay and Performance
➢
Appropriately Demanding Incentive Goals
➢
Incentive Metrics Aligned with Value Creation Strategy: higher earnings (EBIT and EPS), greater FCF, capital efficiency (ROIC) and stock price (equity awards and r-TSR modifier)
➢
Target Market Median Pay Levels based on pay data of peers and other industrial companies of similar revenue size
➢
Balanced Compensation Structure: fixed vs. variable; annual vs. long term; cash vs. stock; service vs. performance-based awards
➢
Majority (60% of target value) of LTI award delivered in performance-based awards vs. solely service-based equity
➢
One-year minimum vesting requirement for equity awards (subject to limited exceptions)
➢
Protective Non-Compete and Non-Solicitation Covenants Applicable to LTI Awards
➢
Common Annual Equity Award Date (March 7)

➢
Stock Ownership and Retention Guidelines
➢
Anti-Hedging and Prohibition of Pledging Policy
➢
Double Trigger (i.e., a change in control and an involuntary termination) Requirement for Equity Vesting
➢
Clawback Policy in accordance with SEC rules and NYSE listing standards
➢
Annual Independent Risk Assessment of Compensation Programs
➢
Annual “Say on Pay” Vote
➢
Independent Compensation and Talent Development Committee
➢
Annual Review of Independence of Committee’s Advisors
➢
Limit on the annual value of combined cash and equity awards granted to non-employee directors

WHAT THE COMPANY DOES NOT DO/HAVE

➢
Uncapped annual or long-term performance incentives
➢
Use the same financial metric(s) in the annual and long-term incentive plans
➢
Pay Dividends or Dividend Equivalents on Unvested LTI awards
➢
Rely on Stock Options to deliver long-term incentive opportunities
➢
Permit repricing of Underwater Stock Options without share owner approval

➢
Liberal Share Recycling
➢
Excessive Perquisites or Tax Gross-ups for Perquisites: See “Other Benefits” for details
➢
Excise Tax Gross-Ups upon Change in Control
➢
Single Trigger Change in Control Severance Payments
➢
Multi-Year Employment Contracts
➢
Include design elements in its incentive plans that encourage excessive risk taking

O-I GLASS, INC. 2024 PROXY STATEMENT	34

Executive Compensation

Assessment of Realizable Pay and Performance

The Committee annually compares the NEOs’ realizable pay and the Company’s performance to the pay and performance of peer group companies in order to assess the alignment of the Company’s pay and performance.

In assessing pay and performance, the Committee’s independent compensation advisor, Pay Governance, analyzed the Company’s 2020-22 realizable pay and performance relative to its peer companies. Unlike the results reported in the 2023 Summary Compensation Table on page 58, realizable pay looks at the pay an executive earned or could have earned for a period based on the actual financial performance against the Company’s incentive goals and the stock price performance that was influenced by those financial results. It also includes the potential value that could be realized from any unvested awards based on the Company’s stock price at the end of that period (December 31, 2022). The Committee believes realizable pay is a better gauge for assessing pay and performance than the data found in the 2023 Summary Compensation Table and Pay versus Performance Table, as both of those tables include a mix of some elements that are actual pay, such as salary and annual incentives, and other elements that are based on accounting or fair value estimates of equity incentives, such as PSUs and RSUs. They also fail to compare the Company’s pay and TSR performance relative to the peer group companies the Committee uses to establish the CEO’s target pay opportunities. Further, realizable pay excludes the annual changes in pension calculations which are not part of the pay decisions made by the Committee when setting an executive’s target annual pay opportunities. Those benefits can significantly distort pay reported in the 2023 Summary Compensation Table and how it relates to the Company’s performance.

In assessing realizable pay, the Committee reviewed the actual amounts earned by the CEO and CFO from 2020 to 2022, which consisted of: base salaries received by the applicable executive, annual bonuses earned, vesting date value (as opposed to grant date or accounting value used in the 2023 Summary Compensation Table or the Pay versus Performance Table) of time-based LTI awards granted during the period, any gains realized on options granted during the period following exercise (which the Company did not award during that period but some of its pay peers continued to award) and the value of any performance-based LTI awards granted and earned in the three-year period. In addition, realizable pay includes the value of any outstanding (unvested, unexercised or unearned) long-term incentives awarded during the three-year period based on the Company’s stock price as of December 31, 2022. The same approach is used to calculate the realizable pay of the CEOs and CFOs at peer companies. This enables the Committee to compare the Company’s realizable pay levels with similar executives at peer companies. As a result, realizable pay relies on information reported in peer company proxies, the latest year for which pay is available being 2022.

In addition to assessing the Company’s realizable pay levels relative to peer companies, the Committee also examined the Company’s annual and long-term performance versus those companies. From a long-term performance perspective, the analysis focused on total shareholder return (“TSR”) relative to those companies, which captures the principal goal of the Company’s long-term incentive plan—incentivizing executives to create value for investors. As shown in the following two charts, the Company’s pay program has produced realizable pay levels relative to peers that are directionally and reasonably aligned with the Company’s TSR performance relative to those companies. For the 2020-2022 period, the Company’s TSR and realizable pay levels for both its CEO and CFO were well above the median levels of its peers.

O-I GLASS, INC. 2024 PROXY STATEMENT	35

Executive Compensation

From an annual or short-term performance perspective, the Company’s performance across several perspectives of EBIT and aFCF performance (growth, percent of revenue and percent of invested capital) was evaluated relative to similar metrics for peers for each year of the past five years. These results captured the key drivers of the Company’s STI program, which support the Company’s strategic objectives as well as its long-term value creation efforts. The Company’s rankings relative to peers across these annual performance metrics were compared to rankings of the cash compensation (salary + actual bonus) earned by the Company’s CEO and CFO during the same period. As with the Company’s realizable pay and TSR comparisons, the Company’s annual cash compensation was appropriately aligned with its annual performance rankings relative to peers. When considering the Company’s annual financial performance versus that of its peers for each of the past five years, the Company’s average peer ranking equaled the 35th percentile, comparable to the average cash compensation (salary and bonus) ranking of its CEO (38th percentile) and CFO (38th percentile) relative to the Company’s peers.

From these perspectives, the Company believes the pay program produced acceptable outcomes with officers’ relative pay levels aligned with its relative annual and long-term performance levels, supportive of share owners’ interests.

Compensation Benchmarking

While realizable pay examines the alignment of the Company’s performance and the pay actually realized or realizable by those results, the Committee also annually reviews the competitiveness of the target pay opportunities provided to the Company’s senior leadership team (including the CEO and his key direct reports). This review encompasses all elements of target direct compensation: base salary, annual incentives and cash compensation (base salary + target annual incentives), LTI and direct compensation (base salary + target annual incentives + target LTI). In addition, the review examines the mix of total pay (fixed to variable pay, short to long-term compensation and cash to stock compensation) and LTI mix (stock awards versus options and service versus performance-based awards). The objectives of this review are to ensure the opportunities associated with the Company’s program are aligned with its pay philosophy, which targets market median but also considers internal equity between senior leadership team members.

Market Data

In determining compensation levels for the senior leadership team, the Committee reviews competitive market remuneration data including:

●	proxies of companies in the peer group used to benchmark pay (shown below) solely for purposes of determining compensation levels of the Company’s CEO and CFO; and
●	surveys published by Aon Hewitt, Mercer and Willis Towers Watson are used to assess the target compensation for the Company’s other senior leaders and provide data reflecting the incumbent’s functional responsibilities and the appropriate revenue scope (corporate or region) of their operating unit.

O-I GLASS, INC. 2024 PROXY STATEMENT	36

Executive Compensation

Peer Group Companies

While there is no other company of comparable size to the Company that also focuses purely on glass container production, the group of peer companies used to benchmark executive pay practices and pay levels for select officers is selected primarily from companies in the packaging and industrial manufacturing sectors that resemble the Company in size, business profile, global presence, asset intensity, and other relevant factors. After a review of the peer group companies in July 2022, the Committee determined the comparator group continued to be reasonable for benchmarking and pay comparisons with the Company and saw no compelling need to change the group of peer companies for 2023. Accordingly, the Company’s peer group of companies for 2023 consisted of the following:

		Dollars in Millions
						% Revs.
			Total	Mkt.	Enterp.	Outside	# of
Company(1)	Industry	Revs.(1)	Assets(1)	Cap(2)	Value(2,3)	U.S.(4)	Emp.
The Goodyear Tire & Rubber Company	Tires and Rubber	20,066	21,582	4,060	12,896	51%	71,000
Ball Corporation	Metal and Glass Containers	14,029	19,303	18,136	26,900	44%	21,000
Berry Global Group, Inc.	Metal and Glass Containers	12,664	16,587	7,784	16,325	46%	44,000
Crown Holdings, Inc.	Metal and Glass Containers	12,010	15,034	11,024	17,991	63%	25,000
Dana Incorporated	Auto Parts and Equipment	10,555	7,965	2,109	4,912	57%	41,800
Owens Corning	Building Products	9,667	11,237	13,174	15,145	27%	18,000
Oshkosh Corporation	Construction Machinery and Heavy Trucks	9,658	9,129	7,091	8,088	17%	17,300
Graphic Packaging Holding Company	Paper Packaging	9,428	11,175	7,544	12,983	30%	23,500
Dover Corporation	Industrial Machinery	8,438	11,349	21,517	24,384	44%	25,000
Avery Dennison Corporation	Paper Packaging	8,364	8,210	16,280	19,350	69%	35,000
Packaging Corporation of America	Paper Packaging	7,802	8,681	14,491	16,541	5%	14,900
Domtar Corporation(5)	Paper Products	6,936	7,531	NA	NA	28%	13,000
Sonoco Products Company	Paper Packaging	6,781	7,192	5,473	8,793	29%	23,000
American Axle & Manufacturing Holdings, Inc.	Auto Parts and Equipment	6,080	5,356	1,031	3,389	64%	19,000
Silgan Holdings Inc.	Metal and Glass Containers	5,988	7,611	4,819	8,722	27%	14,520
Sealed Air Corporation	Paper Packaging	5,489	7,201	5,275	9,958	47%	17,000
Greif, Inc.	Metal and Glass Containers	5,219	5,961	3,079	5,602	36%	12,000
Terex Corporation	Construction Machinery and Heavy Trucks	5,152	3,616	3,867	4,315	46%	10,200
The Timken Company	Industrial Machinery	4,769	6,542	5,655	7,703	57%	19,602
Flowserve Corporation	Industrial Machinery	4,321	5,109	5,408	6,465	58%	16,000
75th Percentile		9,897	11,265	12,099	16,433	57%	25,000
50th Percentile		8,083	8,087	5,655	9,958	45%	19,301
25th Percentile		5,863	7,029	4,440	7,084	29%	15,725
O-I Glass, Inc.	Metal and Glass Containers	7,105	9,669	2,534	6,782	74%	23,000
O-I Percentile Rank		43%	65%	8%	24%	High	63%
(1)	Fiscal 2023 financial data
(2)	Data as of December 31, 2023
(3)	Enterprise value defined as market capitalization plus total debt plus total preferred equity plus minority interest less cash and short-term investments
(4)	Select companies’ data represent revenues for sales outside North America
(5)	Domtar Corporation operates as a subsidiary of Karta Halten B.V. Financial data are available for Domtar Corporation as it operates as a private company with public debt

After a review of the peer group companies in July 2023, the Committee decided to make the following changes to the group used to make pay decisions for 2024: replace Domtar Corporation and The Goodyear Tire and Rubber Company with AptarGroup and Pactiv Evergreen Inc., two companies with revenue within the desired range of O-I’s.

Compensation Program Overview

Total Direct Compensation

Total direct compensation is the combination of base pay, short-term incentive and long-term incentives. Although the Company’s pay philosophy generally targets market median, while also considering internal equity, an NEO’s total direct compensation opportunity may be higher or lower than the market 50th percentile based on individual performance, experience, past leadership roles, potential future contributions and Company performance. In making compensation decisions, the Committee considers each of these factors and the NEO’s total direct compensation to ensure overall alignment with the Company’s compensation philosophy and principles.

O-I GLASS, INC. 2024 PROXY STATEMENT	37

Executive Compensation

It is the Company’s philosophy that a significant portion of the target compensation opportunity provided to the NEOs be “variable” or “at risk”—based on Company performance and/or the price of the Company’s stock. Based on compensation packages in effect on December 31, 2023, the CEO had 88% of his target total direct compensation “at risk” and the other NEOs had an average of approximately 68% of their target total direct compensation “at risk.” The Company has no prescribed pay mix that drives compensation decisions. The resulting pay mix is based on the Company’s pay philosophy, its target pay position in the market, market pay data used to establish individual executive’s compensation and internal equity pay considerations.

Compensation Pay Mix Charts

The Committee strives to achieve alignment between executive pay and performance by establishing and adhering to a fair and performance oriented rewards philosophy/strategy, setting appropriately demanding performance objectives which are assessed annually for their difficulty, and regularly testing the relationship between pay and performance.

Base Pay

The base pay component of the Company’s executive compensation program is designed to ensure the Company’s ability to attract and retain key executives. The Committee reviews each NEO’s salary and pay positioning at least once per year, and may adjust the salary based on several factors, including: current market conditions, Company performance, individual performance, previous experience, management potential, the results of benchmarking against market data, and the Company’s overall merit pay budgets. Merit pay budgets are set annually based on external labor market trends, business performance, inflation and other pertinent factors.

Our NEOs’ base salaries for 2022 and 2023 are set forth in the table below:

	Base Salaries as of December 31,				Change
Name	2022		2023		%
Andres A. Lopez		$1,081,500		$1,150,000	6.3%
John A. Haudrich		$709,000		$737,000	3.9%
Darrow A. Abrahams		$518,000		$565,000	9.1%
Arnaud Aujouannet	CHF	504,000	CHF	530,000	5.2%
Vitaliano Torno	CHF	800,000	CHF	865,000	8.1%

The Committee approved a base pay increase of 6.3% for Mr. Lopez, 9.1% for Mr. Abrahams, 5.2% for Mr. Aujouannet, and 8.1% for Mr. Torno, to bring each of them closer to market median, while also recognizing their performance. The Committee approved a base pay increase of 3.9% for Mr. Haudrich, aligned with the merit budget for the U.S. and maintaining his salary at the median of CFOs in the peer group. These pay increases were effective April 1, 2023.

O-I GLASS, INC. 2024 PROXY STATEMENT	38

Executive Compensation

Short-Term Incentive

The Company’s annual STI program is designed to promote the achievement of short-term financial results and motivate individual performance. For the 2023 STI program, the Committee changed the aFCF measure to FCF, which includes all cash payments for property, plant and equipment. In addition, the Committee eliminated the enterprise strategic objectives measure (weighted 10%) and increased the weight applied to the EBIT measure (from 70% to 80%), while maintaining the weight applied to the FCF measure (20%). The Committee had added enterprise strategic objectives as a new measurement area for the 2021 STI program in an effort to amplify attention and incentivize the significant cultural change management needed to achieve two of its key strategic initiatives: Global Capabilities and Performance Acceleration Gross Benefit Run Rate and Smart Spend. The reduction to the weight placed on this measure in 2022 and the elimination of the measure in 2023 signified the progress made by the Company over this timeframe and supported the increased weight on EBIT to a level consistent with its historical role in the STI program.

After determining STI awards based on the Company’s achievement of the performance goals, the Committee can adjust each NEO’s STI payout by +/-20%, not to exceed a payout of 200%, based on the NEO’s performance against pre-established individual personal objectives, including environmental, social, and/or governance related objectives (discussed in more detail below under “Individual 2023 STI Payouts”).

2023 STI Program

Measures

The Committee reviews the performance measures for the STI each year to ensure they support the Company’s ongoing business strategies and reflect the needs of the business as well as drive share owner value. For the 2023 STI program, the Committee determined to evaluate performance against the following measures to determine STI awards under the Third Amended and Restated 2017 Incentive Award Plan:

Measure	Weight	Definition
Financial Measures:
EBIT	80%

Consolidated earnings from continuing operations before net interest expense and provision for income taxes, excluding charges for asbestos-related costs, restructuring, asset impairment and other items that management considers not representative of ongoing operations, and adjusted for changes in foreign currency exchange rates and to exclude the impact of acquisitions and divestitures that were not included in the Company’s budget and that occurred during the performance period.

FCF	20%

Cash provided by operating activities less cash payments for property, plant and equipment, adjusted for changes in foreign currency exchange rates and for payments made beyond the Company’s annual statutory requirement for pensions that were not included in the Company’s budget.

The Committee believes these measures strike a reasonable balance between profit-based (EBIT) and cash-based (FCF) metrics. These metrics also aligned with the Company’s strategic objectives for 2023 and supported both short- and long-term share owner value creation based on discussions with its share owners. In addition, by rewarding the senior leadership team based on enterprise performance, the senior leadership team is encouraged to leverage one country to compensate for pressures in another country, for the good of the entire Company.

The Company believes the EBIT and FCF measures reward results within management’s control versus those outside their ability to influence by adjusting for changes in foreign currency exchange rates, and by excluding (in the case of EBIT) items management considers not representative of ongoing operations. Further, the EBIT measure excludes interest and taxes which are influenced by factors such as fluctuations in interest rates and changes in tax law that are outside management’s control. The Committee believes this design drives motivation and retention, creating long-term share owner value.

Each measure stands alone for payment, so results under one measure can result in payment (up to the established maximum for that metric) even if results under the other measure result in no payout.

O-I GLASS, INC. 2024 PROXY STATEMENT	39

Executive Compensation

After determining STI awards based on the above performance goals, the Committee can adjust individual payouts of STI awards by +/-20%, not to exceed a payout of 200%, based on each NEO’s performance against personal objectives, including environmental, social, and/or governance related objectives (discussed in more detail below under “Individual 2023 STI Payouts”).

Determining Performance Targets and Measure Weights

The Committee reviews and approves the financial targets and measure weightings set for the metrics for each plan year after considering the overall Company budget (as approved by the Board of Directors), the state of the industry and other external economic factors for the Company overall. Performance is based on the Company’s absolute performance.

When setting the targets for the measures, the Committee considers an assessment prepared by its independent executive compensation consultant, Pay Governance, of the difficulty of its financial goals from various perspectives, including the Company’s historic payout results, as well as a comparison of proposed goals versus previous goals, the Company’s performance guidance, analyst estimates for the Company and its peers as well as the historic performance of the Company and its peers. The assessment found the Company’s EBIT goals for 2023 to be very challenging and the FCF goals to be challenging.

Individual Target Opportunities

Target awards for each NEO are expressed as a percentage of annual salary based on market competitiveness and considering the Company’s overall median pay philosophy. Achievement of threshold financial performance against the performance measures would result in a payout of 30% of the target opportunity, while maximum performance would yield a payout of 200% of the target.

Target incentives are sufficient to produce median cash compensation (salary + annual incentives) if earned, with maximum incentives capable of producing top quartile pay if maximum performance goals are achieved or exceeded. If no STI awards are paid, pay for the Company’s NEOs would rank in the market’s bottom quartile on a cash compensation basis.

For 2023, the NEOs’ individual target STI opportunities were as follows and reflect the Company’s pay philosophy, target STI opportunities in the market for executives with similar roles, the importance of each NEO’s role in achieving annual incentive goals and internal equity:

		Annual	Target	Target
Name		Salary (1)%		$
Andres A. Lopez		$1,132,875	150%		$1,699,313
John A. Haudrich		$730,000	80%		$584,000
Darrow A. Abrahams		$553,250	75%		$414,938
Arnaud Aujouannet	CHF	523,500	50%	CHF	261,750
Vitaliano Torno	CHF	848,750	75%	CHF	636,563
(1)	Represents actual annual salary paid in respect of fiscal year 2023.

2023 STI Targets and Performance Results

The STI performance targets and performance results for the enterprise are as follows (dollars in millions):

							Payout	Weighted Payout
		Enterprise Performance Range					as % of	as % of
		Threshold	Target	Maximum	Actual		Target	Target
Measure	Weight	30%	100%	200%	Results		Award	Award
EBIT	80%	$730	$901	$1,000	$943	(I)	142.4%	114.0%
FCF	20%	$105	$150	$195	$123	(I)	57.6%	11.5%

Total Payout: 125.5%

(1) See Appendix A for a calculation of this measure.

O-I GLASS, INC. 2024 PROXY STATEMENT	40

Executive Compensation

Management and the Committee believe this result is aligned with the underlying operating performance of the Company for 2023.

Individual 2023 STI Payouts

In addition to the Company’s performance in 2023 compared to the 2023 STI performance targets in determining STI payouts, the Committee considers the individual performance of each NEO in achieving pre-established individual personal objectives. Per the plan’s design, individual payouts based on the Company’s achievement of its performance goals can be adjusted by +/-20%, not to exceed a payout of 200%, based on each NEO’s performance against their personal objectives, including environmental, social, and/or governance related objectives.

For the 2023 STI awards, no NEO received an adjustment to his STI payout.

For 2023, the individual payouts were as follows:

						STI	Discretionary		Actual	Actual	Actual
		Annual	Target	Target		Payout	Adjustment		Payout	Payout	Payout
Name		Salary (1)%		$		%	%		$	% of Earnings	% of Target
Andres A. Lopez		$1,132,875	150%		$1,699,313	125.5%	100%		$2,133,079	188.3%	125.5%
John A. Haudrich		$730,000	80%		$584,000	125.5%	100%		$733,016	100.4%	125.5%
Darrow A. Abrahams		$553,250	75%		$414,938	125.5%	100%		$520,897	94.2%	125.5%
Arnaud Aujouannet	CHF	523,500	50%	CHF	261,750	125.5%	100%	CHF	366,463	70.0%	140.0%
Vitaliano Torno	CHF	848,750	75%	CHF	636,563	125.5%	100%	CHF	891,301	105.0%	140.0%

(1)	Represents actual annual salary paid in respect of fiscal year 2023.

Payout History

The Company has a history of setting reasonably demanding goals. Over the past five years, as demonstrated by the chart below, STI payouts for the Company have ranged from 0% to 180% (before applying reduction for safety challenges to 2021 results) of target, with an average payout of 106%. Furthermore, the pay and performance analyses of the actual cash compensation earned by the Company’s CEO and CFO versus that of their peers has been aligned with the Company’s annual financial performance relative to peers. Finally, annual STI payout levels (as a percent of target) have generally reflected the Company’s annual TSR performance relative to the S&P 500 (e.g., payout above target when the Company’s annual TSR is above the S&P median, below target when TSR for the year was below the S&P median).

STI Payout History for Enterprise
Avg. Payout 106%

Long-Term Incentives

Long-term incentive compensation is delivered solely in the form of equity. This component of the executive compensation package rewards each NEO’s contributions to the Company, provides motivation to achieve the Company goals, builds

O-I GLASS, INC. 2024 PROXY STATEMENT	41

Executive Compensation

stock ownership to strengthen the alignment with share owners’ interests, drives share owner value over time and is an important retention tool.

Equity Grant Practices

The Committee has established a formal process to govern equity grants. The same process is used for all employees receiving equity grants, including the NEOs. Each year, the Committee is asked to determine the overall pool (dollar value) of equity available for awards during the upcoming year’s grant cycle. In making a proposal to the Committee, the Company reviews the prior year grants, current competitive market data, shares available under the approved equity plan, annual share usage, total potential dilution data, and the expense of its equity program relative to its peers, as well as each executive officer’s overall compensation package in relation to the market.

Once the overall amount of equity available is determined, the CEO makes individual award recommendations for each senior executive. These recommendations are presented to the Committee for review and approval. The Committee works with Pay Governance, its executive compensation consultant, to determine the grant value for the CEO using the same general criteria.

The Committee set March 7 of each year as the common grant date for annual equity awards. This date falls outside of the quarterly blackout periods prescribed under the Insider Trading Policy applicable to all NEOs. In addition, a common grant date for annual grants minimizes the perception of market timing. The Committee retains the discretion to make equity grants off-cycle for situations such as promotions, external hires and market compensation adjustments.

LTI Mix

The Committee uses a balanced approach to delivering LTI by awarding 60% of target value in the form of PSUs and 40% in the form of time-based RSUs. The Committee believes that this emphasis on performance-based LTI awards is aligned with management’s share owner value creation efforts.

To determine the number of PSUs and RSUs to grant, the total target LTI award value is multiplied by the percentage of PSUs and RSUs (60% and 40%, respectively) and then the resulting value is divided by the Common Stock price on the date of grant. For example, assuming an overall LTI award with a value of $100,000 and a stock price of $20.00, the number of PSUs and RSUs granted would be calculated as follows:

If the performance goals are met at the end of the three-year performance period (subject to continued service through the end of the performance period), PSUs are settled in an equivalent number of shares.

RSUs vest in one-third increments on each of the three anniversaries following the grant date (subject to continued service through the applicable vesting date).

Awards are granted with tandem dividend equivalents, which confer on the holder of such PSUs and RSUs the right to receive dividend equivalent payments for dividends declared over the portion of the performance period or time-vesting period (as applicable) during which such units remain outstanding. Such dividend equivalents are payable only if and when the underlying unit vests and will generally be paid in cash upon or shortly after vesting of the underlying unit.

The value of the shares received from vested PSUs and RSUs is tied to the Company’s stock price, which provides share owner alignment. The Committee also believes the LTI mix provides a balanced incentive program that limits compensation plan risk.

O-I GLASS, INC. 2024 PROXY STATEMENT	42

Executive Compensation

PSUs have a strong pay for performance orientation and are a large enough portion of overall potential compensation to have a meaningful impact on the NEOs’ total realized compensation depending on Company performance and total share owner return. The use and overall weighting of PSUs focus executives on fundamental long-term financial goals in addition to stock price performance. RSUs are intended to foster long-term retention of the Company’s NEOs, while still providing alignment of compensation with share owners. This combination of long-term incentive awards, along with the Company stock ownership and retention guidelines (described below), promotes alignment with share owner interests.

Individual Award Opportunities

Each year, the Committee determines an overall equity award value, expressed as a dollar amount, based on median market data for each NEO. Individual awards may vary based on performance, leadership, potential, time in the role, internal equity and other relevant factors. When making grant decisions, the Committee focuses on the dollar value of the award for each NEO, and also considers the overall dilutive impact of shares granted to the entire employee population.

Based on the market data, individual and Company performance (including relative share owner return and other relevant metrics) and executive retention concerns, the Committee approved the NEOs receiving equity grants with the following fair market values that approximate market median values and can produce target total direct compensation (salary + target annual incentives + target LTI award value) that also approximates market median:

	2022 Grant	2023 Grant	Change
Name	Value	Value	%
Andres A. Lopez	$6,710,000	$7,125,000	6%
John A. Haudrich	$1,777,000	$1,900,000	7%
Darrow A. Abrahams	$760,000	$900,000	18%
Arnaud Aujouannet	$408,076	$410,900	1%
Vitaliano Torno	$708,763	$713,668	1%

For Messrs. Lopez, Haudrich, and Abrahams, the increase in target LTI value was to bring their LTI values closer to the market median level and also to recognize their performance in their roles. For Messrs. Aujouannet and Torno, the year over year change in value is the result of the change in the CHF to U.S. currency conversion rates.

In addition to his annual LTI grant, the value of which is set forth in the table above, Mr. Abrahams received a one-time additional grant (also delivered 60% in PSUs and 40% in RSUs) valued at $200,000 on March 7, 2023 in recognition of his contributions to achieve the final and fair resolution of Paddock Enterprises, LLC’s legacy asbestos-related liabilities.

The amount ultimately earned with respect to RSUs will be a result of the performance of the Company’s stock. The amount earned for PSUs will be a result of the performance of the Company’s stock as well as the Company’s performance against pre-established financial goals for the three-year period.

Performance Stock Units

PSUs reward financial performance of the Company over a three-year cycle. The vesting of PSUs is based on the financial performance of the Company as a whole (total or consolidated Company results), as this increases the focus on long-term results that drive share owner value. Payouts in respect of grants made in 2023 are based on annual results over a three-year performance cycle of January 1, 2023 - December 31, 2025.

Awards are based on the Company’s annual performance for the full three-year period as measured by EPS and ROIC, metrics the Company consistently has used to determine payouts under past PSU cycles. The Committee believes this design enhances the program’s ties to delivering sustained, long-term financial results.

O-I GLASS, INC. 2024 PROXY STATEMENT	43

Executive Compensation

Measure	Weight	Definition
EPS	50%

Diluted earnings per share from continuing operations attributable to the Company before items that are not representative of ongoing operations also excluding the impact of acquisitions and divestitures and non-service pension costs.

ROIC	50%

EBIT (1), multiplied by one minus the Company’s tax rate (excluding items that management considers not representative of ongoing operations), divided by the sum of total debt and total share owners’ equity. For the three-year performance period, the Committee elected to hold constant the pension/retiree medical portion of Accumulated Other Comprehensive Income (“AOCI”).

Three-Year r-TSR Payout Modifier	Applies to all PSUs	Relative three-year TSR compared to the companies in the Material Sector of the S&P 1500 index as of the grant date
(1)	EBIT not adjusted for foreign exchange.

The Committee excludes certain items from determining the Company’s performance relative to its PSU metrics: changes in pension/retiree medical portion of AOCI, non-service pension costs, impact of acquisition/divestitures and share buy-backs above dilution to the extent they are not included in the computation of the related target. The exclusion of these items provides a more reasonable assessment of the Company’s performance and management’s success in meeting the Committee’s objectives.

Application of the r-TSR Modifier

In an effort to further align executive compensation with share owner interests, the PSUs are subject to an r-TSR modifier, wherein a multiplicative percentage is applied to the results based on EPS and ROIC performance (equally weighted). The modifier is based on the Company’s TSR over the three-year performance period compared to the overall TSR performance for the companies in the Material Sector of the S&P 1500 index during the same time frame.

Relative Total Shareholder Return (r-TSR) Modifier
(vs. S&P 1500 – Materials (GICS #1510))

-20% modifier for performance
at or below 25th percentile

O-I GLASS, INC. 2024 PROXY STATEMENT	44

Executive Compensation

The Committee chose the Material Sector within the S&P 1500 index as a benchmark because it is a recognizable index group, with approximately 90 independently selected companies with a similar profile to the Company. The Company’s TSR performance relative to the index group will affect the payout by up to 20% – favorably or unfavorably – based on relative TSR performance, which could result in an actual payout above or below the 30% to 200% payout range based on achieving the Company’s EPS and ROIC objectives. If the Company’s TSR is at or below the 25th percentile of peer group, the PSU payout will be reduced by 20%. If the Company’s TSR is between the 25th and 75th percentiles, the PSU payout will be adjusted between -20% and +20%, as shown in the above chart. If the Company’s TSR is at or above the 75th percentile of peer group, the PSU payout will be increased by 20%.

The TSR modifier ensures that participants will not get the full maximum payout with respect to their PSUs unless the Company’s TSR is at least at the median of the index, while providing an upside opportunity when performance is above the median.

Performance Stock Units 2023-2025 Cycle

The potential payout for the PSUs granted in 2023, which had a three-year performance cycle commencing January 1, 2023 and ending December 31, 2025, continues to be based on O-I’s achievement of EPS and ROIC goals, based on the achievement of annual improvements in EPS and ROIC over the three-year performance period. The levels of improvement were set in 2023. More specifically, EPS and ROIC targets for the first year of the cycle (2023) were based on the Company’s annual operating plan for the year, which required significant improvement over the results from 2022.  Performance targets for subsequent years (2024 and 2025) are based on the Company’s EPS and ROIC performance for the prior year (2023 in the case of 2024 and 2024 in the case of 2025) plus the target levels of improvement for the year approved by the Committee in 2023.  Achievement levels for each year of the period apply to one-third of the PSUs when determining the initial level of payout, which are then adjusted by the Company’s r-TSR results for the full three-year period.

O-I GLASS, INC. 2024 PROXY STATEMENT	45

Executive Compensation

The following illustrates how this would work for an executive with a target award of 1,200 PSUs (400 units per annum):

The threshold, target and maximum values for the performance criteria were determined considering the Company’s expected annual rates of improvement in EPS and ROIC. When setting the targets, the Committee’s independent executive compensation consultant, Pay Governance, conducts an assessment of the difficulty of its financial goals from various perspectives, including the Company’s historic payout results, as well as a comparison of proposed goals versus: previous goals, public guidance, analyst estimates, historic performance, peer historic performance and analyst estimates for peers. The Committee includes this assessment as part of its review and approval of the financial targets and measure weightings for each plan year after considering the overall Company budget (as approved by the Board of Directors), the state of the industry and other external economic factors for the Company overall. Performance is based on the Company’s absolute performance. The assessment found the Company’s EPS and ROIC goals to be challenging.

No award is earned if performance against each of the measures is below the threshold performance level relative to the targets established by the Committee. If performance for a given measure meets or exceeds the threshold level, NEOs can earn from 30% to 200% of target for that measure, subject to the r-TSR modifier. The Committee reviews audited financial results prior to determining the amount of any award earned, and there is no discretion applied to individual payout amounts.

PSUs generally do not vest until the end of the three-year performance period, subject to achievement of the pre-established goals.

Performance Stock Unit 2021-2023 Cycle Results

For PSUs granted in 2021, which had a three-year performance cycle commencing January 1, 2021 and ending December 31, 2023, EPS and ROIC performance were above target payout level for each year, 2021, 2022, and 2023) resulting in an average PSU payout of 166.4%, before applying the three-year r-TSR modifier. (No payouts were earned for the prior cycles, 2018-2020, 2019-2021, and 2020-2022.)

		S&P 1500 GICS 1510: Materials (1)
	O-I Cume TSR	Cumulative TSR %ile Results(2)			Percentile
Measurement Period	%	25th %ile	50th %ile	75th %ile	Ranking (%)(3)	r-TSR Modifier
1/1/2021 - 12/31/2023	38%	(5)%	27%	72%	59%	1.07
	($11.90-$16.38)

(1) Companies comprising the S&P 1500 GICS 1510 as of March 7 in the first year of the performance period

(2) TSR results exclude companies acquired or spun‐off during the performance period

(3) Linear interpolation applied for percentile rankings between the 25th and 75th percentiles

O-I GLASS, INC. 2024 PROXY STATEMENT	46

Executive Compensation

								Wtd.		Final
							Payout	Payout		Payout
			Threshold	Target	Maximum	Actual	(as % of Target	(as % of Target	r-TSR	(as % of Target
Period	Measure	Weight	30%	100%	200%	Results (1)	Award)	Award)	Modifier	Award)
2021	EPS	50%	$1.25	$1.67	$2.00	$1.83	147.9%	74.0%
	ROIC	50%	6.00%	8.00%	9.60%	8.64%	140.0%	70.0%
								144.0%	1.07	154.0%
2022	EPS	50%	$1.48	$1.98	$2.37	$2.30	182.1%	91.0%
	ROIC	50%	6.41%	8.54%	10.25%	9.19%	138.0%	69.0%
								160.0%	1.07	171.0%
2023	EPS	50%	$1.86	$2.48	$2.98	$3.09	200.0%	100.0%
	ROIC	50%	6.97%	9.29%	11.15%	10.97%	190.3%	95.2%
								195.2%	1.07	208.8%
									Overall:	178.0%
(1)	See Appendix A for a calculation of these measures.

Performance Stock Unit Payout History

Since the Company’s PSUs are truly performance based, the target levels established at the beginning of each performance period represent goals that are challenging to achieve and incentivize improvement over prior years. Over the past five years, PSU payouts have ranged from 0% to 178% of target, based on the actual performance levels achieved, with an average payout over the past five years of 54% (as demonstrated by the chart below). As with the Company’s STI payout levels, historical PSU payouts generally have reflected the Company’s TSR results versus the S&P 500 (e.g., below target payout for three-year TSR below the median of the S&P, above target payout for above median TSR).

PSU Payout History for Enterprise
Avg. Payout 54%

Double Trigger Change in Control Vesting for Equity Awards

Awards under the Company’s equity incentive plan require a “double-trigger,” or both a change in control and an involuntary termination, in order for equity awards to vest upon a termination of employment. For additional information, see “Potential Payments upon Termination or Change in Control” below.

Stock Ownership and Share Retention Guidelines

The Company has stock ownership and retention guidelines for all the NEOs, with the objective of better aligning executives’ interests with those of share owners.

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Executive Compensation

The guidelines are as follows:

●	CEO—5 times base salary
●	Senior Business / Function Leader—2.5 times base salary
●	Senior Business / Function Leader based in Switzerland—1.5 times base salary
●	Other Key Leaders (as designated by CEO)—1.5 times base salary

The guidelines state that the targeted level of ownership must be achieved within five years of the time the individual becomes subject to the guidelines. Under these guidelines, shares owned outright, outstanding restricted stock/units, and 401(k) holdings all count as shares owned.

Additionally, since December 6, 2021, the Stock Ownership and Retention Guidelines have excluded unearned performance awards. Any executive who had not attained the required stock ownership guideline as of December 6, 2021 has three years from such date to attain their ownership guideline.

In addition, the Committee has share retention guidelines. These guidelines state that until the stock ownership level is met, NEOs are required to retain 75% of the “net profit shares” acquired from option exercises and vested RSUs and PSUs. Net profit shares are those shares remaining after payment of tax obligations and, if applicable, option exercise costs.

The Committee reviews ownership levels for executive officers on an annual basis. Ownership achievement against guidelines is measured on June 30 each calendar year, based on a 200-day moving average of the stock price. For the 2023 review, all of the NEOs met or significantly exceeded their ownership guidelines.

Actual
	Expected	Ownership Level
	Ownership Level	June 30, 2023
	(as a multiple of salary)	(as a multiple of salary)(1)
Andres A. Lopez	5.0 x salary	17.4 x salary
John A. Haudrich	2.5 x salary	6.5 x salary
Darrow A. Abrahams	2.5 x salary	3.2 x salary
Arnaud Aujouannet	1.5 x salary	2.0 x salary
Vitaliano Torno	1.5 x salary	3.4 x salary

(1)	200-day moving average stock price was $19.12.

Anti-Hedging and Pledging Policies

The Company’s Insider Trading Policy prohibits the Company’s directors, executive officers and other covered personnel from hedging their ownership of Company stock, including trading in publicly traded options, puts, calls, or other derivative instruments related to Company securities. The Company’s Insider Trading Policy also prohibits the Company’s directors, executive officers, employees and other covered personnel from purchasing Company securities on margin, pledging Company securities as collateral for a loan, and borrowing against any account in which Company securities are held.

Clawback Policy

The Company adopted the Clawback Policy which, in the event that the Company is required to prepare an accounting restatement, requires the recovery of certain erroneously paid incentive-based compensation (including performance-vesting equity) received by the Company’s current or former Section 16 officers or other individuals to whom the Committee determines to apply the Clawback Policy, in either case, on or after October 2, 2023, as required by new SEC rules and NYSE Listing Standards implemented pursuant to the Dodd-Frank Act. The Clawback Policy applies to incentive-based compensation that is granted, earned or vests based (in whole or part) on the attainment of one or more financial reporting measures; however, the Committee and the Board may in their discretion choose to apply the Clawback Policy to compensation earned based on performance goals that do not relate to financial reporting measures. The Clawback Policy supersedes the Company’s Compensation Recovery Policy adopted on January 22, 2014 (the “Prior Policy”). The

O-I GLASS, INC. 2024 PROXY STATEMENT	48

Executive Compensation

Prior Policy continues to apply with respect to compensation received prior to October 2, 2023 (the effective date of the Clawback Policy) and that is not subject to recovery under the Clawback Policy.

Risk Assessment

The Committee conducts an annual assessment of the Company’s executive compensation practices and the relationship between its executive compensation program design and organizational risk. The STI program for 2023 was profit-based (EBIT) and cash-based (FCF), which was similar to the previous year. In addition, while the Company retained its general structure for its 2023 LTI program (e.g., mix of time and performance-based shares, measures used for determining the vesting of PSUs), it continued to utilize the approach to defining and setting long-term goals which was initially adopted in 2021 to recognize some uncertainties present in certain of the Company’s markets.

The Company also conducted an enterprise risk assessment of its compensation programs and policies from legal, human resources, auditing and risk management perspectives, the results of which were reviewed and discussed with the Committee. Based on both of these assessments, the Company concluded that its compensation programs and practices are not reasonably likely to have a future material adverse effect on the Company. In reaching this conclusion, the Company considered several items that mitigate the Company’s level of risk exposure.

O-I GLASS, INC. 2024 PROXY STATEMENT	49

Executive Compensation

● ● ● ● ● ● ● ● ●

Risk Mitigation Measures
●
The Company’s pay mix, especially regarding LTI, is generally consistent with peer practices;
●
There is a direct cap on payouts (200% of target for STI and 240% of target for PSUs (assuming a payout of 200% of target with an r-TSR modifier of +20%)) and the Committee has the ability to negatively adjust performance goals and incentive payouts to help limit risk;
●
The Company’s incentive plans incorporate multiple performance measures that balance its income statement, balance sheet, growth, profitability, cash generation and capital efficiency, all of which are aligned with its long-term strategy for value creation;
●
Target setting considers internal budgeting and external market factors;
●
Multiple LTI equity vehicles (but excluding options), stock ownership guidelines and share retention requirements align the interests of NEOs and share owners;
●
The Clawback Policy requires the Company to recoup erroneously awarded incentive compensation in the event the Company is required to prepare an accounting restatement;
●
The Company has double trigger (not single trigger) change in control vesting for equity awards;
●
An anti-hedging and prohibition of pledging policy helps prevent material adverse risk; and
●
The Committee regularly reviews executive stock ownership, plane usage and other governance policies that promote share owner interests.

Tax and Regulatory Considerations

When reviewing compensation matters, the Committee considers the anticipated tax consequences to the Company (and, when relevant, to the executive officers) of the various payments under its compensation programs. Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to its chief executive officer and certain other “covered employees”. The Company believes that maintaining the discretion to evaluate the performance of its executive officers through the use of performance-based compensation is an important part of its responsibilities and benefits its share owners, even if it may be non-deductible under Section 162(m). The Committee has historically considered the potential impact of Section 162(m) as well as other tax and accounting consequences when developing and implementing the Company’s executive compensation programs. However, the Committee retains the discretion and flexibility to design and administer compensation programs that are in the best interests of the Company and its share owners.

The Company follows Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of PSUs, time-based RSUs and other equity-based awards under equity incentive award plans have been and will be accounted for under ASC Topic 718. The Company expects that it will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to its equity incentive award plans and programs. As accounting standards change, the Company may revise certain programs to appropriately align accounting expenses of its equity awards with its overall executive compensation philosophy and objectives. For further information on the Company’s accounting for its stock-based compensation awards, refer to its Annual Report on Form 10-K for the year ended December 31, 2023.

O-I GLASS, INC. 2024 PROXY STATEMENT	50

Executive Compensation

Executive Severance Policy

Certain Company executives, including all NEOs, are eligible for severance under the Company’s Amended and Restated Executive Severance Policy (the “Policy”) in the event that the executive is terminated by the Company without cause at any time, or if during the 24-month period following a change in control of the Company (as determined under the 2017 Incentive Award Plan) he or she terminates for “good reason” (as defined in the Policy).

Upon a qualifying termination under the Policy, an eligible executive will receive a lump sum severance benefit equal to two times his or her base salary and target bonus, plus Company-paid continued health benefits for up to 24 months. If the provision of health benefits, however, would cause a violation of applicable law or a negative tax consequence for the Company, then the Company will pay the executive the fully taxable value of the health benefits in cash. During the two-year severance period, executives will also be entitled to standard outplacement assistance offered by the Company from time to time.

If the severance benefits, along with any other payments occurring in connection with a change in control, were to cause the executive to be subject to the excise tax provisions of Section 4999 of the Internal Revenue Code, then the amount of the severance benefits will either be reduced, such that the excise tax would not be applicable, or the executive will be entitled to retain his or her full severance benefits (with the executive responsible for paying any tax obligations), whichever results in the better after-tax position to the executive.

In exchange for being eligible for the severance benefits under the Policy, an executive must enter into a restrictive covenant agreeing not to compete with the Company or solicit the Company’s employees for a period of two years following termination of service to the extent enforceable in the applicable jurisdiction. Additionally, in order to receive severance under the Policy, the executives must agree not to disclose confidential information or disparage the Company and must sign a release of claims in favor of the Company before receiving any severance under the Policy.

If the executive is a party to an agreement providing severance benefits, he or she will receive benefits under either the Policy or such other agreement, whichever provides the greater benefit, but may not receive severance under both.

Health and Welfare and Retirement Benefits

The Company maintains a comprehensive health and welfare benefit plan for all its U.S.-based employees, including the NEOs. The benefits offered to U.S. executive officers under this plan are essentially the same as those offered to all U.S.-based salaried employees of the Company.

The Company also maintains supplemental universal life insurance benefits for its designated executives prior to 2006, including Mr. Lopez, which provides for distribution of benefits six months and one day after retirement. The retiring executive also receives a tax reimbursement for the value of the policy, based on the terms established prior to 2006. In 2006, the Company closed this plan to new entrants. As such, all other U.S. based NEOs (other than Mr. Lopez) are covered by a term life policy. The term life policy may be converted, at the participant’s expense, to an individual policy upon termination or retirement, subject to the terms and conditions of the insurance policy.

The O-I Glass Salary Retirement Plan (a defined benefit pension plan) was closed to new entrants after December 31, 2004. Also effective December 31, 2004, the Company changed the way that benefits can be paid for active participants under such plan. Benefits accrued as of December 31, 2004 are eligible to be paid in a lump sum upon retirement at the option of the participant. Benefits accrued post-December 31, 2004, however, are eligible to be paid only on an annuity basis. In addition, the O-I Glass Salary Retirement Plan was frozen as of December 31, 2015. Participants maintain benefits accrued as of the freeze date but will not accrue additional benefits beyond the freeze date. Also effective December 31, 2015, the lump sum payment option will now apply to the total accrued benefit for active and deferred vested participants who commence their benefit on January 1, 2016 or later.

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Executive Compensation

As a U.S. tax qualified plan, benefits under the O-I Glass Salary Retirement Plan are limited by IRS regulations. For those U.S. employees who earn compensation in excess of IRS limits, the Company maintains an unfunded Supplemental Retirement Benefit Plan (“SRBP”), which, similar to the O-I Glass Salary Retirement Plan, is closed to new entrants. The SRBP is a non-qualified deferred compensation plan that allows for benefits in excess of the IRS limits to be accrued and paid to participants upon retirement. In this way, it enables participants to earn the same retirement benefits (as a percentage of income) as other associates who earn compensation below the IRS limits. All payments under the SRBP are made in a lump sum out of the general assets of the Company.

Mr. Lopez is a participant in the Company’s International Pension Plan, as he was employed abroad during a portion of his career with the Company. The International Pension Plan provides him with a retirement benefit equal to that provided under the O-I SRBP. The plan was frozen as of December 31, 2015. Participants maintain benefits accrued as of the freeze date but will not accrue additional benefits beyond the freeze date.

The Company’s Stock Purchase and Savings Program (“SPASP”) is a defined contribution plan provided under Section 401(k) of the Internal Revenue Code. Contributions to the plan are subject to annual limits established by the IRS. While employees may direct their own contributions into a number of provided investments, the Company match of 50% of an eligible participant’s contribution up to the first 10% of the participant’s base salary plus annual incentive (up to the IRS maximum recognizable compensation level) is made in Company common stock. The match is immediately vested, and participants can move the match out of Company common stock, and into any of the other investments, at any time, subject to blackout periods and other trading window restrictions. The Company also contributes 3% of base salary to the SPASP each payroll period, which is invested in the same investment options selected by the participants for their own contributions.

For those U.S. employees who are limited in the amount that they may defer to the qualified SPASP due to IRS limits and who meet certain base pay requirements, the Company maintains an unfunded Executive Deferred Savings Plan (“EDSP”), which allows for deferrals of compensation on a pre-tax basis. The investment funds available under the EDSP are the same as those available under the SPASP.

Messrs. Aujouannet and Torno are eligible for benefits under the Company’s Swiss Pension Plan. This pension plan is part of a fully insured collective foundation that provides occupational pension benefits. The benefits are provided under a cash balance structure, meaning each participant has an account balance that will increase with annual savings credits and a guaranteed interest credit each year. At hire, participants transfer their vested benefits from their previous employers into the account and may buy-back additional benefits during a certain year (subject to some limits). The savings credits increase with age as a percentage of insured salary. The Swiss Pension Plan also provides protection against disability, death and longevity risks.

Other Benefits

The Company provides limited perquisites to the NEOs that the Committee has determined to be competitive with the practices of the peer group companies. These perquisites include an annual executive physical and reimbursement for financial planning and tax preparation services up to $15,000 per year. Mr. Lopez is also eligible for restricted personal use of the Company aircraft (up to 50 hours per year). Mr. Aujouannet receives a car allowance as part of his Swiss compensation package. Mr. Torno receives a leased vehicle as part of his Swiss compensation package.

O-I GLASS, INC. 2024 PROXY STATEMENT	52

Executive Compensation

The following tables show the benefits and perquisites available to each NEO in 2023:

a

Company Benefits & Perquisites	Value Provided by the
U.S. Executives	Company	Lopez	Haudrich	Abrahams
Health & Welfare
Health, Dental, Vision, Short- & Long-Term Disability	Comprehensive coverage	●	●	●
Retiree Medical		●
Supplemental Universal Life (hired prior to 2006)	3x Base Salary	●
Supplemental Term Life (hired after 2006)	3x Base Salary		●	●
Retirement—Qualified
Salary Retirement Plan (DB1)[3]	1.212% × Pay[4] × Service + 0.176% × Pay[5] × Service	●
Stock Purchase & Savings Program (DC2)	3% Base Salary[6]	●	●	●
Stock Purchase & Savings Program (DC2)	50% up to first 10% Base Salary + annual incentive[8]	●	●	●
Retirement—Non-Qualified
Supplemental Retirement Benefit Plan (DB1)	1.212% × Pay[4] × Service + 0.176% × Pay[5] × Service	●
Unfunded Executive Deferred Savings Plan (DC2)	Defer up to 100% Base Salary with Interest[7]	●	●	●
Unfunded Executive Deferred Savings Plan (DC2)	3% Base Salary[6]	●	●	●
Unfunded Executive Deferred Savings Plan (DC2)	50% up to first 10% Base Salary + annual incentive[8]	●	●	●
Perquisites
Financial Planning & Tax Preparation	Up to $15,000 per year	●	●	●
Physical Examination	Up to $4,000 per year	●	●	●
Personal Aircraft Usage	Up to 50 hours per year[9]	●
Home Security System[11]	Approximately $500 per year	●

Company Benefits & Perquisites	Value Provided by the
Swiss Executives	Company	Aujouannet	Torno
Health & Welfare
Supplemental Universal Life (hired prior to 2006)	$200,000 death benefit		●
Retirement
Swiss Pension Plan (DB1)[10]		●	●
Perquisites
Automobile		●	●
Financial Planning & Tax Preparation	Up to $15,000 per year	●	●
Physical Examination	Up to $4,000 per year	●	●
(1)	DB = Defined Benefit (e.g., pension plan)
(2)	DC = Defined Contribution (e.g., 401(k) plan)

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Executive Compensation

(3)	Defined benefit pension plan was closed to new entrants after December 31, 2004, but participants continued to accrue benefits through December 31, 2015. Mr. Lopez’s Salary Retirement Plan benefit is based on his service from July 1, 2004 through July 1, 2009, which represents the time period that he was employed in the U.S. and covered under the qualified plan. Service for Mr. Lopez’s International Pension Plan benefit is from January 30, 1986 through December 31, 2015, which represents his original hire date with the Company, and provides him with a retirement benefit equal to the O-I SRBP and includes U.S. and non-U.S. pay and service. The value of this benefit is shown as his SRBP.
(4)	Pay is based on average annual earnings for high three years of salary plus annual incentive (if applicable).
(5)	Pay is based on average annual earnings above the Social Security wage rate at retirement.
(6)	The Company contributes 3% of the participant’s base salary plus annual incentive (up to the IRS maximum recognizable compensation level) to the qualified Stock Purchase & Savings Program. The Company contributes 3% of the participant’s base salary plus annual incentive in excess of the IRS maximum recognizable compensation level to the non-qualified EDSP.
(7)	For deferrals prior to January 1, 2009, interest is compounded monthly with annual rate equal to average annual yield on domestic corporate bonds of Moody’s A-rated companies. For deferrals after December 31, 2008, accounts are credited with performance equivalent to the performance of the funds available under the Company’s qualified 401(k) plan based on individual investment elections.
(8)	The Company matches 50% of the participant’s contribution to the SPASP up to the first 10% of the participant’s base salary plus annual incentive (up to the IRS maximum recognizable compensation level). The Company matches 50% of the participant’s contribution up to the first 10% of base salary plus annual incentive in excess of the IRS maximum recognizable compensation level to the non-qualified EDSP.
(9)	Pursuant to Board policy, for security reasons and to support efficient travel and maximize productivity, the Company’s CEO generally uses the Company aircraft for both business and personal travel. Personal use of the aircraft is limited to 50 hours per year.
(10)	Cash balance occupational benefits plan as required per Swiss pension laws.
(11)	For Mr. Lopez, the Company previously paid for the cost of installing a security system at his primary residence. In 2023, the Company paid for annual service costs associated with such security system.

Due to existing contractual arrangements, Mr. Lopez remains eligible for a tax gross-up on the annual economic value of an executive life insurance benefit. No other NEOs are eligible for gross-up on this benefit. The Committee previously reviewed Mr. Lopez’s and other grandfathered executives’ eligibility for gross-ups and determined that it was not in the share owners’ best interest to incur the costs that would be required to eliminate these contractually based benefits.

The Company previously eliminated all tax gross-ups on taxable perquisites, including the personal use of Company aircraft and financial planning services. The Company’s standard relocation policy, however, does provide for tax assistance.

Roles and Responsibilities

There are many inputs to the executive compensation process, as well as the appropriate governance and compliance mechanisms. In general, the Committee has primary responsibility for discharging the Board’s responsibilities relating to compensation of the Company’s executive officers. When appropriate, the Committee holds executive sessions without management present (including the CEO). The Committee may delegate any or all of its responsibilities to a subcommittee. See description of the Committee above under the heading “Board and Committee Membership.”

Executive Compensation Consultant

To assist the Committee in carrying out its duties and responsibilities, the Committee engages the services of an executive compensation consultant. The consultant provides the Committee with competitive market compensation data for senior executives and information on current issues and trends on executive compensation program design and governance; advises the Committee on the overall design and implementation of the Company’s executive compensation programs, and provides various analyses related to incentive plan structure and award levels; assists with proxy disclosure requirements; and provides ongoing advice to the Committee on regulatory and other technical developments that may affect the Company’s executive compensation programs.

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Executive Compensation

For 2023, the Committee continued to engage Pay Governance as its executive compensation consultant. The Company does not, and did not in 2023, engage Pay Governance or any of its affiliates with respect to any other consulting services.

During 2023 specifically, the compensation consultant supported the Committee by: (i) reviewing the peer group used by the Committee for benchmarking; (ii) providing competitive market data on compensation for executives covered by the Committee’s charter; (iii) analyzing the historical alignment of the Company’s pay and performance versus the peer group; (iv) providing advice with respect to executive compensation matters, including annual and long-term incentive plan design, difficulty of the Company’s incentive plan goals, approaches for setting goals for performance-based long-term incentives, share utilization, pay mix and target pay opportunities for key executives, including the CEO; (v) assisting the Company and Committee in considering and designing changes to the pay program; (vi) conducting a risk assessment of the Company’s compensation practices, as discussed previously; (vii) assisting the Company in its proxy disclosure, its Say on Pay proposal, and outreach to proxy advisors; (viii) advising the Committee about regulatory and legislative updates as well as market trends, including the role of ESG performance goals in incentive plans and structure of its SEC/NYSE-compliant Clawback Policy; (ix) assessing the competitiveness of the Company’s pay program for directors and proposing appropriate changes; (x) determining the Company’s relative TSR performance for its PSU awards; and (xi) participating in the Committee’s meetings during the year.

In its capacity as the executive compensation consultant to the Committee, the consultant reports directly to the Committee and the Committee retains sole authority to retain and terminate the consulting relationship. In carrying out its responsibilities, the executive compensation consultant will typically collaborate with management to obtain data, provide background on program history and operation, and clarify pertinent information. Working under the Committee’s direction, both the Committee and management will review and discuss key issues and alternatives during the development of recommendations and prior to presentation for final approval.

The Committee also reviewed the nature and extent of the relationship between the Committee, the Company and its compensation consultant and the individuals at the consulting firm providing advice to the Committee and the Company with respect to any potential conflicts of interest. The Committee considered the following six factors in its evaluation:

●	provision of other services offered by the consulting firm;
●	amount of fees paid by the Company to the consulting firm, and those fees as a percentage of total revenue paid to all affiliates;
●	the policies and procedures that each consultant has in place to prevent conflicts of interest;
●	any business or personal relationships of the consultant with any members of the Committee;
●	any Company stock held by any of the individual consultants responsible for providing compensation advice to the Committee; and
●	any business or personal relationships between Company executives and the compensation consulting firm.

Based on that review, the Committee believes that there were during 2023, and are currently, no conflicts of interest or potential conflicts of interest that would unduly influence Pay Governance’s ability to provide the Committee candid, direct and objective advice that is independent of management, and that the advice received by the Committee is not influenced by any other economic relationship that either firm, or any of the individuals at either firm responsible for providing compensation advice to the Committee, has with the Company. To ensure ongoing independence and objectivity of advice, the executive compensation consultant:

●	is engaged by and reports directly to the Committee and its Chair;
●	can be terminated only by the Committee or its Chair;
●	meets as needed with the Committee in executive sessions that are not attended by any of the Company’s officers;
●	has direct access to all members of the Committee during and between meetings;

O-I GLASS, INC. 2024 PROXY STATEMENT	55

Executive Compensation

●	does not permit the individuals responsible for providing compensation advice to the Committee to act as the client relationship manager of his/her firm with regards to other business for the Company; and
●	cannot directly, or indirectly, through a member of the consulting team, participate in any activities related to other consulting services provided to the Company.

Chief Executive Officer

The Company’s CEO attends Committee meetings and is responsible for providing relevant input on the compensation elements of the executive officers, including individual performance input, and making specific recommendations on base salaries, annual and long-term incentives and promotions.

The CEO is also responsible for discussing the key business drivers behind the executive compensation results, including the establishment of the plan metrics, and periodically discussing the results achieved against those metrics. The CEO is excluded from executive sessions and from discussions involving his own compensation.

Senior Vice President, Chief Financial Officer

The Senior Vice President and Chief Financial Officer is responsible for coordinating Committee activities including: proposing meeting agendas based on the Committee’s planning calendar and decision-making responsibility; arranging for meetings outside of the normal meeting cycle as appropriate; assisting with the coordination of the work done by the Committee’s executive compensation consultant; and preparing appropriate materials for review by the Committee. The CFO follows up on meeting action items and other assignments from the Committee and is available for consultation with the Committee as needed.

In this role, the CFO normally consults with the CEO, General Counsel and Corporate Secretary, and Vice President, People and Culture. Each may be asked to prepare information for Committee review, attend Committee meetings as appropriate, and provide relevant background information for inclusion in Committee materials.

The Company’s CFO also prepares and provides all financial results to the Committee as necessary to determine achievement against goals in the various incentive compensation plans. At the Committee’s request, the CFO provides commentary, discusses overall results providing appropriate information relative to achievement (or under or over achievement as may be the case), and plays a role in development of the goals presented for approval in incentive compensation plan design.

Other Officers

The Company’s Vice President, People and Culture participates in Committee meetings and is responsible for providing information on the Company’s human resources strategies, talent and development programs, labor relations, and management succession and development plans for executive officers.

The General Counsel and Corporate Secretary participates in Committee meetings and is responsible for providing relevant legal advice to the Committee on its executive compensation plans, and ensuring compliance with all appropriate regulations, including SEC and IRS regulations, that impact executive compensation. The General Counsel and Corporate Secretary and other officers work together in preparation for appropriate minutes to preserve a record of discussion and actions.

When appropriate, the Committee engages the services of outside legal counsel for providing advice where regular internal Company counsel may have conflicts.

O-I GLASS, INC. 2024 PROXY STATEMENT	56

Executive Compensation

Compensation and Talent Development Committee Report

The Compensation and Talent Development Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation and Talent Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Hari N. Nair, Chair

David V. Clark, II

Catherine I. Slater

John H. Walker

Carol A. Williams

O-I GLASS, INC. 2024 PROXY STATEMENT	57

Executive Compensation

2023 Summary Compensation Table

						Change in
						Pension Value
						and Non-
					Non-Equity	Qualified
				Stock	Incentive Plan	Deferred Comp	All Other
Name and Principal Position	Year	Salary($)	Bonus ($)	Awards ($)(2)	Compensation ($)(3)	Earnings ($)(4)	Compensation ($)(5)	Total ($)
Andres A. Lopez	2023	$1,132,875	$—	$7,654,430	$2,133,079	$383,892	$475,492	$11,779,768
President and Chief Executive Officer	2022	1,081,500	—	7,737,321	2,920,050	—	505,603	12,244,474
	2021	1,073,625	—	6,528,455	2,666,885	212,705	312,825	10,794,495
John A. Haudrich	2023	$730,000	$—	$2,041,173	$733,016	$—	$136,475	$3,640,664
Senior Vice President and	2022	703,000	—	2,049,069	1,062,936	—	122,224	3,937,229
Chief Financial Officer	2021	663,750	—	1,728,914	879,336	—	90,387	3,362,387
Darrow A. Abrahams	2023	$553,250	$—	$1,181,748	$520,898	$—	$70,848	$2,326,744
Senior Vice President, General Counsel	2022	513,500	—	876,355	600,795	—	59,885	2,050,535
and Corporate Secretary	2021	458,333	—	642,140	493,350	—	53,960	1,647,783
Arnaud Aujouannet(1)	2023	$583,905	$—	$441,449	$366,463	$496,205	$59,499	$1,947,521
Senior Vice President and Chief	2022	521,090	—	470,553	521,090	207,696	55,434	1,775,863
Sales and Marketing Officer	2021	515,299	—	360,922	469,447	223,626	53,014	1,622,308
Vitaliano Torno(1)	2023	$946,685	$—	$766,699	$891,301	$808,534	$40,442	$3,453,661
Senior Vice President Global Business	2022	836,052	—	817,274	1,128,670	594,994	33,682	3,410,672
Operations and President O-I Europe	2021	859,674	—	721,831	1,067,715	725,594	31,291	3,406,105
(1)	For Messrs. Aujouannet and Torno, amounts paid in Swiss Francs were converted to U.S. Dollars at the average of the exchange rates as published by Bloomberg on the last business day of each month during 2023.
(2)	Amounts in this column reflect the grant date fair market value of RSUs and PSUs (at target level) granted in the year indicated as computed in accordance with FASB ASC 718. For a discussion of the assumptions made in the valuation reflected in this column, See Note 17 to the Consolidated Financial Statements for 2023 contained in the Annual Report Form 10 K filed with the SEC on February 14, 2024.

In the event the PSUs pay out at maximum value of 240% (200% payout with r-TSR modifier of +20%), the total potential maximum value for grants of 2023 PSUs would be:

For Mr. Lopez, $11,530,631.

For Mr. Haudrich, $3,074,810.

For Mr. Abrahams, $1,780,186.

For Mr. Aujouannet, $664,999.

For Mr. Torno, $1,154,966.

(3)	Amounts in this column reflect STI awards made pursuant to the Third Amended and Restated 2017 Incentive Award Plan.
(4)	Amounts in this column reflect the increase in the present value of the accumulated benefits under the following: Mr. Lopez – the Salary Retirement Plan, the Supplemental Retirement Benefit Plan, and the International Pension Plan; and Messrs. Aujouannet and Torno – the Swiss Pension Plan.

The Company closed participation to the Salary Retirement Plan and the SRBP effective December 31, 2004. As a result, Messrs. Abrahams, and Haudrich did not participate in these plans.

The Salary Retirement Plan and the International Pension Plan were frozen as of December 31, 2015. Participants maintain benefits accrued as of the freeze date but will not accrue additional benefits beyond the freeze date.

The Company’s NEOs did not accrue any preferential or above market earnings on their non-qualified deferred compensation.

(5)	All other compensation for 2023 is summarized below:

O-I GLASS, INC. 2024 PROXY STATEMENT	58

Executive Compensation

			Company	Company
			Contributions	Contributions to
	Executive		to Qualified	Non-Qualified
	Life		Stock	Executive
	Insurance	Personal Use	Purchase &	Deferred	Other
	Premium	of Company	Savings	Savings	Miscellaneous	Tax
	(a)	Aircraft (b)	Program (c)	Program (d)	Income (e)	Payments (f)	Total
Andres A. Lopez	$19,445	$181,561	$24,900	$213,521	$23,448	$12,616	$475,492
John A. Haudrich	4,607	—	24,900	87,828	19,139	—	$136,475
Darrow A. Abrahams	3,370	—	24,900	39,721	2,857	—	$70,848
Arnaud Aujouannet	—	—	—	—	59,499	—	$59,499
Vitaliano Torno	—	—	—	—	40,442	—	$40,442
(a)	For Mr. Lopez, this amount is attributable to premiums paid during 2023 by the Company in connection with life insurance policies issued pursuant to the Executive Life Insurance Plan and participation agreements entered into with the Company. For Messrs. Haudrich and Abrahams, the amounts represent the actual premium payments for executive life insurance policies with a face value equal to three times base annual salary for the NEO plus $60,000 for accidental death and dismemberment coverage.
(b)	The amount shown in this column represents the variable costs for personal use of Company aircraft by Mr. Lopez. Variable costs were calculated based on a methodology that reflects average costs of operating the aircraft, such as fuel costs, trip related maintenance, crew travel expenses, trip related fees and storage costs, onboard catering and communications charges, and other miscellaneous variable costs. Since the aircraft is used primarily for business travel, fixed costs that do not change based on usage such as pilot compensation, the purchase or lease costs of the aircraft, and maintenance not related to travel are excluded.
(c)	The amount shown in this column for Mr. Lopez represents the Company match of $15,000 plus the 3% Company base salary contribution of $9,900 to the SPASP.

The amount shown in this column for Mr. Haudrich represents the Company match of $15,000 plus the 3% Company base salary contribution of $9,900 to the SPASP.

The amount shown in this column for Mr. Abrahams represents the Company match of $15,000 plus the 3% Company base salary contribution of $9,900 to the SPASP.

As Messrs. Aujouannet and Torno are based in Switzerland, they are not participants in these plans.

(d)	The amount shown in this column for Mr. Lopez represents the Company match of $187,646 plus the 3% Company base salary contribution of $25,875 to the EDSP.

The amount shown in this column for Mr. Haudrich represents the Company match of $75,828 plus the 3% Company base salary contribution of $12,000 to the EDSP.

The amount shown in this column for Mr. Abrahams represents the Company match of $33,024 plus the 3% Company base salary contribution of $6,697 to the EDSP.

As Messrs. Aujouannet and Torno are based in Switzerland, they are not participants in these plans.

(e)	The amount shown in this column for Mr. Lopez represents $13,074 for reimbursement of professional advice related to tax, estate planning and financial planning; $2,275 for the cost of an annual executive physical; $1,733 for the personal use of a car service; $5,749 for dividend equivalents; and $617 for home security costs.

The amount shown in this column for Mr. Haudrich represents $15,000 for reimbursement of professional advice related to tax, estate planning and financial planning;$3,007 for the personal use of a car service and $1,132 for dividend equivalents.

The amount shown in this column for Mr. Abrahams represents $2,755 for the cost of an annual executive physical; and $102 for dividend equivalents.

The amount in this column for Mr. Aujouannet represents $50,862 for car allowance; $8,401 for reimbursement of professional advice related to tax, estate planning and financial planning; and $236 for dividend equivalents.

The amount shown in this column for Mr. Torno represents $32,912 for lease cost of automobile; $7,089 for reimbursement of professional advice related to tax, estate planning and financial planning; and $441 for dividend equivalents.

(f)	With respect to Mr. Lopez, the amount shown in this column includes $12,616, for tax gross ups on life insurance benefits attributable to premiums paid during 2023 by the Company in connection with life insurance policies issued pursuant to the Executive Life Insurance Plan and participation agreements entered into with the Company.

O-I GLASS, INC. 2024 PROXY STATEMENT	59

Executive Compensation

Grants of Plan-Based Awards in 2023

								All Other
								Stock
								Awards:	Grant Date
		Estimated Future Payouts Under Non			Estimated Future Payouts Under Equity			Number of	Value of
		Equity Incentive Plan Awards (1)			Incentive Plan Awards (2)			Shares or	Stock
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	($)(4)
Andres A. Lopez	3/7/2023	$509,794	$1,699,313	$3,398,625	45,218	188,409	452,182	125,606	$7,654,430
John A. Haudrich	3/7/2023	$175,200	584,000	1,168,000	12,058	50,242	120,581	33,495	2,041,173
Darrow A. Abrahams	3/7/2023	$124,481	414,938	829,875	5,712	23,799	57,118	15,866	966,874
	3/7/2023				1,269	5,289	12,694	3,526	214,874
Arnaud Aujouannet	3/7/2023	$87,586	291,952	583,905	2,608	10,866	26,078	7,244	441,449
Vitaliano Torno	3/7/2023	$213,004	710,013	1,420,027	4,529	18,872	45,293	12,581	766,699
(1)	These columns show the threshold, target and maximum amounts of annual STI awards that would have become payable to the NEOs based on 2023 performance. See “Compensation Discussion and Analysis—Short-Term Incentive” for further discussion.
(2)	These columns show the threshold, target and maximum number of shares that may be paid pursuant to PSUs granted in 2023 to each of the NEOs under the Third Amended and Restated 2017 Incentive Award Plan. See “Compensation Discussion and Analysis—Long-Term Incentives” for further discussion regarding the awards. Actual payouts vary based on final performance results and range from 24% to 240% of target when considering the potential effect of the r-TSR modifier.
(3)	These columns show the number of RSUs granted in 2023 to each of the NEOs under the Third Amended and Restated 2017 Incentive Award Plan. See “Compensation Discussion and Analysis—Long-Term Incentives” for further discussion regarding the awards.
(4)	The full grant date fair value was computed in accordance with FASB ASC 718 and the assumptions set forth in Note 17 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K filed with the SEC on February 14, 2024. There can be no assurances that the amounts shown in the table will be realized by the NEO. For PSUs, these amounts represent attainment at target level.

Outstanding Equity Awards at Fiscal Year End 2023

		Stock Awards
					Equity		Equity Incentive
					Incentive Plan		Plan Awards:
					Awards:		Market or Payout
		Number of		Market Value	Number of		Value of
		Shares or		of Shares or	Unearned		Unearned Shares,
		Units of		Unit that	Shares, Units		Units or Other
		Stock that		Have Not	or Other Rights		Rights that Have
		Have Not		Vested ($)	that Have Not		Not Vested ($)
Name		Vested (#)		(13)	Vested (#)		(13)
Andres A. Lopez	2023	125,606	(1)	2,057,426	376,818	(10)	6,172,279
	2022	154,252	(2)	2,526,648	832,966	(11)	13,643,977
	2021	70,780	(3)	1,159,376	566,953	(12)	9,286,690
	2020	65,450	(5)	1,072,071
	2004	1,000	(6)	16,380
	1999	3,000	(9)	49,140
John A. Haudrich	2023	33,495	(1)	548,648	100,484	(10)	1,645,928
	2022	40,850	(2)	669,123	220,594	(11)	3,613,323
	2021	18,744	(3)	307,027	150,144	(12)	2,459,359
	2020	15,558	(5)	254,840
Darrow A. Abrahams	2023	3,526	(1)	57,756	10,578	(10)	173,268
	2023	15,866	(1)	259,885	47,598	(10)	779,655
	2022	17,471	(2)	286,175	94,344	(11)	1,545,355
	2021	6,962	(3)	114,038	55,765	(12)	913,431
	2020	3,138	(4)	51,400
	2020	5,632	(5)	92,252
Arnaud Aujouannet	2023	7,244	(1)	118,657	21,732	(10)	355,970
	2022	9,381	(2)	153,661	50,657	(11)	829,758
	2021	3,913	(3)	64,095	31,343	(12)	513,398
	2020	3,059	(5)	50,106
Vitaliano Torno	2023	12,581	(1)	206,077	37,744	(10)	618,247
	2022	16,293	(2)	266,879	87,984	(11)	1,441,178
	2021	7,826	(3)	128,190	62,686	(12)	1,026,797
	2020	4,711	(5)	77,166
	2004	2,000	(6)	32,760
	2003	1,000	(7)	16,380
	2002	1,000	(8)	16,380
	1999	3,000	(9)	49,140

O-I GLASS, INC. 2024 PROXY STATEMENT	60

Executive Compensation

Restricted Stock Unit Vesting Schedule

Grant Date	Vesting Terms
(1) March 7, 2023	The restrictions on these RSUs lapse in equal annual installments on each of the first three anniversaries of the grant date.
(2) March 7, 2022	The restrictions on these RSUs lapse in equal annual installments on each of the first three anniversaries of the grant date.
(3) March 7, 2021	The restrictions on these RSUs lapse in equal annual installments on each of the first three anniversaries of the grant date.
(4) December 1, 2020	The restrictions on these RSUs lapse in equal annual installments on each of the first four anniversaries of the grant date.
(5) March 7, 2020	The restrictions on these RSUs lapse in equal annual installments on each of the first four anniversaries of the grant date.
(6) March 10, 2004

The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee’s retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.

(7) February 17, 2003

The restrictions on these RSUs lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee’s retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.

(8) February 2, 2002

The restrictions on these RSUs lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee’s retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.

(9) May 17, 1999

The restrictions on these RSUs lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee’s retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.

Performance Stock Unit Vesting Schedule

Grant Date	Vesting Terms
(10) March 7, 2023

PSUs for the performance period of 2023-2025. These PSUs are eligible to vest based on ROIC and EPS over the performance period, subject to an r-TSR modifier, as described in the section entitled "Compensation Discussion and Analysis." Quantity shown assumes an overall payout of 200.0% of the target payout level.

(11) March 7, 2022

PSUs for the performance period of 2022-2024. These PSUs are eligible to vest based on ROIC and EPS over the performance period, subject to an r-TSR modifier, as described in the section entitled "Compensation Discussion and Analysis." Quantity shown assumes an overall payout of 240.0% of the target payout level.

(12) March 7, 2021

PSUs for the performance period of 2021-2023. These PSUs are eligible to vest based on ROIC and EPS over the performance period, subject to an r-TSR modifier, as described in the section entitled "Compensation Discussion and Analysis." Quantity shown reflects the actual overall payout of 178.0% of the target payout level.

(13) Market value is computed based on the closing price of the Company's Common Stock on the New York Stock Exchange on December 29, 2023 ($16.38), the last business day of the year.

O-I GLASS, INC. 2024 PROXY STATEMENT	61

Executive Compensation

Option Exercises and Stock Vested in 2023

	Option Awards		Stock Awards
	Number
	Of Shares	Value	Number of	Value
	Acquired on	Realized	Shares Acquired	Realized
Name	Exercise (#)	on Exercise ($)	On Vesting (#)	on Vesting ($)
Andres A. Lopez	194,528	$1,468,686	242,102	$5,483,610
John A. Haudrich	17,570	$132,654	60,389	$1,368,563
Darrow A. Abrahams	2,510	$18,951	24,979	$541,016
Arnaud Aujouannet	2,510	$18,273	12,845	$290,939
Vitaliano Torno	17,299	$123,955	22,888	$518,413

Pension Benefits

		December 31, 2023
		Number of		Payments
		Years of	Present value of	During Last
		Credited	Accumulated	Fiscal Year
Name (1)	Plan Name	service (#)	Benefit ($)(2)	($)
Andres A. Lopez	Salary Retirement Plan	5.00	$402,272	$—
	Supplemental Retirement Benefit Plan	29.92	3,371,444	—
	Total		3,773,716
Arnaud Aujouannet	Swiss Pension Plan	8.50	1,600,184	—
	Total		1,600,184
Vitaliano Torno	Swiss Pension Plan	17.42	5,583,605
	Total		5,583,605	—
(1)	Messrs. Abrahams and Haudrich were not participants in the Salary Retirement Plan or the SRBP.

Mr. Lopez is a participant in the International Pension Plan, as he was employed abroad during a portion of his career with the Company. The International Plan benefit provides him with a retirement benefit equal to the O-I SRBP and includes U.S. and non-U.S. pay and service. The value of this benefit is shown as his SRBP amount.

(2)	The O-I Glass Salary Retirement Plan and International Pension Plan were frozen as of December 31, 2015. Participants maintain benefits accrued as of the freeze date but will not accrue additional benefits beyond the freeze date. In general, the present values changed as a result of varying interest rates.

Assumptions for Salary Retirement Plan and Supplemental Retirement Benefit Plan:

No preretirement mortality is assumed. After retirement, for the portion of the benefit assumed to be received as an annuity, mortality is PRI-2012 Healthy Retiree tables with no collar adjustments projected generationally using MP-2021 scale for December 31, 2022 and December 31, 2023. For the portion of the benefit assumed to be received as a lump sum, mortality is RP-2006 combined annuitant/non-annuitant mortality table projected with MP-2021 generational projection for December 31, 2022 and PRI-2012 Healthy Retiree tables with no collar adjustments projected generationally using MP-2021 scale for December 31, 2023.

Lump Sum Rate - Salary Retirement Plan: 5.17%

Lump Sum Rate - Supplemental Retirement Benefit Plan: 5.19%

Annuity Rate - Salary Retirement Plan: 5.17%

Annuity Rate - Supplemental Retirement Benefit Plan: N/A

Benefits are deferred to the earliest unreduced retirement age, which is the later of the executive’s age or age 65.

All SRBP and International Pension Plan benefits are assumed to be taken as a lump sum; 80% of Salary Retirement Plan benefits are assumed to be taken as a lump sum with the remaining 20% taken as an annuity.

O-I GLASS, INC. 2024 PROXY STATEMENT	62

Executive Compensation

The International Pension Plan has been offset for the Supplemental Retirement Benefit Plan and Salary Retirement Plan only.

Assumptions for Swiss Pension Plan:

No preretirement mortality is assumed. After retirement, mortality is calculated according to mortality table BVG 2020 Generational (generated for the calendar year 2023).

December 31, 2022 Exchange Rate (USD/CHF): 1.18818

Discount Rate: 1.30%

Interest Crediting Rate: 1.50%

Salary Increase: N/A

Mandatory Conversion rate at 65: 6.80%

Supplementary Conversion rate at 65: 5.500%

Non-Qualified Deferred Compensation

	2023 Values
	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals /	Balance at
	in Last FY ($)	in Last FY ($)	in Last FY	Distributions	Last FY
	(1)	(2)	($) (3)	($)	($) (4)
Andres A. Lopez	$375,292	$213,521	$141,133	$538,878	$707,191
John A. Haudrich	151,657	87,828	36,782	279,402	267,212
Darrow A. Abrahams	85,404	39,722	30,547	113,619	175,427
Arnaud Aujouannet	—	—	—	—	—
Vitaliano Torno	—	—	—	—	—
(1)	Amounts in this column are included in the NEO’s base salary on the “2023 Summary Compensation Table.”
(2)	Amounts in this column are included in the “All Other Compensation” column on the “2023 Summary Compensation Table.”
(3)	Amounts in this column are not included in any of the amounts reported on the “2023 Summary Compensation Table.”
(4)	Of the total amounts listed in this column, the following amounts have been included in the “Salary” or “All Other Compensation” columns in the “2023 Summary Compensation Table” since 2006: for Mr. Lopez—$2,639,227, for Mr. Haudrich—$742,863, and for Mr. Abrahams—$302,597.

Executive Deferred Savings Plan

Participants may defer up to 100% of base salary into the Executive Deferred Savings Plan. Deferrals made prior to January 1, 2009, including the Company match on such deferrals, could be credited to a “cash deferral account” or a “stock deferral account” at the individual’s election. Interest is credited in the “cash” account, compounded monthly, at a rate equal to the average annual yield on domestic corporate bonds of Moody’s A- rated companies. The “stock” account is credited with a number of stock units equal in value to the amount specified to be credited to each respective account, and the value of such account is determined by reference to the closing price of the Company’s stock on the principal exchange on which Company stock is traded on the day before the date on or as of which such value is being determined or, if no Company stock was traded on such day, then on the next preceding trading day on which Company stock was so traded. Deferrals after December 31, 2008, including the Company match on such deferrals, are credited to the same funds available under the Company’s tax qualified 401(k) plan. Upon any termination of employment, the account balance is paid out in its entirety as soon as practical following such termination.

O-I GLASS, INC. 2024 PROXY STATEMENT	63

Executive Compensation

Potential Payments upon Termination or Change in Control

The following tables show the amount of compensation that may be paid to each NEO upon voluntary termination, retirement, involuntary termination not for cause, change in control (as defined in the 2017 Incentive Award Plan, as amended and/or restated), for cause termination, disability, and death. The amounts shown assume a termination date effective December 31, 2023. For payments made pursuant to RSUs, or PSUs, the amount earned by each NEO upon retirement may differ based on whether he or she is eligible for early or normal retirement. As a result, the table reflects only that amount they were eligible for on December 31, 2023.

Unless specifically noted, each of the payments described below is the same for any salaried employee of the Company.

Payments Made upon Termination

Payments made upon termination for any reason include:

●	Amounts accrued and vested through the Salary Retirement Plan (“SRP”), Supplemental Retirement Benefit Plan (“SRBP”), International Pension Plan and Swiss Pension Plan.
●	Equity awards that vest (or become eligible to vest subject to performance conditions, in the case of PSUs) on the date of termination.

Payments Made upon Retirement

In addition to the above:

●	Upon retirement (defined as at least age 60 with at least ten years of service or age 65 with no service requirement):
o	Unvested RSUs granted at least one year prior to the retirement date will fully vest and be paid on their regular vesting dates; RSUs granted less than one year prior to the retirement date are forfeited.
o	Unvested PSUs remain outstanding and eligible to vest subject to performance conditions, and any payout earned based on Company performance will be paid following the end of the applicable performance period.
●	Mr. Lopez is eligible to participate in the Company’s retiree medical plan as he became eligible to retire at age 55 with at least ten years of service. This plan provides pre-age 65 coverage to employees and their spouse. The plan is only available to U.S. employees hired prior to January 1, 2003; as a result, the other NEOs are not eligible to participate in this plan.

Payments Made upon Involuntary Termination Not for Cause

In addition to the payments noted under “Payments Made upon Termination” above, upon a termination by the Company other than for cause (referred to as an “Involuntary Termination Not for Cause”):

●	Unvested RSUs are forfeited.
●	Unvested PSUs remain outstanding and eligible to vest subject to performance conditions on a pro-rata basis (and any PSUs previously earned based on any completed fiscal year of the applicable performance period will vest), and any payout earned based on Company performance will be paid following the end of the applicable performance period.

O-I GLASS, INC. 2024 PROXY STATEMENT	64

Executive Compensation

●	Under the terms of the Executive Severance Policy, upon an Involuntary Termination Not for Cause or, within 24 months following a change in control, a resignation for “good reason” the NEOs are eligible to receive a lump sum severance benefit equal to two times annual base salary plus target bonus, plus Company-paid continued health benefits for up to 24 months following termination.
o	If the provision of health benefits, however, would result in a violation of applicable law or cause a negative tax consequence for the Company, then the Company will pay the executive the fully taxable value of the health benefits in cash. During the two-year severance period, executives will also be entitled to standard outplacement assistance offered by the Company from time to time.
o	Severance benefits are subject to the executive entering into a restrictive covenant agreeing not to compete with the Company or solicit the Company’s employees for a period of two years following termination of employment for any reason (to the extent enforceable in the applicable jurisdiction), as well as not to disclose confidential information or disparage the Company, and to the executive signing a release of claims in favor of the Company.

Payments Made upon Change in Control

●	In the event of a change in control of the Company, if outstanding equity awards are assumed by the acquirer in such change in control:
o	Unvested RSUs will remain outstanding and continue to vest according to their normal vesting schedule. If the applicable NEO incurs a termination of employment within two years after the change in control without “cause” or for “good reason,” the units will fully vest and be paid out on their regular payment dates.
o	Unvested PSUs will remain outstanding and eligible to vest subject to performance conditions. If the applicable NEO incurs a termination of employment within two years after the change in control “without cause” or for “good reason,” the units will remain outstanding and any payout earned based on Company performance will be paid following the end of the applicable performance period.
●	In the event of a change in control of the Company in which outstanding equity awards are not assumed or replaced by the acquirer:
o	Unvested RSUs will fully vest immediately prior to the change in control and be paid on their regular vesting dates.
o	Unvested PSUs will vest at target level immediately prior to the change in control and become payable at the time of the change in control.
●	In the event of an Involuntary Termination Not for Cause, or a termination by the executive during the 24-month period following a change in control for “good reason”, under the terms of the Executive Severance Policy, the NEOs are eligible to receive those benefits noted above in the event of Involuntary Termination Not for Cause. If the severance benefits, along with any other payments occurring in connection with the change in control, were to cause the executive to be subject to the excise tax provisions of Sections 4999 of the Internal Revenue Code, then the amount of the severance benefits will either be reduced, such that the excise tax would not be applicable, or the executive will be entitled to retain his or her full severance benefits, whichever results in the better after tax position to the executive.

Payments Made upon Death or Total Disability

●	Upon an NEO’s death or total disability:
o	Unvested RSUs will fully vest upon death/disability and be paid on their regular vesting dates.
o	Unvested PSUs remain outstanding and eligible to vest subject to performance conditions, and any PSU payout earned based on Company performance will be paid following the end of the applicable performance period.

O-I GLASS, INC. 2024 PROXY STATEMENT	65

Executive Compensation

●	In the event of a disability, if such U.S. based NEO has completed at least one year of service at the time of disability, he or she is eligible to participate in the Company’s long-term disability plan for salaried employees. This plan pays participants approximately 60% of their base salary in combination with other types of income replacement benefits, such as Social Security or workers’ compensation, capped at $15,000 per month, for the duration of their disability, or until age 65.
●	In the event of a disability, such U.S. based NEO receives continued coverage under the Company’s health care plan for active employees for the duration of their coverage under the Company’s long-term disability plan.
●	The NEOs based in the U.S. participate in a life insurance program that differs from that offered to most salaried employees of the Company. For these NEOs, the benefit payable to the beneficiary upon death is three times annual base salary.
●	In the event of Messrs. Aujouannet and Torno’s death or disability, they (or their beneficiaries) would become eligible for pension benefits. In the event of Mr. Torno’s death, his beneficiary would receive his executive retiree life insurance benefits.

The following tables represent potential payments to the NEOs under the various termination scenarios. The values assume termination on December 31, 2023.

Andres A. Lopez

		Involuntary	Change In
		Termination Not	Control With	For Cause
	Retirement (1)	For Cause	Termination	Termination	Disability	Death
Compensation
2023 Annual Incentive (STI)	$2,133,079	$—	$—	$—	$2,133,079	$2,133,079
Performance Stock Units	13,988,373	$13,988,373	13,988,373	—	13,988,373	13,988,373
Restricted Stock Units	4,823,615	4,823,615	6,881,041	—	6,881,041	6,881,041

Benefits and Perquisites
Retirement Plans (SRP, SRBP & International)	4,352,000	4,352,000	4,352,000	4,352,000	4,352,000	2,210,000
Health & Welfare Benefits	1,909,000	1,926,303	1,943,303	1,909,000	1,936,984	27,000
Disability Income	—	—	—	—	512,007	—
Life Insurance Benefits	—	—	—	—	—	3,450,000
Severance	—	5,750,000	5,750,000	—	—	—
Outplacement Services	—	5,000	5,000	—	—	—

280G Tax Adjustments
Adjustment from Modified Cap	—	—	—	—	—	—
Total	$27,206,067	$30,845,291	$32,919,717	$6,261,000	$29,803,484	$28,689,493
(1)	For purposes of the awards of PSUs and RSUs, a “Retirement” means the NEO’s termination of employment for any reason after reaching the age of 60 and having 10 years of employment, or after reaching the age of 65.

On March 6, 2024, Mr. Lopez announced his intention to retire as President and CEO of the Company, effective at the Annual Meeting.

Assumptions

No preretirement mortality is assumed. After retirement, for the portion of the benefit assumed to be received as an annuity, mortality is PRI-2012 Healthy Retiree tables with no collar adjustments projected generationally using MP-2021 scale. For the portion of the benefit assumed to be received as a lump sum, mortality is RP-2006 combined annuitant/non-annuitant mortality table projected with MP-2021 generational projection for December 31, 2022 and PRI-2012 Healthy Retiree tables with no collar adjustments projected generationally using MP-2021 scale for December 31, 2023. Executive life insurance benefits (included in health and welfare) include assumed tax gross up of 37.00% for Federal and 0.00% for Florida state taxes.

All SRBP and International Pension Plan benefits are assumed to be taken as a lump sum. Eighty percent of Salary Retirement Plan benefits are assumed to be taken as a lump sum with the remaining 20% as an annuity. The Salary Retirement Plan interest rate is 5.17%, the interest rate used for lump sums in the SRBP and International Plan is 5.19% and the interest rate used for health and welfare benefits is 5.17%.

O-I GLASS, INC. 2024 PROXY STATEMENT	66

Executive Compensation

Benefits Payable

Termination benefits represent the value of the pension benefits as if the participant terminated employment on December 31, 2023 and commences payment immediately. The value of the post-retirement medical and executive retiree life insurance benefits assumes Mr. Lopez terminated his employment as of December 31, 2023 and immediately elected coverage.

Retirement benefits represent the value of the pension benefits as if Mr. Lopez terminated his employment on December 31, 2023 and commenced payment as soon as possible. Since Mr. Lopez is currently eligible to retire, this value represents commencement on December 31, 2023. The health and welfare benefits represent the value of the postretirement medical and executive retiree life insurance benefits as if he terminated his employment as of December 31, 2023 and immediately elected coverage.

Involuntary Termination Not for Cause severance benefits reflect the amounts discussed above under “Payments Made upon Involuntary Termination Not for Cause.” Retiree medical benefits are deferred until 24 months after termination.

Disability benefits represent the value of benefits as if Mr. Lopez became disabled on December 31, 2023. Pension benefits reflect accrued benefits payable immediately. The health and welfare benefits include the value of the executive retiree life insurance benefits as if Mr. Lopez terminated as of December 31, 2023. The health and welfare benefits assume that if Mr. Lopez were to become disabled, pre-65 retiree medical payments would not be payable from O-I.

Death benefits represent the value of benefits as if Mr. Lopez became deceased on December 31, 2023. Pension benefits reflect an immediate lump sum payable to the spouse equal to the greater of the lump sum value of the pre-retirement 50% Joint and Survivor spouse benefit, or the lump sum value of 25% of his base pay. Health and welfare benefits represent retiree medical benefits for his spouse.

Retiree medical benefits are not available post age 65.

O-I GLASS, INC. 2024 PROXY STATEMENT	67

Executive Compensation

John A. Haudrich

		Involuntary	Change In
	Voluntary	Termination Not	Control With	For Cause
	Resignation	For Cause	Termination	Termination	Disability	Death
Compensation
2023 Annual Incentive (STI)	$—	$—	$—	$—	$733,016	$733,016
Performance Stock Units	—	2,659,703	3,710,185	—	3,710,185	3,710,185
Restricted Stock Units	—	—	1,779,638	—	1,779,638	1,779,638

Benefits and Perquisites
Health & Welfare Benefits	—	34,303	34,303	—	234,179	8,772
Disability Income	—	—	—	—	1,177,300	—
Life Insurance Benefits	—	—	—	—	—	2,211,000
Severance	—	2,653,200	2,653,200	—	—	—
Outplacement Services	—	5,000	5,000	—	—	—

280G Tax Adjustments	—	—	—	—	—	—
Adjustment from Modified Cap
Total	$—	$5,352,206	$8,182,326	$—	$7,634,318	$8,442,611

Benefits Payable

Mr. Haudrich is not eligible for a retirement plan.

Involuntary Termination Not for Cause severance benefits reflect the amounts discussed above under “Payments Made upon Involuntary Termination Not for Cause.”

Disability benefits represent the value of benefits as if Mr. Haudrich became disabled on December 31, 2023 and received disability benefits until age 65.

Death benefits represent the value of benefits as if Mr. Haudrich became deceased on December 31, 2023.

O-I GLASS, INC. 2024 PROXY STATEMENT	68

Executive Compensation

Darrow A. Abrahams

		Involuntary	Change In
	Voluntary	Termination Not	Control With	For Cause
	Resignation	For Cause	Termination	Termination	Disability	Death
Compensation
2023 Annual Incentive (STI)	$—	$—	$—	$—	$520,898	$520,898
Performance Stock Units	—	1,101,260	1,633,528	—	1,633,528	1,633,528
Restricted Stock Units	—	—	912,907	—	912,907	912,907

Benefits and Perquisites
Health & Welfare Benefits	—	25,683	25,683	—	274,413	6,569
Disability Income	—	—	—	—	1,797,990	—
Life Insurance Benefits	—	—	—	—	—	1,695,000
Severance	—	1,977,500	1,977,500	—	—	—
Outplacement Services	—	5,000	5,000	—	—	—

280G Tax Adjustments	—	—	—	—	—	—
Adjustment from Modified Cap
Total	$—	$3,109,443	$4,554,618	$—	$5,139,736	$4,768,902

Benefits Payable

Mr. Abrahams is not eligible for a retirement plan.

Involuntary Termination Not for Cause severance benefits reflect the amounts discussed above under “Payments Made upon Involuntary Termination Not for Cause.”

Disability benefits represent the value of benefits as if Mr. Abrahams became disabled on December 31, 2023 and received disability benefits until age 65.

Death benefits represent the value of benefits as if Mr. Abrahams became deceased on December 31, 2023.

O-I GLASS, INC. 2024 PROXY STATEMENT	69

Executive Compensation

Arnaud Aujouannet

		Involuntary	Change In
	Voluntary	Termination Not	Control With	For Cause
	Resignation	For Cause	Termination	Termination	Disability	Death
Compensation
2023 Annual Incentive (STI)	$—	$—	$—	$—	$366,463	$366,463
Performance Stock Units	—	578,263	812,153	—	812,153	812,153
Restricted Stock Units	—	—	386,519	—	386,519	386,519

Benefits and Perquisites
Retirement Plans	1,600,184	1,600,184	1,600,184	1,600,184	3,401,000	8,958,000
Health & Welfare Benefits	—	—	—	—	—	—
Disability Income	—	—	—	—	1,450,595	—
Life Insurance Benefits	—	—	—	—	—	—
Severance	—	1,773,465	1,773,465	—	—	—
Outplacement Services	—	20,000	20,000	—	—	—

280G Tax Adjustments
Adjustment from Modified Cap	—	—	—	—	—	—
Total	$1,600,184	$3,971,912	$4,592,321	$1,600,184	$6,416,730	$10,523,135

No preretirement mortality is assumed. After retirement, mortality is calculated according to mortality table BVG 2020 Generational (generated for the calendar year 2023).

December 31, 2023 Exchange Rate (USD/CHF):	1.18818
Discount Rate:	1.30%
Interest Crediting Rate:	1.50%
Salary Increase:	n/a %
Mandatory Conversion rate at 65:	6.80%
Supplementary Conversion rate at 65:	5.50%

Benefits Payable

Termination benefits represent the value of the pension benefits as if Mr. Aujouannet terminated his employment on December 31, 2023 and commenced retirement at age 65. There are no provisions in the pension plans that are contingent on the type of termination.

Earliest retirement benefits represent the value of the pension benefits as if Mr. Aujouannet terminated his employment on December 31, 2023 and commenced retirement at age 65.

Involuntary Termination Not for Cause severance benefits reflect the amounts discussed above under “Payments Made upon Involuntary Termination Not for Cause.”

O-I GLASS, INC. 2024 PROXY STATEMENT	70

Executive Compensation

Disability benefits represent the value of pension as if Mr. Aujouannet became disabled on December 31, 2023. Under the pension plan, he would receive 40% of his pensionable salary until CHF 132,300 plus 65% of the pensionable salary above CHF 132,300 payable as a pension until age 65 and then his regular pension benefit thereafter.

In the event of his death while employed by the Company, Mr. Aujouannet's legal heirs would be entitled to a pension equal to 26% of his pensionable salary until CHF 132,300 plus 40% of the pensionable salary above CHF 132,300 payable on the life of the eligible spouse. An additional death capital corresponding to the retirement savings capital at the time of death, less the single premium required to finance a possible surviving spouse's pension, is paid as per the plan rules but is null in Mr. Aujouannet's case given the single premium exceeds the retirement savings capital. Moreover, the member is entitled to an additional death capital corresponding to his buy-backs in both the base and 1e plan, as well as an amount of 375% of his salary insured in the 1e plan.

Vitaliano Torno

		Involuntary	Change In
		Termination Not	Control With	For Cause
	Retirement (1)	For Cause	Termination	Termination	Disability	Death
Compensation
2023 Annual Incentive (STI)	$891,301	$—	$—	$—	$891,301	$891,301
Performance Stock Units	1,486,469	1,486,469	1,486,469	—	1,486,469	1,486,469
Restricted Stock Units	586,895	586,895	792,972	—	792,972	792,972

Benefits and Perquisites
Retirement Plans	5,583,605	5,583,605	5,583,605	5,583,605	5,583,605	6,138,000
Health & Welfare Benefits	255,000	255,000	255,000	255,000	255,000	—
Disability Income	—	—	—	—	—	—
Life Insurance Benefits	—	—	—	—	—	214,000
Severance	—	3,376,833	3,376,833	—	—	—
Outplacement Services	—	20,000	20,000	—	—	—

280G Tax Adjustments
Adjustment from Modified Cap	—	—	—	—	—	—
Total	$8,803,270	$11,308,802	$11,514,879	$5,838,605	$9,009,347	$9,522,742
(1)	For purposes of the awards of PSUs and RSUs, a “Retirement” means the NEO’s termination of employment for any reason after reaching the age of 60 and having 10 years of employment, or after reaching the age of 65.

Assumptions

No preretirement mortality is assumed. After retirement, mortality is calculated according to mortality table BVG 2020 Generational (generated for the calendar year 2023).

December 31, 2023 Exchange Rate (USD/CHF):	1.18818
Discount Rate:	1.30%
Interest Crediting Rate:	1.50%
Salary Increase:	n/a %
Mandatory Conversion rate at 65:	6.93%
Supplementary Conversion rate at 65:	5.65%

Benefits Payable

Termination benefits represent the value of the pension and executive retiree life insurance benefits (including the tax gross up) as if Mr. Torno terminated his employment on December 31, 2023 and commences payment immediately. There are no provisions in the pension plans that are contingent on the type of termination.

Earliest retirement benefits represent the value of the pension benefits and executive retiree life insurance as if Mr. Torno terminated employment on December 31, 2023 and commences payment immediately. The health and welfare benefits represent the value of the executive retiree life insurance benefits (including the tax gross up) as if Mr. Torno retired as of December 31, 2023.

Involuntary Termination Not for Cause severance benefits reflect the amounts discussed above under “Payments Made upon Involuntary Termination Not for Cause.”

O-I GLASS, INC. 2024 PROXY STATEMENT	71

Executive Compensation

As Mr. Torno has surpassed the normal retirement age of 65, he is not eligible to receive disability benefits as an active employee anymore. In exchange he would receive his regular retirement pension in case of disability. At retirement, the participant may choose to receive the accumulated account balance as either a lump sum or in the form of a pension annuity (note that the 1e plan forces lump sum).

In the event of his death while employed by the Company, Mr. Torno's legal heirs would be entitled to a pension equal to 60% of the account balance subject to pension projected without interest to age 70, multiplied by the current conversion rate on the life of the eligible spouse. An additional death capital corresponding to the retirement savings capital at the time of death, less the single premium required to finance a possible surviving spouse's pension, is paid as per the plan rules but is null in Mr. Torno's case given the single premium exceeds the retirement savings capital. Moreover, the member is entitled to an additional death capital corresponding to his buy-backs in both the base and 1e plan, as well as an amount of 375% of his salary insured in the 1e plan.

O-I GLASS, INC. 2024 PROXY STATEMENT	72

CEO Pay Ratio

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is providing the following information regarding the ratio of the total annual compensation of Mr. Lopez, the CEO, to the total annual compensation of its median employee for its last completed fiscal year, 2023.

In 2023, the total annual compensation of the CEO as reported in the 2023 Summary Compensation Table was $11,779,768. The total annual compensation of the median employee, calculated in the same manner as the CEO’s, was $42,297. As a result, for 2023, the estimate of the ratio of the CEO’s total annual compensation to the total annual compensation of the median employee was approximately 279 to 1.

The Company identified its median employee by examining compensation information derived from payroll records for approximately 23,000 employees, with the exception of the CEO. In identifying the median employee for 2023, the Company used all earnings for 2023 (salary, wages, overtime, bonuses, etc.) as reported by local payroll records. The Company annualized compensation for permanent employees who were employed for less than the full year, but otherwise did not make any other adjustments permitted by Item 402(u) of Regulation S-K.

O-I GLASS, INC. 2024 PROXY STATEMENT	73

PAY VERSUS PERFORMANCE TABLE

PAY VERSUS PERFORMANCE TABLE

The following table sets forth information concerning the compensation of the Company’s NEOs for each of the fiscal years ended December 31, 2020, 2021, 2022 and 2023, and its financial performance for each such fiscal year:

					Value Initial Fixed $100
					Investment Based on:
	Summary		Average Summary	Average		Peer Group
	Compensation	Compensation	Compensation	Compensation	Total	Total	Net
	Table Total for	Actually Paid to	Table Total for	Actually Paid to	Shareholder	Shareholder	Income
	PEO	PEO	non-PEO NEOs	non-PEO NEOs	Return	Return	(Loss)	EBIT
Year	($)	($)(1)	($)	($)(1)	($)(2)	($)(2)	($ millions)	($ millions)(3)

2023	11,779,768	14,408,779	2,842,148	2,967,069	137.84	109.91	(103)	943
2022	12,244,474	21,333,867	2,793,575	3,925,060	139.47	106.60	584	753
2021	10,794,495	6,373,916	2,480,792	1,992,573	101.26	139.20	149	680
2020	8,783,162	8,969,913	1,846,407	1,473,863	100.18	125.67	249	579
(1)	Amounts represent compensation actually paid to the Chief Executive Officer (referred to in this section as the PEO) and the average compensation actually paid to the remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs

2023	Andres A. Lopez	John A. Haudrich, Darrow A. Abrahams, Arnaud Aujouannet, Vitaliano Torno
2022	Andres A. Lopez	John A. Haudrich, Darrow A. Abrahams, Arnaud Aujouannet, Vitaliano Torno
2021	Andres A. Lopez	John A. Haudrich, Darrow A. Abrahams, Arnaud Aujouannet, Vitaliano Torno, Giancarlo Currarino
2020	Andres A. Lopez	John A. Haudrich, Arnaud Aujouannet, Vitaliano Torno, Giancarlo Currarino, Miguel I. Alvarez, Mary Beth Wilkinson

Compensation actually paid to the NEOs represents the “Total” compensation reported in the 2023 Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	Subtract amounts reported in the “Stock Awards” and “Option Awards” columns in the SCT for applicable FY	YE Value of Current Year Award Outstanding as of YE	Change in Value as of YE for Prior Year Awards Outstanding as of YE	Change in Value as of Vesting Date for Prior Year Awards That Vested During the Year	Value as of Prior YE for Prior Year Award Forfeited During the Year	Change in Actuarial Value of Pension Benefits During Year	Increase for Service Cost and, if applicable, Prior Service Cost for pension plans	Total Adjustments
CEO
2023	$(7,654,430)	$6,002,733	$1,789,675	$2,874,924	$-	$(383,892)	$-	$2,629,011

Avg. Other NEOs
2023	(1,107,767)	868,730	243,855	363,622	-	(326,185)	82,667	124,922

O-I GLASS, INC. 2024 PROXY STATEMENT	74

PAY VERSUS PERFORMANCE TABLE

(2)	For the relevant year, represents the cumulative TSR (the “Peer Group TSR”) of the following peer companies (which comprise a packaging group consisting of companies with lines of business or product end uses comparable to those of the Company for which market quotations are available): AptarGroup, Inc., Ardagh Group S.A., Ball Corp., Crown Holdings, Inc., O-I Glass, Inc., Sealed Air Corp., Silgan Holdings Inc., and Sonoco Products Co. TSR amounts reported in the graph (both for O-I’s TSR and for the Peer Group TSR) assume an initial fixed investment of $100 in the Company’s common stock or in the peer group, as applicable, for the period beginning on December 31, 2019 through the end of the relevant fiscal year, and that all dividends, if any, were reinvested.I

(3)	EBIT is a non-GAAP measure. See Appendix A for a calculation of this measure.

Narrative Disclosure to Pay Versus Performance Table

Relationship Between Financial Performance Measures

The graphs below compare the compensation actually paid to the Company’s PEO and the average of the compensation actually paid to the remaining NEOs, with (i) the Company’s cumulative TSR, (ii) its Peer Group TSR, (iii) its net income, and (iv) its EBIT, in each case, for the fiscal years ended December 31, 2020, 2021, 2022 and 2023.

O-I GLASS, INC. 2024 PROXY STATEMENT	75

PAY VERSUS PERFORMANCE TABLE

Pay Versus Performance Tabular List

Management believes the following performance measures represent the most important financial performance measures used by the Company to link compensation actually paid to its NEOs for the fiscal year ended December 31, 2023:

●	EBIT,
●	FCF,
●	ROIC,
●	EPS,
●	TSR, and
●	r-TSR

For additional details regarding the Company’s most important financial performance measures, please see the section titled “Compensation Program Overview” in the Company’s Compensation Discussion and Analysis (CD&A) elsewhere in this Proxy Statement.

O-I GLASS, INC. 2024 PROXY STATEMENT	76

Audit Committee Report

AUDIT COMMITTEE REPORT

As part of its ongoing activities, which are described under “Board and Committee Membership” (see page 23), the Audit Committee has:

●	discussed with the Company’s vice-president of internal audit and Ernst & Young LLP, the Company’s independent registered public accounting firm, the overall scope and plans for their respective audits;
●	reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements and the independent registered public accounting firm’s evaluation of the Company’s system of internal control over financial reporting contained in the Annual Report on Form 10-K for the year ended December 31, 2023;
●	discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission;
●	received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence;
●	discussed with the independent registered public accounting firm its independence from the Company and its management; and
●	met with the vice-president of internal audit and the independent registered public accounting firm, with and without management present, to discuss the above matters and the overall quality of the Company’s financial reporting.

On the basis of the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the Securities and Exchange Commission. Also, the Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024.

The Audit Committee also concluded that the independent registered public accounting firm’s provision of non-audit services to the Company and its affiliates as described in the following section is compatible with the independent registered public accounting firm’s independence.

John Humphrey, Chair
Samuel R. Chapin
Alan J. Murray

Hari N. Nair

O-I GLASS, INC. 2024 PROXY STATEMENT	77

Independent Registered Public Accounting Firm

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with the SEC’s auditor independence rules, the Audit Committee has adopted procedures for pre-approving all non-audit services performed by Ernst & Young LLP. Those procedures are set forth below under the heading “Pre-Approval of Independent Registered Public Accounting Firm Services.”

Fees Paid to Ernst & Young LLP

The Audit Committee is responsible for the audit fee negotiations associated with the Company’s retention of Ernst & Young LLP. The aggregate fees for professional services provided by Ernst & Young LLP to the Company in 2023 and 2022 for these various services were:

Type of Fees	2023	2022
	($ in millions)
Audit fees	$7.00	$6.60
Audit‑related fees	0.20	0.40
Tax fees	1.50	1.60
All other fees	—	—
Total	$8.70	$8.60

In the above table: (a) “audit fees” were for the audit and quarterly reviews of the consolidated accounts, audit of internal control over financial reporting and report on internal control over financial reporting required by Section 404 of the Sarbanes Oxley Act of 2002, statutory audits of international subsidiaries, audit procedures related to SEC filings and non SEC offerings, and other accounting consultations; (b) “audit-related fees” were for audits of employee benefit plans; and (c) “tax fees” were for tax return preparation, federal, state and local, and international tax planning, and advice related to tax impacts of legal restructurings. All fees for professional services by Ernst & Young LLP were approved in advance under the Board’s pre approval policy.

Pre-Approval of Independent Registered Public Accounting Firm Services

No services will be provided to the Company that are specifically prohibited by the Sarbanes-Oxley Act of 2002. Permitted services will be pre-approved by the Audit Committee as follows:

Statement of Principles

The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that they do not impair the firm’s independence from the Company. Unless a type of service has received pre-approval, it will require separate pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm. Any proposed services exceeding pre-approved cost levels will also require separate pre-approval by the Audit Committee.

A description of the audit, audit-related, tax, and all other services that have the pre-approval of the Audit Committee are found below. For non-audit services, Company management will submit to the Audit Committee for approval a list of non-audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. The term of any pre-approval is for 12 months, unless the Audit Committee considers a different period and states otherwise. The Audit Committee will from time to time review and, if necessary, revise the list of pre-approved services based on subsequent determinations.

O-I GLASS, INC. 2024 PROXY STATEMENT	78

Independent Registered Public Accounting Firm

Delegation

The Audit Committee may delegate either type of pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Audit Services

The annual audit services engagement terms and fees will be subject to separate pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other audit services, which are those services that only the independent registered public accounting firm reasonably can provide. Company management will submit to the Audit Committee for approval the list of Audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. All other audit services not pre-approved must be separately pre-approved by the Audit Committee.

Audit-Related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit of the Company’s financial statements and that are traditionally performed by the Company’s independent registered public accounting firm. The Audit Committee believes that the provision of audit-related services does not impair the independence of the firm and is consistent with the SEC’s rules on auditor independence.

Company management will submit to the Audit Committee for approval the list of audit-related services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. All other audit-related services must be separately pre-approved by the Audit Committee.

Tax Services

The Audit Committee believes that the independent registered public accounting firm can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing the firm’s independence.

Company management will submit to the Audit Committee for approval the list of tax services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. All tax services involving large and complex transactions not pre-approved must be separately pre-approved by the Audit Committee.

All Other Services

The Audit Committee will separately pre-approve those permissible non-audit services classified as “all other services” that it believes are routine and recurring services and would not impair the independence of the firm.

A list of the SEC’s prohibited non-audit services is set forth below. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

Pre-Approval Fee Levels or Budgeted Amounts

Pre-approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm will be established periodically by the Audit Committee. Any proposed services exceeding these levels or amounts will require separate pre-approval by the Audit Committee.

O-I GLASS, INC. 2024 PROXY STATEMENT	79

Independent Registered Public Accounting Firm

Procedures

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by the Chief Financial Officer or his designee and must include a statement as to whether the request or application is consistent with the SEC’s rules on auditor independence. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent registered public accounting firm pursuant to this policy.

Supporting Documentation

With respect to each proposed pre-approval service, the independent registered public accounting firm will provide to the Audit Committee, as requested, detailed back-up documentation regarding the specific services to be provided.

Prohibited Non-Audit Services

●	Bookkeeping or other services related to the accounting records or financial statements of the audit client
●	Financial information systems design and implementation
●	Appraisal or valuation services, fairness opinions or contribution-in-kind reports
●	Actuarial services
●	Internal audit outsourcing services
●	Management functions
●	Human resources
●	Broker-dealer, investment adviser or investment banking services
●	Legal services
●	Expert services unrelated to the audit

O-I GLASS, INC. 2024 PROXY STATEMENT	80

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

PROPOSAL 2: RATIFICATION OF appointment OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected and appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The Audit Committee of the Board is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s consolidated financial statements. In conjunction with the mandated rotation of Ernst & Young LLP’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of Ernst & Young LLP’s new lead engagement partner.

Although the Board is not required to submit the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm to share owners for ratification, the Board has elected to seek ratification by the share owners of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024. In the event the Company’s share owners do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider its use of Ernst & Young LLP.

A representative of Ernst & Young LLP is expected to attend the Annual Meeting virtually, and the representative will have an opportunity to make a statement if he or she so desires, and will also be available to respond to appropriate questions from share owners. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024.

O-I GLASS, INC. 2024 PROXY STATEMENT	81

Proposal 3: Advisory Vote To Approve Named Executive Officer Compensation for 2023

PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION FOR 2023

The Company is asking its share owners to provide advisory approval of the compensation of its NEOs, as described above under the heading “Executive Compensation.” While this vote is advisory, and not binding on the Company, it will provide information to the Compensation and Talent Development Committee regarding investor sentiment about the Company’s executive compensation philosophy, policies and practices, which the Compensation and Talent Development Committee will consider when determining executive compensation for the remainder of 2024 and beyond.

The Compensation and Talent Development Committee approves executive compensation programs that are designed to align executive pay with share owners’ interests as well as with the annual and long-term performance of the Company. This alignment is evidenced by our eligible NEOs earning a payout of 125.5% of target under the 2023 STI program. Management and the Committee believe this result is aligned with the underlying operating performance of the Company for 2023. This alignment is further evidenced by the NEOs earning 178.0% payout for the PSUs for the 2021-2023 performance period based on EPS and ROIC performance against the applicable performance metrics for the period, as well as the Company’s TSR of 38% for the three-year performance period, which was at the 59th percentile of the applicable peer group and resulted in the application of the r-TSR modifier of 1.07.

The Company believes that its executive compensation program strikes the appropriate balance between using responsible, measured pay practices and providing rewards that effectively attract and retain executives while motivating them to create value for the share owners. The rigor in the Company’s management processes, as well as the balance in rewards programs, are evidenced by the following:

●	A major portion of target compensation for each NEO is “at risk.”
●	Formal reviews are conducted annually of market survey data and proxy statement data for peer group companies, the results of which are used as input into NEO compensation decisions.
●	The relationship between executive pay and Company performance is analyzed annually to ensure alignment over time.
●	Regular “risk assessment” analyses are completed to evaluate the Company’s overall executive compensation practices and processes.
●	Annual and long-term incentives are based on a balance of financial metrics that are aligned with share owner value creation. The annual STI program measures EBIT and FCF, while the LTI program places a significant emphasis on Company performance and share owner value creation through PSUs. The PSUs measure ROIC and EPS, in each case over a three-year performance period with the ability to be “banked” based on performance year-over-year during the performance period. In addition, the Company applies r-TSR as a modifier to the PSU payout, further strengthening the program’s ties to share owners’ interests.
●	The Company develops challenging performance standards for the annual and long-term incentives. Payouts against performance standards are formulaic and have resulted in no award when performance is not up to minimum thresholds and larger awards when performance exceeds expectations.
●	Individual performance and rewards are differentiated based on business unit results and/or specific contributions by the executive.
●	The Company’s senior executives have stock ownership and share retention guidelines that promote alignment with share owners.

O-I GLASS, INC. 2024 PROXY STATEMENT	82

Proposal 3: Advisory Vote To Approve Named Executive Officer Compensation for 2023

The Board strongly endorses the Company’s executive compensation program and recommends that the share owners vote in favor of the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers for 2023, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Because the vote is advisory, it will not be binding on the Board or the Compensation and Talent Development Committee, and neither the Board nor the Compensation and Talent Development Committee will be required to take any action as a result of the outcome of the vote on this proposal. However, the Compensation and Talent Development Committee will carefully consider the outcome of the vote when determining future executive compensation arrangements. The next such advisory vote to approve NEO compensation is expected to occur at the 2025 annual meeting of share owners.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS FOR 2023.

O-I GLASS, INC. 2024 PROXY STATEMENT	83

Security Ownership Of Certain Beneficial Owners And Management

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 18, 2024 (except as otherwise noted in the footnotes below) by each beneficial owner of more than 5% of the outstanding Common Stock known to the Company, each of the Company’s directors, director nominees, and NEOs, and all directors and executive officers as a group. Unless otherwise noted below, the address of the persons and entities listed on the table is c/o O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

	Amount and
	Nature of Beneficial
Name and Address of Beneficial Owner	Ownership(1)	Percentage
BlackRock, Inc.(2)	24,988,496	16.1%
50 Hudson Yards
New York, NY 10001
FMR LLC(3)	17,390,515	11.2%
245 Summer Street
Boston, MA 02210
The Vanguard Group, Inc.(4)	19,140,439	12.3%
100 Vanguard Blvd
Malvern, PA 19355
Darrow A. Abrahams(6)(7)	89,076	*
Arnaud Aujouannet(6)	84,436	*
Samuel R. Chapin(6)	44,798	*
David V. Clark, II(6)	17,485	*
Gordon Hardie(6)	75,995	*
John A. Haudrich(7)	267,611	*
John Humphrey(6)	58,294	*
Andres A. Lopez (5)(6)(7)	1,128,465	*
Alan J. Murray(6)	72,595	*
Hari N. Nair(6)	77,419	*
Catherine I. Slater(6)	44,798	*
Vitaliano Torno(5)(6)	216,744	*
John H. Walker(6)	61,998	*
Carol A. Williams(6)	86,005	*
Eric J. Foss	—
Cheri Phyfer	—
All directors and executive officers as a group (16 persons)(5)(6)(7)	2,325,719	*

*       Indicates less than one percent (1%) ownership.

(1)	For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date if such person has the right to acquire such shares within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security that such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2)	The Schedule 13G/A filed with the SEC by BlackRock, Inc. (“BlackRock”) on January 22, 2024 indicated that BlackRock is the beneficial owner of 24,988,496 shares of Common Stock, with the sole power to vote or to direct the vote on 24,723,111 shares and the sole power to dispose or to direct the disposition of 24,988,496 shares.
(3)	The Schedule 13G/A filed with the SEC by FRM LLC on February 9, 2024 indicated that FMR LLC is the beneficial owner of 17,390,515 shares of Common Stock, with the sole power to vote or to direct the vote on 17,288,573 shares and the sole power to dispose or to direct the disposition of 17,390,515 shares.
(4)	The Schedule 13G/A filed with the SEC by The Vanguard Group, Inc. (“Vanguard”) on February 13, 2024 indicated that Vanguard is the beneficial owner of 19,140,439 shares of Common Stock, with the shared power to vote or to direct the vote on 267,594 shares, the sole power to dispose or to direct the disposition of 18,712,005 shares and the shared power to dispose or to direct the disposition of 428,434 shares.

O-I GLASS, INC. 2024 PROXY STATEMENT	84

Security Ownership Of Certain Beneficial Owners And Management

(5)	The number of shares shown as beneficially owned includes the following number of shares of unvested restricted stock over which the following persons or group had voting, but not investment, power as of March 18, 2024:

Restricted
Name	Stock
Andres A. Lopez	1,000
Vitaliano Torno	7,000
All directors and executive officers as a group	8,000
(6)	The number of shares shown as beneficially owned includes the following number of unvested RSUs that will vest within 60 days of March 18, 2024:

Restricted
Name	Stock Unit
Samuel R. Chapin	6,683
David V. Clark, II	6,683
Gordon J. Hardie	6,683
John Humphrey	6,683
Alan J. Murray	6,683
Hari Nair	6,683
Catherine I. Slater	6,683
John H. Walker	6,683
Carol A. Williams	6,683
All directors and executive officers as a group	60,147
(7)	The table includes the number of shares of Common Stock that Messrs. Abrahams, Haudrich, and Lopez and all directors and executive officers as a group held in the Stock Purchase and Savings Program.

O-I GLASS, INC. 2024 PROXY STATEMENT	85

2025 Annual Meeting of Share Owners

2025 ANNUAL MEETING OF SHARE OWNERS

A share owner desiring to submit a proposal for inclusion in the Company’s Proxy Statement for the 2025 Annual Meeting may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act. Any such proposal must be received by the Company no later than December 6, 2024. The Company requests that all such proposals be addressed to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999, and be mailed by certified mail, return receipt requested.

Share owners wishing to submit proposals or director nominations outside the procedures prescribed in Rule 14a-8 of the Exchange Act must give timely notice thereof in writing to the Corporate Secretary and follow the procedures contained in the Company’s By-Laws. To be timely, a share owner’s proposal or nomination must be received by the Company no earlier than January 15, 2025 and no later than February 14, 2025, and must otherwise satisfy the requirements of the Company’s By-Laws as then in effect. If the date of the 2025 Annual Meeting is more than 30 days before or more than 60 days after the one-year anniversary of the 2024 Annual Meeting, a share owner’s proposal or nomination must be received by the Company not less than 90 days prior to the date of the 2025 Annual Meeting or, if later, not less than 10 days following the day on which public disclosure of the date of the 2025 Annual Meeting was first made.

In addition to satisfying the foregoing requirements under our By-Laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on the Company’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by the Company. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect the Company’s business, particularly those mentioned in the risk factors in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and in the Company’s quarterly reports on Form 10-Q. Additionally, certain disclosures in this Proxy Statement or other locations, such as our corporate website, regarding ESG matters are informed by various standards and the interests of various stakeholders. As such, such information may not be material for purposes of federal securities laws. ESG information is also often reliant on third-party information or methodologies that are subject to evolving expectations and best practices, and our approach to and discussion of these matters may continue to evolve as well. For example, our disclosures may change due to revisions in framework requirements, availability of information, changes in our business or applicable governmental policies, or other factors, some of which may be beyond our control.

O-I GLASS, INC. 2024 PROXY STATEMENT	86

Proxy Solicitation

PROXY SOLICITATION

The Company will pay the cost of preparing and mailing this Proxy Statement and other costs of the proxy solicitation made by the Board. Certain of the Company’s officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board’s recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview, telephone and telegram. Arrangements have also been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of Common Stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.

The Company has made this Proxy Statement and the Company’s 2023 Annual Report to share owners available to each share owner entitled to vote at the Annual Meeting. These materials may be accessed on the Internet at www.proxyvote.com. Included in the Annual Report to share owners are the Company’s consolidated financial statements for the year ended December 31, 2023.

A copy of the Company’s Annual Report on Form 10-K, including the financial statement schedules, as filed with the SEC, may be obtained without charge by sending a written request therefor to O-I Glass, Inc., Investor Relations, One Michael Owens Way, Perrysburg, Ohio 43551-2999. The Annual Report on Form 10-K is also available without charge on the Company’s website at www.o-i.com.

April 5, 2024

Perrysburg, Ohio

O-I GLASS, INC. 2024 PROXY STATEMENT	87

General Information About The Meeting

GENERAL INFORMATION ABOUT THE MEETING

The Annual Meeting of the share owners of O-I Glass, Inc. will be held on Wednesday, May 15, 2024, at 9:00 a.m. EDT, solely by means of remote communication, in a virtual only format. You will not be able to attend the Annual Meeting in person. You can attend the Annual Meeting at the meeting time by visiting www.virtualshareholdermeeting.com/OI2024 and entering the 16-digit control number found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”). The Annual Meeting will begin promptly at 9:00 a.m. EDT. Online check-in will begin at 8:45 a.m. EDT, and you should allow ample time for the online check-in procedures.

Attendance at the virtual Annual Meeting will provide you with the same rights to participate as you would have at an in-person meeting. This approach also aligns with the Company’s broader sustainability goals. Once admitted to the Annual Meeting, you may submit questions, vote or view the Company’s list of share owners by following the instructions that will be available on the meeting website. During the Annual Meeting, share owners will: (1) vote to elect 10 directors, each to serve a term of one year; (2) consider the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024; and (3) participate in an advisory vote to approve named executive officer compensation for 2023.

This Proxy Statement has been prepared in connection with the solicitation by the Board of proxies for the Annual Meeting and provides information concerning the persons nominated by the Board for election as directors, and other information relevant to the Annual Meeting. The Company intends to commence distribution of this Proxy Statement and the accompanying proxy card on or about April 5, 2024.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHARE OWNERS TO BE HELD ON MAY 15, 2024

The Securities and Exchange Commission (“SEC”) has adopted a “Notice and Access” rule that allows companies to deliver a Notice of Internet Availability to share owners in lieu of a paper copy of the proxy statement and related materials and the Company’s 2023 Annual Report to share owners. The Notice of Internet Availability provides instructions on how share owners can access the proxy materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions on how shares can be voted. Shares must be voted either by telephone, on the Internet or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the proxy materials are set forth on the Notice of Internet Availability.

The Notice of Annual Meeting and Proxy Statement and the Company’s 2023 Annual Report to share owners are available at www.proxyvote.com. You will need your assigned control number to vote your shares. Your control number can be found on your proxy card.

Who May Vote

You will be entitled to vote online during the Annual Meeting if you are a share owner of record as of the close of business on March 18, 2024 (the “record date”). Share owners who hold their shares beneficially in street name through a nominee (such as a bank or broker) may also vote online during the Annual meeting. At the close of business on the record date, 155,686,257 shares of the Company’s common stock, par value $.01 per share (“Common Stock”), were outstanding. Each share of Common Stock entitles the holder of record to one vote on all matters to be voted upon at the Annual Meeting. Shares of Common Stock held by the trustee under the Company’s 401(k) plans must be voted by the trustee in accordance with written instructions from participants in such plan or, as to those shares for which no instructions are received, in a uniform manner as a single block in accordance with the instructions received with respect to the majority of shares for which instructions were received from participants.

O-I GLASS, INC. 2024 PROXY STATEMENT	88

General Information About The Meeting

How to Vote

If shares are owned of record in the share owner’s name, the share owner may cause these shares to be voted at the Annual Meeting in one of four ways.

Internet	Phone	Mail	During the Meeting
Visit www.proxyvote.com. Be sure to have the control number found on the proxy card, follow the voting instructions and confirm that your votes have been accurately recorded.	Call the toll-free number (for residents of the U.S. and Canada) listed on the proxy card. You must enter the control number listed on the proxy card and follow the instructions.	Send your completed and signed proxy card promptly in the enclosed envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.	Follow the instructions contained in this Proxy Statement to virtually attend the Annual Meeting and vote your shares during the Annual Meeting.

Deadline

The deadline for submitting a proxy by internet or telephone is 11:59 p.m., EDT, on May 14, 2024 (or 11:59 p.m., EDT, on May 12, 2024 if shares are held in the Owens-Illinois, Inc. Stock Purchase and Savings Program or the Owens-Illinois, Inc. Long-Term Savings Plan). If a proxy is submitted by internet or telephone, the share owner does not need to return the proxy card. If the share owner chooses to submit its proxy by mail, the deadline for Broadridge to receive and count a proxy by mail is 11:59 p.m., EDT, on May 14, 2024 (or 11:59 p.m., EDT, on May 12, 2024 if shares are held in the Owens-Illinois, Inc. Stock Purchase and Savings Program or the Owens-Illinois, Inc. Long-Term Savings Plan).

Householding

To reduce costs and the environmental impact of the Company’s Annual Meeting, a single copy of the Proxy Statement and 2023 Annual Report to Share Owners will be delivered to two or more share owners who share an address, unless contrary instructions have been received from an affected share owner, a practice commonly referred to as “householding.” The Company will promptly deliver, upon written or oral request, individual copies of the proxy materials to any share owner at the shared address to which single copies of those documents were delivered. To make such a request, please contact Broadridge Householding Department by phone at 1-866-540-7095 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are a share owner of record and would like to enroll in this householding service or would like to receive individual copies of future proxy materials, please contact Broadridge Householding Department by phone at 1-866-540-7095 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Share owners who hold their shares beneficially in street name should contact their bank, broker or other holder of record to request information about householding.

Further Instructions Regarding “How to Vote”

The telephonic and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures allow share owners to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.

Share owners who hold their shares beneficially in street name through a nominee (such as a bank or broker) may be able to submit their proxy by telephone or the Internet as well as by mail. The share owner should follow the instructions received from the nominee to vote these shares. Share owners who hold their shares beneficially in street name can also choose to vote online during the Annual Meeting.

The proxy card lists each person nominated by the Board for election as a director. Proxies duly executed and received in time for the meeting will be voted in accordance with share owners’ instructions. If no instructions are given, proxies will be voted to (a) elect each of the 10 nominated directors of the Company for a term of one year to expire at the Annual Meeting in 2025; (b) ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024; (c) approve, on an advisory basis, the compensation of the Company’s named executive officers

O-I GLASS, INC. 2024 PROXY STATEMENT	89

General Information About The Meeting

for 2023; and (d) in the discretion of the proxy holders as to any other business that may properly come before the meeting.

Revocability of Proxies

Any proxy solicited hereby may be revoked by the person or persons giving it at any time before it has been exercised at the Annual Meeting by (a) giving notice of revocation to the Company in writing addressed to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999; (b) submitting a later dated proxy; or (c) voting online during the Annual Meeting.

Vote Required to Approve Matters

There must be a quorum for the transaction of business at the meeting. A majority in voting power of the Common Stock issued and outstanding and entitled to vote at the meeting, the holders of which are present virtually or represented by proxy, shall constitute a quorum. If you submit a properly executed proxy card or a telephonic or Internet proxy, or you are present at the meeting virtually, even if you abstain from voting, your shares will be considered part of the quorum. Broker non-votes (shares held by a broker or nominee that are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on certain proposals) are included in determining the presence of a quorum.

Proposal One. Each director to be elected by the share owners of the Company shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote thereon. For purposes of electing directors, a “majority of the votes cast” means that the number of votes cast “for” a candidate for director exceeds the number of votes cast “against” that director (with “abstentions” and “broker non-votes” not counted as votes cast as either “for” or “against” such director’s election). The Board has established procedures under which any director who is not elected shall offer to tender his or her resignation to the Board.

Proposal Two. The affirmative vote of the holders of a majority in voting power of the Common Stock present virtually or represented by proxy and entitled to vote thereon is required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024. Abstentions will have the same effect as votes “against” this proposal. “Broker non-votes” are not expected for this proposal, as NYSE rules allow brokers or nominees to exercise discretionary voting authority on this “routine” proposal.

Proposal Three. The affirmative vote of the holders of a majority in voting power of the Common Stock present virtually or represented by proxy and entitled to vote thereon is required for the advisory vote to approve named executive officer compensation for 2023. Abstentions will have the same effect as votes “against” this proposal, and “broker non-votes” will not be counted in determining whether this proposal has been approved.

Other Matters

Management of the Company does not know of any matter that will be presented for action at the 2024 Annual Meeting other than as described in this Proxy Statement. However, if any other matter should properly be brought to a vote at the meeting, or any adjournment or postponement thereof, all shares covered by proxies solicited hereby will be voted with respect to such matter in accordance with the proxy holders’ discretion.

O-I GLASS, INC. 2024 PROXY STATEMENT	90

Appendix A

APPENDIX A

Calculation of Target Measures

The Company’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company has also provided certain non-GAAP financial measures, as described below, which were considered by the Compensation and Talent Development Committee as part of its short-term and long-term incentive compensation decisions. Management believes that its presentation and use of certain non-GAAP financial measures, including earnings before interest and taxes, free cash flow, adjusted net earnings, adjusted net earnings per share, return on invested capital and average return on invested capital provides relevant and useful supplemental financial information, which is widely used by analysts and investors as well as by the Compensation and Talent Development Committee as part of its incentive compensation decisions. These non-GAAP measures are calculated from the most directly comparable GAAP measures and should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures. Management uses these non-GAAP measures principally for internal reporting, forecasting, budgeting and incentive compensation. Management believes that the non-GAAP presentation allows the Board, management, investors and analysts to better understand the Company’s financial performance in relation to core operating results and business outlook. The Company’s method of determining non-GAAP financial measures may differ from other companies’ methods and therefore may not be comparable to those used by other companies.

Consolidated earnings before net interest expense and provision from income taxes, excludes items management considers not representative of ongoing operations, because such items are not reflective of the Company’s principal business activity, which is glass container production, as well as foreign exchange currency impacts and excludes the impact of acquisitions and divestitures that were not included in the Company’s budget and that occurred during the performance period. Management uses earnings before interest and taxes to evaluate its period-over-period operating performance because it believes this provides a useful supplemental measure of the results of operations of its principal business activity by excluding items that are not reflective of such operations. For certain incentive compensation decisions, management may also use earnings before interest and taxes for a particular geographic region.

Free cash flow relates to cash provided by operating activities less cash payments for property, plant and equipment, adjusted for changes in foreign currency exchange rates and for payments made beyond the Company’s annual statutory requirement for pensions that were not included in the Company’s budget. Free cash flow does not conform to GAAP. It should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the comparability of cash flows.

Adjusted net earnings relates to net earnings from continuing operations attributable to the Company, exclusive of items management considers not representative of ongoing operations, because such items are not reflective of the Company’s principal business activity. Adjusted net earnings are divided by adjusted weighted average shares outstanding (diluted) to derive adjusted net earnings per share. Management uses adjusted net earnings and adjusted net earnings per share to evaluate its period-over-period operating performance because it believes this provides a useful supplemental measure of the results of operations of its principal business activity by excluding items that are not reflective of such operations.

Return on invested capital relates to earnings before interest and taxes, not adjusted for foreign exchange, multiplied by one minus the Company’s tax rate (excluding items that management considers not representative of ongoing operations), divided by the sum of total debt and total share owners’ equity. For the three-year performance period, the Compensation and Talent Development Committee elected to hold the pension/retiree portion of Accumulated Other Comprehensive Income constant. Return on invested capital is not a measure of financial performance under GAAP and should be considered in addition to, and not as a substitute for, return on assets, net earnings, total assets or other financial measures prepared in accordance with GAAP.

O-I GLASS, INC. 2024 PROXY STATEMENT	A-1

Appendix A

Calculation of Earnings Before Interest and Taxes (EBIT)

	Year ended	Year ended
	December 31,	December 31,
(Dollars in millions)	2023	2022
Earnings before income taxes	$67	$805
Interest expense, net	342	239
Items management considers not representative of ongoing operations	560	(316)
Changes in foreign currency exchange rates	(26)	25
EBIT	$943	$753

Calculation of Free Cash Flow (FCF)

Year ended
December 31,
(Dollars in millions)	2023
Cash provided by operating activities	$818
Cash payments for property, plant and equipment—continuing operations	(688)
Changes in foreign currency exchange rates	(7)
FCF	$123

Calculation of Adjusted Earnings Per Share (EPS)

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
(Dollars in millions, except per share amounts)	2023	2022	2021
Net earnings (loss) attributable to the Company	$(103)	$584	$142
Adjustments: Items that management considers not representative of ongoing operations	594	(218)	152
Adjusted net earnings	$491	$366	$294

Shares outstanding (millions)	155	159	160
Add: Impact for diluted shares (1)	4
Adjusted diluted shares outstanding (millions)	159	159	160

Earnings (loss) per share attributable to the Company (diluted)	$(0.67)	$3.67	$0.88
Adjusted Net Earnings Per Share	$3.09	$2.30	$1.83
(1)	For purposes of computing adjusted net earnings per share, the diluted average shares are 159 million for the year ended December 31, 2023.

O-I GLASS, INC. 2024 PROXY STATEMENT	A-2

Appendix A

Calculation of Return on Invested Capital (ROIC)

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
(Dollars in millions)	2023	2022	2021
Earnings before income taxes	$67	$805	$332
Interest expense, net	342	239	216
Items management considers not representative of ongoing operations	560	(316)	108
Less: Income tax impact (1)	(230)	(191)	(196)
	$739	$537	$460

Consolidated debt	$4,946	$4,716	$4,825
Less: Accumulated other comprehensive income (2)	(1,975)	(2,259)	(2,294)
Add: Other share owner’s equity (3)	3,769	3,389	2,799
	$6,740	$5,846	$5,330
ROIC	10.97%	9.19%	8.64%
(1)	Represents EBIT not adjusted for foreign exchange multiplied by one minus the Company’s tax rate (excluding items that management considers not representative of ongoing operations).
(2)	For each of the three-year performance periods, the Compensation and Talent Development Committee elected to hold constant the pension and retiree medical portion of Accumulated Other Comprehensive Income as of December 31, 2020.
(3)	Total share owner’s equity less Accumulated Other Comprehensive Income for the years ended December 31, 2023, 2022 and 2021. For 2023, the Company recorded a $445 million goodwill impairment charge. This charge has been added back to share owner’s equity for purposes of computing ROIC for the year ended December 31, 2023.

O-I GLASS, INC. 2024 PROXY STATEMENT	A-3

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V36087-P02569 For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! O-I GLASS, INC. ONE MICHAEL OWENS WAY PERRYSBURG, OH 43551 The Board of Directors recommends you vote FOR each of the following nominees: 1a. Samuel R. Chapin 1f. Alan J. Murray 1i. Catherine I. Slater 1h. Cheri Phyfer 1b. David V. Clark, II 1d. Gordon J. Hardie 1c. Eric J. Foss 1e. John Humphrey 1g. Hari N. Nair 1j. Carol A. Williams 1. Election of Directors Nominees: 2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2024. 3. To approve, by advisory vote, the Company's named executive officer compensation. The Board of Directors recommends you vote FOR proposals 2, and 3: NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, administrator, executor, guardian or trustee, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. O-I GLASS, INC. ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 14, 2024 for shares held directly and by 11:59 P.M. Eastern Time on May 12, 2024 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/OI2024 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 14, 2024 for shares held directly and by 11:59 P.M. Eastern Time on May 12, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V36088-P02569 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. O-I GLASS, INC. Annual Meeting of Share Owners May 15, 2024 9:00 AM EDT This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoint(s) Darrow A. Abrahams and John A. Haudrich and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side hereof, all shares of common stock of O-I Glass, Inc. held of record by the undersigned on March 18, 2024, at the Annual Meeting of Share Owners to be held on May 15, 2024, or at any adjournment(s) or postponement(s) thereof. The undersigned also provides directions to John Hancock Trust Company, as Trustee, to vote all shares of common stock of O-I Glass, Inc. allocated to the account(s) of the undersigned as of March 18, 2024, in the Owens-Illinois, Inc. Stock Purchase and Savings Program or the Owens-Illinois, Inc. Long-Term Savings Plan (the "Plans"), at the aforesaid Annual Meeting or any adjournment(s) or postponement(s) thereof, as specified on the reverse side of this card. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Share Owner. If no direction is made: This proxy will be voted FOR the election of each of the director nominees, FOR Proposal 2, and FOR Proposal 3. John Hancock Trust Company, as Trustee, will vote all such shares allocated to the Plan account(s) of the undersigned on all proposals in accordance with the majority of Plan shares for which voting instructions are received. PLEASE EXECUTE THIS PROXY WHETHER OR NOT YOU PLAN TO ATTEND, AND RETURN THE PROXY PROMPTLY IN THE ENVELOPE PROVIDED SO THAT STOCK HELD WILL BE REPRESENTED IN ALL EVENTS AND SO THAT WE MAY HAVE A QUORUM. PLEASE SIGN YOUR NAME ON THE REVERSE SIDE. WHEN SIGNING AS ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE GIVE FULL TITLE AS SUCH. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. Continued and to be signed on reverse side